                                                                   EXHIBIT 10.12

                                                                [EXECUTION COPY]





                                   $35,000,000

                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

                          Dated as of December 14, 2000

                                      among

                   AMERICAN ARCHITECTURAL PRODUCTS CORPORATION

                                       and

                              THE OTHER BORROWERS,

                                  AS BORROWERS,
                                  ------------

                    THE FINANCIAL INSTITUTIONS PARTY HERETO,

                                   AS LENDERS,
                                   ----------

                                       and

                      THE CIT GROUP/BUSINESS CREDIT, INC.,

                                    AS AGENT.
                                    --------

                               TABLE OF CONTENTS


                                                                           Page

  ARTICLE 1.  Definitions; Construction........................................2
     1.01.    Certain Definitions..............................................2
     1.02.    Construction....................................................28
     1.03.    Accounting Principles...........................................29
  ARTICLE 2   The Loans.......................................................29
     2.01.    Term Loan and Revolving Loans...................................29
     2.02.    Notes...........................................................30
     2.03.    Notice of Borrowing:  Makings of Loans..........................30
     2.04.    Reduction of Commitments; Mandatory Prepayment;
                Optional Prepayment...........................................34
     2.05.    LIBOR Processing Fee............................................35
     2.06.    Certain Notices.................................................35
     2.07.    Interest........................................................36
     2.08.    Amortization....................................................37
     2.09.    Payments........................................................37
     2.10.    Use of Proceeds.................................................41
     2.11.    Reserve Requirements; Capital Adequacy Circumstances............41
     2.12.    Indemnity.......................................................42
     2.13.    Sharing of Setoffs..............................................43
     2.14.    Taxes...........................................................43
  ARTICLE 3.  Letters of Credit...............................................45
     3.01.    Letters of Credit...............................................45
     3.02.    Participations..................................................49
  ARTICLE 4.  Borrowing Base..................................................50
     4.01.    Condition of Lending and Assisting in Establishing or Opening
                Letters of Credit.............................................50
     4.02.    Mandatory Prepayment............................................50
     4.03.    Rights and Obligations Unconditional............................50
     4.04.    Borrowing Base Certificate......................................50
     4.05.    General Provisions..............................................51
  ARTICLE 5.  Conditions of Effectiveness, Letter of Credit Issuance and
                Lending.......................................................51
     5.01.    Conditions Precedent to Effectiveness...........................51
     5.02.    Conditions Precedent to Loans and Letters of Credit.............56
     5.03.     Conditions Precedent to Subsequent Term Loans..................57
  ARTICLE 6.  Representations and Warranties..................................58
     6.01.    Organization, Good Standing, Etc................................58
     6.02.    Authorization, Etc..............................................58
     6.03.    Governmental Approvals..........................................58
     6.04.    Enforceability of Loan Documents................................58
     6.05.    Subsidiaries....................................................59
     6.06.    Litigation......................................................59

     6.07.    Financial Condition.............................................59
     6.08.    Compliance with Law, Etc........................................59
     6.09.    ERISA...........................................................59
     6.10.    Taxes, Etc......................................................61
     6.11.    Regulation T, U or X............................................61
     6.12.    Nature of Business..............................................61
     6.13.    Adverse Agreements, Etc.........................................61
     6.14.    Holding Company and Investment Company Acts.....................61
     6.15.    Permits, Etc....................................................62
     6.16.    Priority, Title.................................................62
     6.17.    Full Disclosure.................................................62
     6.18.    Operating Lease Obligations.....................................62
     6.19.    Environmental Matters...........................................62
     6.20.    Insurance.......................................................63
     6.21.    Security Documents..............................................63
     6.22.    Financial Accounting, Practices, Etc............................63
     6.23.    No Material Adverse Change......................................64
     6.24.    Real Estate, Lease..............................................64
     6.25.    Location of Bank Accounts.......................................66
     6.26.    Outstanding Debt, No Event of Default or Potential
                Default.......................................................66
     6.27.    Capitalized Leases..............................................66
     6.28.    Tradenames......................................................67
     6.29.    Inventory.......................................................67
     6.30.    Intellectual Property...........................................67
     6.31.    Material Contracts..............................................67
     6.32.    Labor Relations, Collective Bargaining Agreements...............67
     6.33.    Accounts........................................................68
     6.34.    Building Equipment..............................................68
     6.35.    Other Property..................................................68
     6.36.    Appointment of Trustee or Examiner, Liquidation.................68
     6.37.    Broker's or Finder's Commissions................................68
  ARTICLE 7.  Affirmative Covenants...........................................69
     7.01.    Reporting, Requirements.........................................69
     7.02.    Compliance with Laws, Etc.......................................73
     7.03.    Preservation of Existence, Etc..................................74
     7.04.    Keeping of Records and Books of Account.........................74
     7.05.    Inspection Rights...............................................74
     7.06.    Maintenance of Properties, Etc..................................74
     7.07.    Maintenance of Insurance........................................74
     7.08.    Environmental...................................................75
     7.09.    Further Assurances..............................................76
     7.10.    Borrowing Base..................................................76
     7.11.    Collateral; Collateral Records..................................76
     7.12.    Financial Accounting Practices, Etc.............................77
     7.13.    Lock Box Accounts...............................................77

     7.14.    Additional Subsidiaries.........................................78
     7.15.    ERISA...........................................................78
     7.16.    Liens...........................................................78
     7.17.    Administrative Priority.........................................79
     7.18.    Periodic Appraisals.............................................80
     7.19.    Retention of Bankruptcy Consultant..............................80
     7.20.    Real Property...................................................80
     7.21.    Operation of Business...........................................81
  ARTICLE 8.  Negative Covenants..............................................82
     8.01.    Liens, Etc......................................................82
     8.02.    Indebtedness....................................................83
     8.03.    Guaranties, Etc.................................................83
     8.04.    Merger, Consolidation, Sale of Assets, Etc......................83
     8.05.    Change in Nature of Business....................................84
     8.06.    Loans, Advances and Investments, Etc............................84
     8.07.    Restricted Junior Payments......................................84
     8.08.    Federal Reserve Regulations.....................................84
     8.09.    Transactions with Affiliates....................................84
     8.10.    Environmental...................................................84
     8.11.    ERISA...........................................................85
     8.12.    Interim Financing Order; Final Financing Order; A Expense
                 Priority; Lien Priority; Payments............................85
     8.13.    Capital Expenditures............................................86
     8.14.    Minimum EBITDA..................................................86
     8.15.    Fixed Charge Coverage Ratio.....................................87
  ARTICLE 9.  Defaults........................................................87
     9.01.    Events of Default...............................................87
     9.02.    Consequences of an Event of Default.............................90
     9.03.    Application of Payments.........................................91
     9.04.    Certain Remedies................................................91
     9.05.    Commercial Reasonableness.......................................91
  ARTICLE 10.  Miscellaneous..................................................91
     10.01.   Holidays........................................................91
     10.02.   Records.........................................................91
     10.03.   Amendments and Waivers..........................................92
     10.04.   No Implied Waiver; Cumulative Remedies..........................93
     10.05.   Notices.........................................................93
     10.06.   Expenses; Attorneys' Fees; Indemnification......................94
     10.07.   Application.....................................................95
     10.08.   Severability....................................................95
     10.09.   Governing Law...................................................95
     10.10.   Prior Understandings............................................95
     10.11.   Duration; Survival..............................................95
     10.12.   Counterparts....................................................96
     10.13.   Assignments; Participations.....................................96

     10.14.   Successors and Assigns..........................................98
     10.15.   Waiver of Jury Trial............................................98
     10.16.   Right of Setoff.................................................98
     10.17.   Headings........................................................98
     10.18.   Joint and Several...............................................99
     10.19.   Consent to Jurisdiction.........................................99
     10.20.   Termination.....................................................99
     10.21.   Confidentiality................................................100
     10.22.   Waiver of Certain Claims.......................................100
  ARTICLE 11.  The Agent.....................................................100
     11.01.   Appointment....................................................101
     11.02.   Nature of Duties...............................................101
     11.03.   Rights, Exculpation, Etc.......................................102
     11.04.   Reliance.......................................................103
     11.05.   Indemnification................................................103
     11.06.   CIT Individually...............................................103
     11.07.   Successor Agent................................................104
     11.08.   Agent Advances.................................................104
     11.09.   Collateral Matters.............................................104
ARTICLE 12.  Guaranty........................................................105
     12.01.   Guaranty.......................................................105
     12.02.   No Impairment of Guaranty......................................106
     12.03    Waiver of Subrogation..........................................107

                                    EXHIBITS

Exhibit A-1         -    Form of Revolving Credit Note
Exhibit A-2         -    Form of Term Loan Note
Exhibit B- 1        -    Form of Security Agreement
Exhibit B-2         -    Form of Security Agreement and Mortgage -
                           Intellectual Property
Exhibit C           -    Form of Borrowing Base Certificate
Exhibit D           -    Form of Assignment and Acceptance
Exhibit E           -    Form of Notice of Borrowing
Exhibit F           -    Form of Interim Financing Order
Exhibit G           -    Form of Pledge Agreement
Exhibit H           -    Form of Mortgage
Exhibit I           -    Form of Lock Box Agreement
Exhibit J-1         -    Form of Landlord Waiver
Exhibit J-2         -    Form of Bailee Waiver



                                  SCHEDULES

Schedule 1.01(A)    -    Inventory Locations
Schedule 1.01(B)    -    Revolving Credit Commitment Amount
Schedule 1.01(C)    -    Term Loan Commitment
Schedule 6.05       -    Description of Borrowers and Subsidiaries
Schedule 6.06       -    Litigation
Schedule 6.09       -    Plans
Schedule 6. 10      -    Taxes
Schedule 6.18       -    Operating Lease Obligations
Schedule 6.19       -    Environmental Matters
Schedule 6.20       -    Insurance
Schedule 6.24       -    Real Property Owned and Leased
Schedule 6.25       -    Location of Bank Accounts
Schedule 6.27       -    Capital Lease Obligations
Schedule 6.28       -    Tradenames
Schedule 6.30       -    Intellectual Property
Schedule 6.31       -    Material Contracts
Schedule 6.33       -    Location of Books and Records
Schedule 6.34       -    Building Equipment
Schedule 6.35       -    Other Property
Schedule 7.13       -    Lock Box Accounts
Schedule 7.20       -    Premises Subject to Last Owners and Lien Search
Schedule 8.01       -    Existing Liens
Schedule 8.02       -    Prepetition Indebtedness
Schedule 8.03       -    Guarantees

Schedule 8.06       -    Investments
Schedule 8.09       -    Transactions with Affiliates

                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

THIS REVOLVING CREDIT AND TERM LOAN AGREEMENT, dated as of December 14, 2000, among AMERICAN ARCHITECTURAL PRODUCTS CORPORATION, a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (as hereinafter defined) ("PARENT"), AAPC ONE ACQUISITION CORPORATION, a Delaware corporation and a debtor and debtor-in possession under chapter 11 of the Bankruptcy Code ("AAPC1"), AAPC TWO ACQUISITION CORPORATION, a Delaware corporation and a debtor and debtor-in possession under chapter 11 of the Bankruptcy Code ("AAPC2"), AAPC THREE ACQUISITION CORPORATION, a Delaware corporation and a debtor and debtor-in possession under chapter 11 of the Bankruptcy Code ("AAPC3"), AAPC FOUR ACQUISITION CORPORATION, a Delaware corporation and a debtor and debtor-in possession under chapter 11 of the Bankruptcy Code ("AAPC4"), AAPC FIVE ACQUISITION CORPORATION, a Delaware corporation and a debtor and debtor-in possession under chapter 11 of the Bankruptcy Code ("AAPC5"), AAPC SIX ACQUISITION CORPORATION, a Delaware corporation and a debtor and debtor-in possession under chapter 11 of the Bankruptcy Code ("AAPC6"), AMERICAN GLASSMITH, INC., a Delaware corporation and a debtor and debtor-in possession under chapter 11 of the Bankruptcy Code ("AGI"), AMERICAN WEATHER-SEAL COMPANY, a Delaware corporation and a debtor and debtor-in possession under chapter 11 of the Bankruptcy Code ("AWSC"), BINNINGS BUILDING PRODUCTS, INC., a Delaware corporation and a debtor and debtor-in possession under chapter 11 of the Bankruptcy Code ("BBPI"), DANVID WINDOW COMPANY, a Delaware corporation and a debtor and debtor-in possession under chapter 11 of the Bankruptcy Code ("DWC1"), DENVER WINDOW COMPANY, a Delaware corporation and a debtor and debtor-in possession under chapter 11 of the Bankruptcy Code ("DWC2"), EAGLE & TAYLOR COMPANY, a Delaware corporation and a debtor and debtor-in possession under chapter 11 of the Bankruptcy Code ("ETC"), EAGLE WINDOW & DOOR CENTER, INC., a Delaware corporation and a debtor and debtor-in possession under chapter 11 of the Bankruptcy Code ("EWDCI"), FORTE, INC., an Ohio corporation and a debtor and debtor-in possession under chapter 11 of the Bankruptcy Code ("FORTE"), MODERN WINDOW CORPORATION, a Delaware corporation and a debtor and debtor-in possession under chapter 11 of the Bankruptcy Code ("MWC"), THERMETIC GLASS, INC., a Delaware corporation and a debtor and debtor-in possession under chapter 11 of the Bankruptcy Code ("TGI"), VINYLSOURCE, INC., a Delaware corporation and a debtor and debtor-in possession under chapter 11 of the Bankruptcy Code ("VSI"), and WIG LIQUIDATION COMPANY, a Delaware corporation and a debtor and debtor-in possession under chapter 11 of the Bankruptcy Code ("WLC") (Parent, AAPC1, AAPC2, AAPC3, AAPC4, AAPC5, AAPC6, AGI, AWSC, BBPI, DWC1, DWC2, ETC, EWDCI, Forte, MWC, TGI, VSI, WIGC and WLC are hereinafter collectively referred to as the "BORROWERS" and individually as a "BORROWER"), the financial institutions from time to time party hereto (collectively, the "LENDERS" and individually, a "LENDER"), in each case including THE CIT GROUP/BUSINESS CREDIT, INC. ("CIT"), and CIT as agent for the Lenders (in such capacity, the "AGENT").


                                   BACKGROUND

         WHEREAS, on December __, 2000 (the "FILING DATE"), each of the Borrowers filed in the United States Bankruptcy Court for the Northern District of Ohio (the "BANKRUPTCY COURT") a voluntary petition for relief under chapter 11 of the Bankruptcy Code;

         WHEREAS, the Borrowers have requested that the Lenders make post-petition loans, advances and other extensions of credit to the Borrowers in an aggregate principal amount not to exceed $35,000,000, consisting of a revolving credit facility of up to $29,000,000, including a $5,000,000 subfacility for the issuance of letters of credit, and a multiple-draw term loan in an aggregate principal amount not to exceed $10,000,000, all secured by the Collateral (as hereinafter defined), the proceeds of which are to be used to repay in full the existing indebtedness under the Existing Credit Facility (as hereinafter defined) and for other working capital and general corporate purposes;

         WHEREAS, the Lenders have agreed to make available to the Borrowers a debtors-in-possession credit facility upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE 1.
                            DEFINITIONS; CONSTRUCTION

         1.01. CERTAIN DEFINITIONS. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

         "AAPC1" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "AAPC2" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "AAPC3" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "AAPC4" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "AAPC5" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "AAPC6" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "ACCOUNTANT'S OPINION" shall have the meaning ascribed to such term in
Section 7.01(a) hereof.

         "ACCOUNTS" shall mean all of each Borrower's now existing and future
(a) accounts receivable (whether or not specifically listed on schedules furnished to the Lenders), and any and all instruments, documents, contract rights, chattel paper, general intangibles, including, without limitation, all accounts created by or arising from any of the Borrowers' sales of goods or rendition of services to its customers, and all accounts arising from sales or rendition of services made under any of the Borrowers' trade names or styles, whether or not presently in effect, or through any of the Borrowers' divisions;
(b) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (c) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods; (d) reserves and credit balances arising hereunder; (e) guaranties or collateral for any of the foregoing; (f) insurance policies or rights relating to any of the foregoing; and (g) cash and non-cash proceeds of any and all of the foregoing.

         "AFFECTED LOAN" shall have the meaning ascribed to such term in Section 2.09(e) of this Agreement.

         "AFFECTED PRINCIPAL AMOUNT" shall mean, in the event that (i) any Borrower shall fail for any reason to borrow after it shall have notified the Agent of its intent to do so pursuant to Section 2.03 of this Agreement (and in such notification to the Agent, the Designated Borrowing Officer shall have requested a LIBOR Rate Revolving Loan pursuant to the terms hereof), an amount equal to the unborrowed principal amount of such LIBOR Rate Revolving Loan; (ii) a LIBOR Rate Revolving Loan shall terminate for any reason prior to the last day of the LIBOR Rate Period applicable thereto, an amount equal to the principal amount of such LIBOR Rate Revolving Loan; and (iii) the Borrowers shall prepay or repay all or any part of the principal amount of a LIBOR Rate Revolving Loan prior to the last day of the LIBOR Rate Period applicable thereto, an amount equal to the principal amount of such LIBOR Rate Revolving Loan so prepaid or repaid.

         "AFFILIATE" of a Person shall mean any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 5% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "AGENT" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "AGENT ACCOUNT" shall mean an account in the name of the Agent designated by the Agent to the Borrowers from time to time into which the Borrowers shall make all payments to the Agent, for the account of the Agent or the Lenders, as the case may be, under this Agreement.

         "AGENT ADVANCES" shall have the meaning ascribed to such term in
Section 11.08 hereof.

         "AGENT FEE" shall mean the agency and collateral administration fee payable by the Borrowers to the Agent in an amount equal to $5,000 per month, payable in advance on the Closing Date and on the last Business Day of each month thereafter for services provided by the Agent under this Agreement.

         "AGI" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "AGREED ADMINISTRATIVE EXPENSE PRIORITIES" shall mean the following administrative expenses incurred by the Borrowers and shall have the following order of priority:

                  (a) FIRST, (i) amounts payable pursuant to 28 U.S.C. sec. 1930(a)(6) and (ii) following the occurrence and during the continuance of any Default or Event of Default the payment of accrued and unpaid Bankruptcy Court-allowed professional fees and expenses of attorneys, accountants, financial advisors and consultants retained by the Borrowers or any official unsecured creditors' committee appointed in the Chapter 11 Cases pursuant to Section 327 or Section 1103 of the Bankruptcy Code, as the case may be, whether incurred prior to or following the occurrence of such Default or Event of Default (collectively, "PROFESSIONAL EXPENSES"); PROVIDED that the aggregate amount of Professional Expenses entitled to priority under this clause
         (ii) (the "PRIORITY PROFESSIONAL EXPENSES") shall not exceed $500,000 (the "PRIORITY PROFESSIONAL EXPENSE CAP"); pROVIDED, FURTHER, that the Priority Professional Expense Cap shall not be used for the payment or reimbursement of any fees or disbursements of the Borrowers or any official or unofficial committee incurred in connection with the assertion or joinder in any claim, counter claim, action, proceeding, application, motion, objection, defenses or other contested matter, the purpose of which is to seek any order, judgment, determination or similar relief (A) invalidating, setting aside, avoiding, subordinating, in whole or in part, (i) the Obligations or (ii) the Lenders' Liens in the Collateral or (B) preventing, hindering or delaying whether directly or indirectly, the Lenders' assertions or enforcement of its Liens, security interest or realization upon any Collateral; PROVIDED, FURTHER, that the agreement to a limited priority for Priority Professional Expenses shall not waive any right of the Lenders or the Agent to object to fees and expenses constituting such Priority Professional Expenses and nothing herein shall be construed to obligate the Lenders or the Agent, in any way, to pay the Professional Expenses or to assure that the Borrowers have sufficient funds on hand to pay such Professional Expenses;

                  (b) SECOND, all Obligations; and

                  (c) THIRD, all other allowed administrative expenses.

         "AGREEMENT" shall mean this Revolving Credit and Term Loan Agreement, as amended, modified, supplemented or restated from time to time in accordance with the terms hereof.

         "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Agent, substantially in the form of Exhibit D hereto, as amended, modified, supplemented or restated from time to time in accordance with the terms hereof and thereof.

         "ATC" shall have the meaning ascribed to such term in Section 5.01(u).

         "AWSC" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "BAILEE WAIVERS" shall mean the agreements, substantially in the form of Exhibit J-2 hereto, among each Person having control over the Borrowers' Inventory and the Agent, as such agreements may be amended, modified, supplemented or restated in accordance with the terms hereof.

         "BANK" shall mean The Chase Manhattan Bank, its successors or any other bank designated by the Agent to the Borrowers from time to time.

         "BANKRUPTCY CODE" shall mean title 11 of the United States Code, as amended, from time to time.

         "BANKRUPTCY COURT" shall have the meaning ascribed to such term in the recitals to this Agreement.

         "BBPI" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "BENEFIT PLAN" shall mean an employee pension benefit plan as defined in Section 3(2) of ERISA that is subject to Title IV of ERISA (other than a Multiemployer Plan) and in respect of which any Borrower or any ERISA Affiliate is or within the immediately preceding six (6) years was an "employer" as defined in Section 3(5) of ERISA or with respect to which any Borrower or any ERISA Affiliate has or may have any liability, contingent or otherwise.

         "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "BOOK VALUE" shall mean as to any Inventory in respect of which such amount is to be determined, the lower of (i) cost (as reflected in the general ledgers of the Borrowers) or (ii) market value (both cost and market value being determined in accordance with GAAP calculated on a first-in, first-out basis).

         "BORROWER INTELLECTUAL PROPERTY" shall mean all Intellectual Property which is currently owned or leased by any of the Borrowers or their Subsidiaries and is held for use in connection with the businesses of the Borrowers or their Subsidiaries.

         "BORROWERS" shall have the meaning ascribed to such term in the introductory paragraph to this Agreement.

         "BORROWING BASE" shall mean an amount equal to the difference between:

                  (A) the sum of (i) eighty-five percent (85%) of Eligible Accounts Receivable of the Borrowers, PLUS (ii) the lesser of (x) the lesser of (I) an amount equal to fifty percent (50%) of the Book Value of Eligible Inventory of the Borrowers, (II) an amount equal to eighty percent (80%) of the orderly liquidation value (net of any costs of liquidation as determined by the Agent) of Eligible Inventory as determined by the Periodic Appraisals and (III) $7,500,000 or (y) twenty-five percent (25%) of the combined formula availability generated under clauses (ii)(x)(I) and (II) of this definition;

         MINUS

                  (B) the sum of the reserves as the Agent, in its reasonable discretion may specify from time to time, including, without limitation, (i) with respect to royalties which may be payable in the future in connection with the disposition of Inventory as a result of the exercise by the Agent and/or the Lenders of remedies under the Loan Documents, (ii) for dilution, credits (including, without limitation, unissued credits), returns, discounts, progress billings, warranty liabilities, claims and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed and (iii) Environmental Liabilities and Costs.

         "BORROWING BASE CERTIFICATE" shall have the meaning ascribed to such term in Section 4.04(a) hereof.

         "BUILDING EQUIPMENT" shall mean all machinery, apparatus, equipment, personal property and fixtures of every kind and nature whatsoever now or hereafter located in, on or about the Real Estate, or attached to or used or usable in connection with the operation or maintenance of the Real Estate or any part thereof, and now owned or hereafter acquired or leased by any of the Borrowers or their Subsidiaries.

         "BUSINESS DAY" shall mean (1) a day other than (A) a Saturday, Sunday or any other day on which the Agent, any Lender or the Bank is authorized or required by law to close or (B) a day on which the Agent at its Office is closed, and (2) whenever such day shall relate to a LIBOR Rate Revolving Loan, or notice with respect to such Revolving Loan, a day on which dealings in Dollar deposits are also carried out in the London interbank market and banks are open for business in London.

         "BUSINESS PLAN" shall mean the budget of the Borrowers for the period from September 30, 2000 until December 31, 2001 which contains, INTER ALIA, projected consolidating balance sheets, income statements, Revolving Availability and cash flow statements on a monthly basis, alternatively reflecting the sale or not the sale of certain assets previously identified by the Parent to the Agent.

         "CAPITAL EXPENDITURES" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and, without duplication, the amount of all Capitalized Leases incurred by such Person.

         "CAPITALIZED LEASE" shall mean any lease which is required under GAAP to be capitalized on the balance sheet of the lessee.

         "CAPITALIZED LEASE OBLIGATIONS" shall mean the aggregate amount which is required under GAAP to be reported as a liability on the balance sheet of a Person as lessee under a Capitalized Lease.

         "CARVE-OUT EXPENSES" shall mean those amounts, fees, expenses and claims set forth in subparagraph (a) of the definition of the term "Agreed Administrative Expense Priorities" set forth in this Section 1.01.

         "CHANGE OF CONTROL" shall mean (a) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired, after the Closing Date, beneficial ownership (within the meaning of Rule l3d-3 promulgated by the Securities and Exchange Commission under said Act) of 50% or more of the voting power of the then outstanding common stock of the Parent; or (b) during any period of 12 consecutive calendar months, individuals who were directors of the Parent on the first day of such period shall cease to constitute a majority of the board of directors of the Parent; PROVIDED that a director who has resigned or is replaced during such time shall not be included in any determination of whether a change of control default has occurred pursuant to this clause (b) to the extent such director is replaced by a successor director elected by a majority of those then-serving directors who were directors at the commencement of such period.

         "CHAPTER 11 CASES" shall mean the cases under chapter 11 of the Bankruptcy Code commenced on the Filing Date by the Borrowers pending in the Bankruptcy Court.

         "CHATTEL PAPER" shall have the meaning ascribed to such term in the UCC.

         "CIT" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "CLOSING DATE" shall mean the date on or after the date hereof upon which the Agent shall have determined, in its sole and absolute discretion, that all of the conditions set forth in Section 5.01 hereof have been duly satisfied or expressly waived in writing by the Agent.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

         "COLLATERAL" shall mean, as to each Borrower and its Subsidiaries, all assets and property and interests in assets and property now owned or hereafter acquired in and upon which a Lien is granted to the Agent for the benefit of the Lenders, whether under the Security Documents or under any other documents, instruments or writings executed by any Borrower or Subsidiary thereof and delivered to the Agent including, without limitation, Accounts, Borrower Intellectual Property, Building Equipment, Contracts (as defined in the Security Agreement), Chattel Paper, Documents (as defined in the Security Agreement), Equipment (as defined in the Security Agreement), Goods, General Intangibles (as defined in the Security Agreement), Improvements, Instruments (as defined in the Security Agreement), Inventory, Material Contracts, Real Estate and Premises (subject, in the case of the Premises, to Section 7.20) and the capital stock of the Borrowers and their Subsidiaries to the extent required to be pledged pursuant to Section 7.14, whether tangible or intangible, and wherever located; and to the extent not otherwise included, all proceeds and products of any and all of the foregoing, including, without limitation, all tax refunds, all rights under all permits granted in favor of a Borrower or any Subsidiary thereof, all rights under all contracts or agreements to which a Borrower or any Subsidiary thereof may be a party, and any assignment of insurance policies.

         "COMMITMENT" means, with respect to each Lender, such Lender's Revolving Credit Commitment and Term Loan Commitment.

         "CONTINUE; CONTINUATION; AND CONTINUED" shall refer to the continuation pursuant to Section 2.03(d) hereof of a LIBOR Rate Revolving Loan as a LIBOR Rate Revolving Loan from one LIBOR Rate Period to the next LIBOR Rate Period.

         "CONVERT; CONVERSION; AND CONVERTED" shall refer to a conversion pursuant to Section 2.03(d) hereof of Prime Loans consisting of Revolving Loans into LIBOR Rate Revolving Loans or LIBOR Rate Revolving Loans into Prime Loans, each of which may be accompanied by the transfer by a Lender (at its sole discretion) of a Revolving Loan from one Applicable Lending Office to another.

         "CREDIT EXTENSION" shall mean (a) the making of any Loan by a Lender or the Agent on behalf of the Lenders or (b) the issuance, increase in the Stated Amount, or extension of the expiration date of any Letter of Credit which CIT or any Lender assists the Borrowers in opening or establishing.

         "CRITICAL VENDOR ORDER" shall mean each order of the Bankruptcy Court approving the payment of pre-petition debt of one or more essential vendors of the Borrowers, PROVIDED that (a) each such order is in form and substance satisfactory to the Agent and (b) with respect to each such vendor the Parent has established (i) that the payment of such debt is necessary in order to obtain continued financing from such vendor, (ii) such vendor has agreed to provide such continued financing on terms no less favorable and in an amount not less than the terms and amount, respectively, provided to the relevant Borrowers prior to the Filing Date and (iii) the sum of (x) the aggregate amount of pre-petition debt owing from time to time by the Borrowers to all of their essential vendors after the Filing Date PLUS (y) the aggregate amount of post-petition debt owing from time to time by the Borrowers to all of their essential vendors is not less than the aggregate amount of pre-petition debt owed by the Borrowers to all of their essential vendors as of the Filing Date.

         "DESIGNATED BORROWING OFFICER" shall mean the chairman, president or chief financial officer and, in the case of any Credit Extension request, Controller, in each case of the Parent.

         "DESIGNATED FINANCIAL OFFICER" of a Person shall mean its chief financial officer, controller or other individual designated from time to time by the Board of Directors or governing body of such Person to perform like functions.

         "DISBURSEMENT ACCOUNT" shall mean the deposit account in the name of the Borrowers maintained at a bank in the United States which shall be satisfactory to the Agent, into which there shall be deposited proceeds of Loans and funds disbursed to the Borrowers by the Agent. "DISCLOSED VIOLATIONS" shall have the meaning ascribed to such term in Section 6.24(e)(i).

         "DOLLAR," "DOLLARS" and the symbol "$" shall mean lawful money of the United States of America.

         "DOMESTIC SUBSIDIARY" shall mean any Subsidiary of the Borrowers which is organized under the laws of any jurisdiction of the United States of America.

         "DWC1" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "DWC2" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "EAGLE PREPAYMENT EVENT" shall mean the occurrence of both (a) the sale of all the capital stock or assets of Eagle & Taylor Company (which shall be subject to the approval of the Majority Lenders) and (b) the cash collateralization of the Obligations from the Net Proceeds therefrom pursuant to
Section 2.04 (b)(iii) hereof.

         "EASEMENTS" shall have the meaning ascribed to such term in Section 6.24(g).

         "EBITDA" shall mean, for any period, the sum of (i) the consolidated Net Income of the Borrowers for such period determined in accordance with GAAP plus (a) the sum of the following amounts for such period determined on a consolidated basis in conformity with GAAP to the extent included in the determination of consolidated Net Income and without duplication: (i) depreciation expense, (ii) amortization expense, (iii) interest expense, (iv) income tax expense, (v) losses on the sale of fixed assets outside the ordinary course of business, (vi) losses arising from extraordinary items, as determined in accordance with GAAP and (vii) non-cash write-downs of fixed assets, and LESS the sum of the following amounts for such period determined on a consolidated basis as to the Borrowers in conformity with GAAP to the extent included in the determination of consolidated Net Income and without duplication (b) (i) gains on the sale of fixed assets outside of the ordinary course of business and (ii) non-cash write-ups of fixed assets to the extent included in the determination of such consolidated net income and (iii) gains from extraordinary items.

         "ELIGIBLE ACCOUNTS RECEIVABLE" shall mean, as to any Borrower, the gross amount of such Borrower's Accounts arising from sales to domestic account debtors (which term shall include sales to residents of the United States of America), that at all times continue to be acceptable to the Agent in its sole and absolute discretion, less, without duplication, the sum of the following items: (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding) and (b) reserves for (i) Sales to the United States of America or to any agency, department or division thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. sec. 3727 ET SEQ.), and any other steps necessary to perfect the Agent's Lien upon such Account has been complied with to the Agent's sole and absolute discretion with respect to such Account; (ii) foreign sales (which term shall exclude sales to residents of the United States) except to the extent such Account is secured or payable by a letter of credit acceptable to the Agent or the Borrowers have credit insurance acceptable to the Agent; (iii) Accounts that remain unpaid more than sixty (60) days from the due date or ninety (90) days from the invoice date; (iv) contras (to the extent thereof); (v) sales to any Subsidiary, or to any Affiliate of the Borrowers in any way; (vi) bill and hold (deferred shipment) or consignment sales; (vii) sales to any customer which is
(A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law or (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts; (viii) all sales to any customer if fifty percent (50%) or more of either (1) all outstanding invoices or (2) the aggregate dollar amount of all outstanding invoices, are unpaid more than sixty
(60) days from the due date or ninety (90) days from the invoice date; and (ix) any other reserves specified from time to time by the Agent in its reasonable discretion.

         "ELIGIBLE INVENTORY" shall mean as to any Borrower, raw material and finished goods Inventory of such Borrower which at the time of determination meets all the following qualifications:

                  (i) it is lawfully owned by such Borrower and is (x) not subject to any Lien, security interest or prior assignment, other than a first priority Lien in favor of the Agent that secures the payment of the Obligations and (y) not held on consignment and may be lawfully sold;

                  (ii) it is (A) located at one of the Borrowers' locations in the continental United States listed on Schedule 1.01(A) hereto or (B) located in such other locations in the continental United States as the Agent shall have approved in writing from time to time;

                  (iii) it is determined in the sole and absolute discretion of the Agent to be, when taken as a whole, substantially similar in quality and mix to the Inventory maintained by the Borrowers in recent historical operations prior to the Closing Date;

                  (iv) it is Inventory that has been valued after deducting the aggregate amount of reserves for (1) rejected, defective, damaged, aged or otherwise unsalable Inventory, (2) Inventory to be returned to suppliers, (3) Inventory in transit to third parties (other than the Borrowers' agents or warehouses), (4) supplies, (5) consignment Inventory, (6) monthly rent for each location listed on Schedule 1.0 1
         (A) (including warehouses) for which the Agent has requested and not received a Landlord Waiver or Bailee Waiver, as the case may be (in an amount equal to three (3) times the monthly rent), (7) slow moving or obsolete Inventory, and (8) other reserves required by the Agent in its reasonable discretion, including, without limitation, reserves with respect to Inventory the related record keeping is determined by the Agent to be inadequate; and

                  (v) it is Inventory 100% owned by the Borrowers and with respect to which no third party has any ownership claim.

         "ENTRY DATE" shall mean the date upon which the Interim Financing Order shall have been duly entered on the docket of the Chapter 11 Cases by the Bankruptcy Court.

         "ENVIRONMENTAL ACTIONS" shall mean any complaint, summons, citation, notice, assessment, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any Governmental Authority or any third party, involving a Release (i) from or onto any of the properties presently or formerly owned or leased by any of the Borrowers or their respective Subsidiaries (or any predecessor in interest or title) or (ii) from or onto any facilities which received Hazardous Materials from any of the Borrowers or their respective Subsidiaries (or any predecessor in interest or title), or involving any violation of any Environmental Law.

         "ENVIRONMENTAL LAW" shall mean all federal, state and local laws, statutes, ordinances, regulations, and common law causes of action, now or hereafter in effect relating to the regulation and protection of human health, employee safety, the environment and natural resources. Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. sec. 9601 ET SEQ.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. sec. 180 ET SEQ.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. sec. 6901 ET SEQ.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U. S.C. sec. 2601 ET SEQ.); the Clean Air Act, as amended (42 U. S.C. sec. 7401 ET SEQ.); the Federal Water Pollution Control Act, as amended (33 U.S.C. sec. 1251 ET SEQ.); the Occupational Safety and Health Act, as amended (29 U.S.C. sec. 641, ET SEQ.) and their state and local counterparts or equivalents, and all rules and regulations promulgated thereunder.

         "ENVIRONMENTAL LIABILITIES AND COSTS" shall mean all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all fees, disbursements and expenses of counsel, expert and consulting and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Action relating to any environmental condition, violation of Environmental Law, Remedial Actions or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by any of the Borrowers or any of their respective Subsidiaries or (ii) any facility which received Hazardous Materials generated by any of the Borrowers or any of their respective Subsidiaries.

         "ENVIRONMENTAL LIEN" shall mean any Lien securing Environmental Liabilities and Costs incurred by a Governmental Authority.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

         "ERISA AFFILIATE" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any of the Borrowers, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with any of the Borrowers, or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as any of the Borrowers, any corporation described in clause (i) above or any partnership or trade or business described in clause (11) above.

         "ETC" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "EUROCURRENCY BASE RATE" shall mean, with respect to a LIBOR Rate Period, the rate per annum at which the Bank is offered Dollar deposits two (2) Business Days prior to the beginning of such LIBOR Rate Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of the Bank are customarily conducted at or about 10: 00 a.m., New York City time, for delivery on the first day of such LIBOR Rate Period for the number of days comprised therein and in an amount comparable to the amount of the Revolving Loan to which such LIBOR Rate Period applies.

         "EUROCURRENCY RESERVE REQUIREMENTS" shall mean, for any day as applied to a LIBOR Rate Revolving Loan, the maximum aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect with respect to the Bank on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by the Bank.

         "EVENT OF DEFAULT" shall mean any of the Events of Default described in
Section 9.01 hereof.

         "EWDCI" shall have the meaning ascribed to such term in the introductory paragraph to this Agreement.

         "EXISTING CREDIT FACILITY" shall mean that certain Credit Agreement dated as of June 9, 1998, as amended, among Fleet National Bank, the Parent and certain of the other Borrowers hereto.

         "FILING DATE" shall have the meaning ascribed to such term in the recitals to this Agreement.

         "FINAL FINANCING ORDER" shall mean an order of the Bankruptcy Court in form, scope and substance acceptable to the Agent approving this Agreement and the other Loan Documents, as such order may be amended, modified or supplemented from time to time with the prior written consent of the Agent and the Borrowers, which order shall be in full force and effect, not objected as to whether the Agent or any Lender is a good faith lender under Section 364(e) of the Bankruptcy Code and has not been vacated, modified, amended (without the express written consent of the Agent), reversed, overturned or stayed in any respect. In the event that such order is the subject of a pending appeal, the performance of any obligation of any party thereto shall not be the subject of a stay pending appeal.

         "FINAL FINANCING ORDER DATE" shall mean the date (which shall be no later than twenty-five (25) days after the Entry Date) upon which the Final Financing Order shall have been duly entered on the docket on the Chapter 11 Cases by the Bankruptcy Court.

         "FIXED ASSET APPRAISED VALUE" shall mean an amount equal to (A) the lesser of (i) $8,000,000 and (ii) eighty-five percent (85%) of the auction sale value of machinery and equipment that is owned by the Borrowers PLUS (B) the lesser of (i) $2,000,000 and (ii) sixty percent (60%) of the quick sale value of the Premises, all such values as set forth in the Post-Closing Appraisals.

         "FIXED CHARGE COVERAGE RATIO" shall mean for any period, the ratio determined by dividing (a) EBITDA of the Borrowers for such period by (b) the sum for such period of (i) all interest expense of the Borrowers and their Subsidiaries paid or payable in cash, (ii) Capital Expenditures made by the Borrowers and their Subsidiaries, (iii) Capital Lease Obligations paid or payable by the Borrowers and their Subsidiaries, (iv) federal, state and local income tax expenses due and payable by the Borrowers and their Subsidiaries and
(v) all payments, prepayments or scheduled payments of principal of the principal amount of any Indebtedness of the Borrowers or their Subsidiaries (including, without limitation, the Term Loans).

         "FOREIGN SUBSIDIARY" shall mean any Subsidiary of the Borrowers other than a Domestic Subsidiary.

         "FORTE" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "GAAP" shall mean generally accepted accounting principles as such principles shall be in effect in the United States at the relevant date as consistently applied by Borrowers as of the date of determination.

         "GOODS" shall have the meaning ascribed to such term in the UCC.

         "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GUARANTY" of or by any Person shall mean any obligation of such Person guaranteeing any Indebtedness of any other Person (the "PRIMARY OBLIGOR"), directly or indirectly through an agreement (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness against loss, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness.

         "HAZARDOUS MATERIALS" shall mean (i) any element, compound or chemical that is defined, listed or otherwise classified as a waste, contaminant, pollutant, toxic pollutant, hazardous substance, extremely hazardous substance, toxic substance, hazardous waste, or special waste under any Environmental Law,
(ii) petroleum and its refined fractions, (iii) any polychlorinated biphenyls in amounts or concentrations regulated under the Environmental Laws, (iv) any flammable, explosive or radioactive materials regulated under the Environmental Laws, and (v) any other raw materials used or stored by any of the Borrowers, building components (including but not limited to asbestos-containing materials) and manufactured products, in each case containing Hazardous Materials within the meaning of any of clauses (i)-(iv).

         "IMPROVEMENTS" shall mean, with respect to any Real Estate, all buildings, structures and other improvements now or hereafter existing, erected or placed on or under the Real Estate, or in any way used in connection with the use, enjoyment, occupancy or operation of the Real Estate or any portion thereof, and all fixtures of every kind and nature whatsoever now or hereafter owned by any of the Borrowers or their Subsidiaries and used or procured for use in connection with the Real Estate.

         "INDEBTEDNESS" shall mean as to any Person (i) indebtedness for borrowed money; (ii) indebtedness for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business and payable in accordance with customary practices); (iii) indebtedness evidenced by bonds, debentures, notes or other similar instruments (other than performance, surety and appeal or other similar bonds arising in the ordinary course of business); (iv) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (v) obligations and liabilities directly or indirectly guarantied by such Person;
(vi) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property;
(vii) Capitalized Lease Obligations; (viii) liabilities in respect of letters of credit, acceptances and similar obligations created for the account of such Person; (ix) net liabilities of such Person under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and other hedging agreements or arrangements calculated on a basis reasonably satisfactory to the Agent and in accordance with accepted practice; and (x) intercompany loans and advances from any of the Borrowers to any Subsidiary or Affiliate (other than another Borrower).

         "INDEMNIFIED PARTIES" shall have the meaning ascribed to such term in
Section 10.06 hereof. "INITIAL TERM LOAN" shall have the meaning ascribed to such term in Section 2.01(a) hereof.

         "INSTRUMENT" shall have the meaning ascribed to such term in the UCC.

         "INTELLECTUAL PROPERTY" shall mean (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, domain names, and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including, without limitation, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, methods, schematics, technology, technical data, designs, drawings, flowcharts, block diagrams, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), but not including any information generally known to the public, (f) all computer software (including, without limitation, data and related documentation), (g) all other proprietary rights, (h) all copies and tangible embodiments of the foregoing (in whatever form or medium) and (i) all licenses or agreements in connection with the foregoing.

         "INTERIM FINANCING ORDER" shall mean the order of the Bankruptcy Court, substantially in the form attached hereto as Exhibit F, as such order may be amended, modified or supplemented from time to time with the prior written consent of the Agent and the Borrowers, which order shall be in full force and effect, not objected as to whether the Agent or any Lender is a good faith lender under Section 364(e) of the Bankruptcy Code and has not been vacated, modified, amended (without the express written consent of the Agent), reversed, overturned or stayed in any respect. In the event that such order is the subject of a pending appeal, the performance of any obligation of any party thereto shall not be the subject of a stay pending appeal.

         "INVENTORY" shall mean all goods and merchandise of each of the Borrowers including, but not limited to, all finished goods, work-in-process, materials and supplies of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired and all such property, the sale or disposition of which would give rise to Accounts or cash.

         "LANDLORD WAIVERS" shall mean the agreements, substantially in the form of Exhibit J-2 hereto, among each landlord of leased premises, each relevant Borrower and the Agent, as such agreements may be amended, modified, supplemented or restated in accordance with the terms hereof.

         "LEASE" shall mean any lease of real property to which any of the Borrowers is a party as lessee or lessor.

         "LENDERS" shall have the meaning ascribed to such term in the introductory paragraph to this Agreement.

         "LETTERS OF CREDIT" shall have the meaning ascribed to such term in
Section 3.01(a) hereof.

         "LETTER OF CREDIT APPLICATION" shall have the meaning ascribed to such term in Section 3.01 (a) hereof.

         "LETTER OF CREDIT CASH COLLATERAL ACCOUNT" shall mean the deposit account maintained at the Bank or such other bank as the Agent may select, which deposit account shall be under the sole dominion and control of the Agent in accordance with any relevant terms and conditions of this Agreement, the Security Agreement and any other Related Document.

         "LETTER OF CREDIT EXPOSURE" shall mean, at any time, the sum at such time of (a) the aggregate amount of all Unreimbursed Draws under Letters of Credit (whether or not such Letters of Credit are then outstanding) and (b) the aggregate Undrawn Letter of Credit Availability under all outstanding Letters of Credit.

         "LETTER OF CREDIT FEE" shall have the meaning ascribed to such term in
Section 2.09(h) hereof.

         "LETTER OF CREDIT GUARANTY" shall mean the guaranty delivered by CIT to the Letter of Credit Issuer, guaranteeing a Borrower's reimbursement obligations under a reimbursement agreement, Letter of Credit Application or other similar document.

         "LETTER OF CREDIT ISSUER" shall mean the issuer of the Letters of Credit, which shall be the Bank or The Dai-Ichi Kangyo Bank, Limited, New York Branch.

         "LIBOR RATE" shall mean, with respect to any LIBOR Rate Period pertaining to a LIBOR Rate Revolving Loan, the rate per annum (rounded upwards to the next higher 1/16th of one percent) equal to the following:

                                  EUROCURRENCY BASE RATE
                -------------------------------------------------------
                       1.00 - Eurocurrency Reserve Requirements.

         "LIBOR RATE PERIOD" shall mean, with respect to each LIBOR Rate Revolving Loan:

                  (a) initially, the period commencing on the Closing Date or the date as irrevocably selected by a Borrower in accordance with the relevant Revolving Loan Borrowing Notice and ending thirty (30), sixty
         (60) or ninety (90) days thereafter; and

                  (b) thereafter, each period commencing on the last day of the next preceding LIBOR Rate Period applicable to such LIBOR Rate Revolving Loan or advance and ending thirty (30), sixty (60) or ninety
         (90) days thereafter, as irrevocably selected by a Borrower pursuant to
         Section 2.06 of this Agreement; PROVIDED, HOWEVER, that all of the foregoing provisions relating to LIBOR Rate Periods are subject to the following:

                           (i) if any LIBOR Rate Period pertaining to a LIBOR
                  Rate Revolving Loan would otherwise end on a day which is not a Business Day, such LIBOR Rate Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such LIBOR Rate Period into another calendar month, in which event such LIBOR Rate Period shall end on the immediately preceding Business Day;

                           (ii) any LIBOR Rate Period pertaining to a LIBOR Rate
                  Revolving Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Rate Period) shall end on the last Business Day of the calendar month at the end of such LIBOR Rate Period;

                           (iii) no LIBOR Rate Period selected in respect of any
                  LIBOR Rate Revolving Loan shall end after the Revolving Credit Termination Date; and

                           (iv) in no event shall the Borrowers be permitted to
                  select LIBOR Rate as the interest rate for a LIBOR Rate Revolving Loan pursuant to Section 2.06 if such selection would result in more than five (5) different LIBOR Rate Periods being outstanding at any one time.

         "LIBOR RATE REVOLVING LOAN" shall mean a Revolving Loan which bears interest at a rate determined by reference to the LIBOR Rate as provided in
Section 2.07.

         "LICENSE" shall mean any license naming any of the Borrowers as licensee or licensor.

         "LIEN" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

         "LOAN ACCOUNT" shall have the meaning ascribed to such term in Section 2.09(a) hereof.

         "LOAN DOCUMENTS" shall have the meaning ascribed to such term in the definition of "Related Documents" set forth in this Section 1.01.

         "LOANS" shall mean, as the context may require, a Revolving Loan or Term Loan.

         "LOCK BOX ACCOUNTS" shall have the meaning ascribed to such term in
Section 7.13(a) hereof.

         "LOCK BOX AGREEMENTS" shall mean the agreements, substantially in the form of Exhibit I hereto, among the Lock Box Banks, the Borrowers and the Agent delivered to the Agent pursuant to Section 7.13 hereof as such agreements may be amended, modified, supplemented or restated in accordance with the terms hereof.

         "LOCK BOX BANKS" shall have the meaning ascribed to such term in
Section 7.13(a) hereof.

         "MAJORITY LENDERS" shall mean, at any time, Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the aggregate principal amount of the Credit Extensions outstanding or, if no Credit Extensions are outstanding, Lenders having Commitments representing at least sixty-six and two-thirds percent (66-2/3%) of all the Commitments.

         "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect upon (i) the ability of any of the Borrowers to perform its obligations hereunder or under any other Related Document, (ii) the Lien arising under the Related Documents on any Collateral, (iii) the legality, validity or enforceability of this Agreement or any Related Document or the Lien arising under any Related Document or (iv) the business, operations, condition (financial or otherwise), prospects, profitability, performance, assets or properties of the Borrowers and their Subsidiaries (taken as a whole).

         "MATERIAL CONTRACT" shall mean each contract or agreement to which any of the Borrowers is a party which is material to the business, operations, condition (financial or otherwise), prospects, profitability, performance, assets or properties of any of the Borrowers or any of their respective Subsidiaries.

         "MAXIMUM CREDIT AMOUNT" shall mean $35,000,000.

         "MINORITY LENDERS" shall have the meaning ascribed to such term in
Section 10.03(b) hereof.

         "MONTHLY REPORTS" shall have the meaning ascribed to such term in
Section 7.01(f) hereof.

         "MORTGAGE" shall mean each Mortgage, substantially in the form of Exhibit H hereto, made by each relevant Borrower or Subsidiary thereof in favor of the Agent for the benefit of the Lenders, as amended, modified, supplemented, or restated from time to time in accordance with the terms hereof and thereof.

         "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA and subject to Title IV of ERISA which is, or within the immediately preceding six (6) years was, contributed to by any of the Borrowers or any ERISA Affiliate or with respect to which any of the Borrowers or any ERISA Affiliate has or may have any liability, contingent or otherwise.

         "MWC" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "NET INCOME" shall mean the net income of such Person as determined in accordance with GAAP.

         "NET PROCEEDS" shall mean, with respect to any sale or disposition of any property or asset, an amount equal to the greater of (a)(i) the amount of gross cash and other payments received (directly or indirectly) by any of the Borrowers or their Subsidiaries or (ii) the applicable appraised value of such property or asset as set forth in the Post-Closing Appraisals, net of (b)(i) reasonable and customary expenses paid in connection therewith by the Borrowers or any of their Subsidiaries to Persons that are not Affiliates thereof and (ii) cash taxes paid by any of the Borrowers or their Subsidiaries in connection therewith in the same year of such sale or disposition.

         "NOTICE OF BORROWING" shall have the meaning ascribed to such term in
Section 2.03(a) hereof.

         "NOTES" shall mean, as the context may require, the Revolving Credit Notes or Term Loan Notes.

         "NOTICES" shall have the meaning ascribed to such term in Section 10.05(a) hereof.

         "OBLIGATIONS" shall mean all indebtedness, obligations and liabilities of the Borrowers and their Subsidiaries to any Lender or the Agent incurred under or related to this Agreement or any other Related Document, whether such indebtedness, obligations or liabilities are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, including without limitation those which are described in either of the following clauses
(i) or (ii):

                  (i) All indebtedness, obligations (including Reimbursement Obligations) and liabilities of any nature whatsoever, including amounts due under Section 10.06 and Section 11.08 hereof and similar agreements contained in the other Related Documents, from time to time arising under or in connection with or evidenced or secured by this Agreement, the Notes, the Letters of Credit or any other Related Document, including but not limited to the principal amount of Loans outstanding, together with interest thereon (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any of the Borrowers), the amount of the Letter of Credit Exposure, together with interest thereon and all expenses, fees and indemnities hereunder or under any other Related Document. Without in any way limiting the foregoing, such amounts include all Loans and interest thereon and the amount of all Letter of Credit Exposure, whether or not such Loans were made or any Letters of Credit to which such Letter of Credit Exposure relates were issued in compliance with the terms and conditions hereof or in excess of any Lender's obligation to lend and arrange for the issuance of Letters of Credit hereunder or any Lender's obligation to participate therein. If and to the extent any amounts in any account (including, without limitation, the Agent Account, the Lock Box Account, the Letter of Credit Cash Collateral Account), or otherwise constituting Collateral are applied to Obligations hereunder, and any Lender or the Agent is subsequently obligated to return or repay any such amounts to any Person for any reason, the amount so returned or repaid shall be deemed a Revolving Loan hereunder and shall constitute an Obligation.

                  (ii) All indebtedness, obligations and liabilities from time to time arising under or in connection with any account from time to time maintained by any of the Borrowers or by any Lender or the Agent pursuant to the terms of this Agreement or any Related Document, including, without limitation, all reimbursement obligations, service charges and interest in connection with any overdrafts or returned items from time to time arising in connection with any such account, or arising under or in connection with any cash management services or other services from time to time performed by any Lender or the Agent pursuant to or in connection with this Agreement or any other Related Document.

         "OFFICE" shall mean (a) when used in connection with the Agent, its office located at 1211 Avenue of the Americas, New York, New York 10036 or at such other office or offices of the Agent as may be designated in writing from time to time by the Agent to any of the Borrowers and (b) when used in connection with the Bank or the Letter of Credit Issuer, the office of such entity designated in writing from time to time by the Agent to any of the Borrowers. In the event that The Chase Manhattan Bank shall be the Bank or the Letter of Credit Issuer, the Office for such entity shall until further written notice from the Agent to any of the Borrowers be its office located at 55 Water Street, New York, New York 10004.

         "OPERATING LEASE OBLIGATIONS" shall mean all obligations and indebtedness of the Borrowers and their Subsidiaries in respect of leases of property (whether real, personal or mixed) other than Capitalized Lease Obligations.

         "ORDERS" shall mean, collectively, the Interim Financing Order and the Final Financing Order.

         "OTHER TAXES" shall have the meaning ascribed to such term in Section 2.14(a) hereof.

         "PARENT" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

         "PERIODIC APPRAISALS" shall mean appraisals of the Borrowers' Inventory performed from time to time by an independent inventory reporting firm selected at the Agent's request in accordance with Section 7.18, which appraisal shall be satisfactory to the Agent and the Lenders in all respects.

         "PERMITTED INVESTMENTS" shall mean (a) direct obligations of the United States of America or of any agency thereof or obligations guaranteed as to principal and interest by the United States of America or of any agency thereof, in either case maturing not more than ninety (90) days from the date of acquisition thereof by such Person; (b) deposit accounts with or certificates of deposit and bankers' acceptances issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000 maturing not more than ninety (90) days from the date of acquisition thereof by such Person;
(c) commercial paper rated A-1 or better or P-1 or better by Standard & Poor's Corporation ("S&P") or Moody's Investors Services, Inc. ("MOODY'S"), respectively, and maturing not more than ninety (90) days from the date of acquisition thereof by such Person; and (d) repurchase agreements having maturities of not more than ninety (90) days from the date of acquisition which are entered into with a bank or trust company described in clause (b) above and which are secured by readily available direct obligations of the United States of America or any agency thereof.

         "PERMITTED LIENS" shall have the meaning ascribed to such term in
Section 8.01 hereof; PROVIDED, HOWEVER, that with respect to certain of the security interests identified at Schedule 8.01 to be terminated (which the Borrowers represent and warrant relate to operating leases only), the Borrowers shall exercise their reasonable best efforts to terminate or amend the same on terms satisfactory to the Agent not later than thirty (30) days after the Closing Date.

         "PERSON" shall mean an individual, corporation, partnership, limited liability company, limited liability partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), Governmental Authority or agency, or any other entity.

         "PLAN" shall mean an employee benefit plan defined in Section 3(3) of ERISA in respect of which any of the Borrowers or any of their ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA or with respect to which any Borrower or any ERISA Affiliate has or may have any liability, contingent or otherwise.

         "PLEDGE AGREEMENT" shall mean the Pledge Agreement, substantially in the form of Exhibit G hereto, dated the date of this Agreement and made by the Borrowers and each of their Subsidiaries in favor of the Agent, for the benefit of the Lenders, as amended, modified, supplemented or restated from time to time in accordance with the terms hereof and thereof.

         "POST-CLOSING APPRAISALS" shall mean the appraisals of the Building Equipment and the Premises that are performed by appraisal firms engaged by and acceptable to the Agent.

         "POTENTIAL DEFAULT" shall mean any event, occurrence or condition which, with notice or passage of time, or any combination of the foregoing, would constitute an Event of Default.

         "PREMISES" shall mean all real property owned in fee by any of the Borrowers or their Subsidiaries, including as of the Closing Date the real property described under the heading "Fee Properties" on Schedule 6.24 hereto, as well as all of the easements, rights, privileges and appurtenances (including air rights) thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of each such Borrower or Subsidiary therein and in the streets and ways adjacent thereto, either at law or in equity, in possession or expectancy, now or hereafter acquired, and as used herein and in any Mortgage shall, unless the context otherwise requires, be deemed to include the Improvements and Building Equipment on such Premises.

         "PRIME LOAN" shall mean any Term Loan or a Revolving Loan which bears interest at a rate determined by reference to the Prime Rate, as provided in
Section 2.07.

         "PRIME RATE" shall mean the interest rate per annum publicly announced from time to time by The Chase Manhattan Bank, New York, as its prime rate, such interest rate to change automatically from time to time effective as of the announced effective date of each change in the prime rate. The Prime Rate is not intended to be the lowest rate of interest charged by the Bank to its borrowers.

         "PRIORITY PROFESSIONAL EXPENSE CAP" shall have the meaning specified in the definition of the term "Agreed Administrative Expense Priorities" set forth in this Section 1.01.

         "PRIORITY PROFESSIONAL EXPENSES" shall have the meaning specified in the definition of the term "Agreed Administrative Expense Priorities" set forth in this Section 1.01.

         "PROFESSIONAL EXPENSES" shall have the meaning specified in the definition of the term "Agreed Administrative Expense Priorities" set forth in this Section 1.01.

         "PRO RATA SHARE" shall mean, with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Commitment and the denominator of which shall be the aggregate amount of all of the Lenders' Commitments, as adjusted from time to time in accordance with the provisions of Section 10.13 hereof, provided that, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Lender's Loans and its interest in the Letter of Credit Exposure and the denominator shall be the aggregate amount of all unpaid Loans and Letter of Credit Exposure.

         "REAL ESTATE" shall mean all estate, right, title and interest of each of the Borrowers and their Subsidiaries in, to and under any and all of the following described property, whether now held or hereafter acquired: (i) the Premises; (ii) all of the Borrowers' and their Subsidiaries interests, if any, in and to all rents, royalties, issues, profits, revenue, income and other benefits of the Premises and all Leases of the Premises or portions thereof now or hereafter entered into by any of the Borrowers or their Subsidiaries as lessor and all right, title and interest of a Borrower or Subsidiary thereof, including, without limitation, cash or securities deposited thereunder to secure performance by the lessees of their obligations thereunder, whether such cash or securities are to be held until the expiration of the terms of such leases or applied to one or more of the installments of rent coming due immediately prior to the expiration of such terms, including any guaranties of such leases; (iii) all of a Borrower's and Subsidiary thereof interests, if any, in and to all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards, and all rights of a Borrower or Subsidiary thereof to refunds of real estate taxes and assessments and (iv) the real property leased by any of the Borrowers or their Subsidiaries.

         "REAL ESTATE CONTRACT" shall have the meaning specified in Section 6.24(k)(i).

         "REGISTER " shall have the meaning ascribed to such term in Section 10.13(c) hereof.

         "REGULAR RATE" shall mean, for any day, the Prime Rate for such day plus, (a) with respect to Revolving Loans, three-quarters of one percent (0.75%) per annum and (b) with respect to Term Loans, one and one-half percent (1.50%) per annum.

         "REIMBURSEMENT OBLIGATION" shall mean the obligations of the Borrowers to reimburse CIT or the Lenders for amounts payable by CIT or the Lenders under a Letter of Credit Guaranty in respect of any payment made under any Letter of Credit issued by the Letter of Credit Issuer, together with interest thereon and all reasonable fees and expenses related thereto.

         "RELATED DOCUMENTS" or "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Orders, the Letters of Credit, each Letter of Credit Application, the Letter of Credit Guaranty, the Lock Box Agreements, the Bailee Waivers, the Landlord Waivers, each Security Document, each Assignment and Acceptance and the other documents, instruments and agreements referred to in Section 5.01 hereof, and all other instruments, agreements and documents from time to time delivered in connection with or otherwise relating to any Related Document.

         "RELEASE" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, injection, discharging, injecting, escaping, leaching, dumping or disposing (including abandonment, or discarding of barrels, containers and other closed receptacles containing any regulated Hazardous Materials) of a Hazardous Material into any indoor or outdoor environment including, without limitation, surface water, groundwater, indoor or outdoor air, superficial soils or subsurface media of any kind whatsoever.

         "REMAINING LIBOR RATE PERIOD" shall mean, in the event that (i) any of the Borrowers shall fail for any reason to borrow a LIBOR Rate Revolving Loan after having notified the Agent of its intent to borrow the same pursuant to
Section 2.03 of this Agreement, a period equal to the LIBOR Rate Period that such Borrower elected in respect of such Revolving Loan; (ii) a LIBOR Rate Revolving Loan shall terminate for any reason prior to the last day of the LIBOR Rate Period applicable thereto, a period equal to the remaining portion of such LIBOR Rate Period if such LIBOR Rate Period had not been so terminated; and
(iii) the Borrowers shall prepay or repay all or any part of the principal amount of a LIBOR Rate

Revolving Loan prior to the last day of the LIBOR Rate Period applicable thereto, a period equal to the period from and including the date of such prepayment or repayment to but excluding the last day of such LIBOR Rate Period.

         "REMEDIAL ACTION" shall mean all actions taken to (i) monitor, assess, evaluate, investigate, clean up, remove, remedy, treat, contain or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so that the Release or threatened Release does not migrate or endanger or threaten to endanger public health or welfare or the environment; or (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities, or any other actions authorized by 42 U.S.C. 9601.

         "REPORTABLE EVENT" shall mean any of the events described in Section 4043(c) of ERISA other than (i) events for which the notice requirements have been waived and (ii) the failure to make contributions with respect to periods prior to the Filing Date for which payment is not permitted to be made solely as a result of a Borrower's status as a debtor-in-possession under the Bankruptcy Code.

         "RESTRICTED JUNIOR PAYMENT" shall mean (i) any dividend or other distribution, direct or indirect, on account of any shares of capital stock of the Borrowers now or hereafter outstanding, (ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other recapitalization for value, direct or indirect of any shares of any capital stock of the Borrowers (including, without limitation, the Parent) now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to any Indebtedness (other than the amounts owing hereunder) and (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire shares of any class of capital stock of the Borrowers (including, without limitation, the Parent) now or hereafter outstanding.

         "REVOLVING AVAILABILITY" shall mean, at any time, the excess, if any, of (i) the lesser of (A) the Borrowing Base MINUS, after completion of the Eagle Prepayment Event, $2,000,000, (B) the Maximum Credit Amount MINUS the aggregate outstanding principal amount of all Term Loans and (C) the Revolving Credit Commitment MINUS (ii) the sum (without duplication) of (A) the aggregate outstanding principal amount of all Revolving Loans, (B) the Letter of Credit Exposure and (C) the outstanding amount of all other Obligations (not including the Term Loans) of the Borrowers under this Agreement and the Related Documents.

         "REVOLVING CREDIT COMMITMENT" and "REVOLVING LINE OF CREDIT" shall mean
(a) with respect to each Lender, the amount set forth on Schedule 1.01(B) to this Agreement or assigned to such Lender in accordance with Section 10.13 hereof and (b) collectively for all the Lenders, the aggregate amount of the Revolving Credit Commitments of all the Lenders, the maximum amount of which shall not exceed $29,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement (including, without limitation, Section 2.04(a) of this Agreement).

         "REVOLVING CREDIT NOTES" shall mean the promissory notes, substantially in the form of Exhibit A-1 hereto, executed and delivered by the Borrowers to the Lenders to evidence the Revolving Loans under this Agreement, as modified or restated from time to time, and any promissory note or notes issued in exchange or replacement thereof, including all extensions, renewals, refinancings or refundings thereof in whole or part.

         "REVOLVING CREDIT TERMINATION DATE" shall have the meaning ascribed to such term in Section 2.01(b) hereof.

         "REVOLVING LOAN" or "REVOLVING LOANS" shall mean any and all loan or loans made (or deemed made, in the case of Letters of Credit) by the Lenders or by the Agent on behalf of the Lenders to any of the Borrowers pursuant to Sections 2.01(b) and 2.03(b) hereof, or made as a result of charges made to the Loan Account, in each case pursuant to the terms of this Agreement.

         "ROLLING PERIOD" shall mean, as of any date of calculation, the immediately preceding twelve calendar months; PROVIDED, HOWEVER, that prior to January 31, 2002, the Rolling Period as of any date of calculation of any financial covenant set forth in Section 8.14 or 8.15 shall be based on the actual period of time commencing with January 1, 2001 and ending on the relevant date of calculation.

         "SECURITY AGREEMENT" shall mean the Security Agreement, substantially in the form of Exhibit B-1 hereto, dated the date of this Agreement and made by the Borrowers and their Subsidiaries in favor of the Agent, for the benefit of the Lenders, as amended, modified supplemented, or restated from time to time, in accordance with the terms hereof and thereof.

         "SECURITY AGREEMENT - INTELLECTUAL PROPERTY" shall mean the Security Agreement and Mortgage - Intellectual Property, substantially in the form of Exhibit B-2 hereto, dated the date of this Agreement and made by the Borrowers and their Subsidiaries in favor of the Agent, for the benefit of the Lenders, as amended, modified, supplemented or restated from time to time in accordance with the terms hereof and thereof.

         "SECURITY DOCUMENTS" shall mean, collectively, the Mortgages entered into pursuant to Section 7.20, the Security Agreement, the Pledge Agreement and the Security Agreement - Intellectual Property, together with all Uniform Commercial Code financing statements required by this Agreement and any such Agreement that are required to be filed with respect to the security interests, and all other documents and agreements executed and delivered by the Borrowers and/or their Subsidiaries in connection with any of the foregoing documents.

         "SETTLEMENT PERIOD" shall have the meaning ascribed to such term in
Section 2.03(g)(i) hereof.

         "STATED AMOUNT" shall mean, with respect to a Letter of Credit, the face amount thereof, drawn or undrawn, regardless of the existence or satisfaction of any conditions or limitations on drawing.

         "SUBSEQUENT TERM LOAN" shall have the meaning ascribed to such term in
Section 2.01(a) hereof.

         "SUBSIDIARY" shall mean, with respect to any Person, any corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association or other business entity of which an aggregate of more than 50% of the outstanding stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person.

         "TAXES" shall have the meaning ascribed to such term in Section 2.14(a) hereof.

         "TGI" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "TERM CREDIT TERMINATION DATE" shall have the meaning ascribed to such term in Section 2.01(a) hereof.

         "TERM LOAN" or "TERM LOANS" shall mean any and all loan or loans made by the Lenders or by the Agent on behalf of the Lenders to any of the Borrowers pursuant to Section 2.01(a) and 2.03(a) hereof, and shall include the Initial Term Loan and each Subsequent Term Loan.

         "TERM LOAN COMMITMENT" shall mean (a) with respect to each Lender the amount set forth on Schedule 1.01(C) hereto or assigned to such Lender in accordance with Section 10.13 hereof and (b) collectively for all the Lenders, the aggregate amount of the Term Loan Commitments of all the Lenders, the maximum amount of which shall not exceed $10,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

         "TERM LOAN NOTES" shall mean the promissory notes, substantially in the form of Exhibit A-2 hereto, executed and delivered by the Borrowers to the Lenders to evidence the Term Loan under this Agreement, as modified or restated from time to time, and any promissory note or notes issued in exchange or replacement thereof, including all extensions, renewals, refinancings or refundings in whole or part.

         "TERMINATION EVENT" shall mean (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of any of the Borrowers or any of their ERISA Affiliates from a Benefit Plan during a plan year in which any of the Borrowers or any of their ERISA Affiliates was a

"substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the imposition of an obligation on any of the Borrowers or any of their ERISA Affiliates under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041 (c) of ERISA; or (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan.

         "TITLE INSURANCE COMPANY" shall have the meaning ascribed to such term in Section 7.20(c) hereof.

         "UCC" shall mean the Uniform Commercial Code, as amended, in effect in the State of New York on the date hereof.

         "UNDRAWN LETTER OF CREDIT AVAILABILITY" shall mean with respect to a Letter of Credit, at any time, the maximum amount available to be drawn under such Letter of Credit at such time, regardless of the existence or satisfaction of any conditions or limitations on drawing.

         "UNREIMBURSED DRAWS" shall mean, with respect to a Letter of Credit, at any time, the aggregate amount at such time of all payments made by the Letter of Credit Issuer or payments made by CIT or the Lenders under a Letter of Credit Guaranty in respect of such payments under such Letter of Credit, to the extent not repaid by the Borrowers; PROVIDED that Unreimbursed Draws shall not include any such payments that have been charged to the Loan Account and constitute a Revolving Loan pursuant to the terms of this Agreement.

         "UNUSED LINE FEE" shall have the meaning ascribed to such term in
Section 2.09(g) hereof.

         "VSI" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "WEEKLY REPORTS" shall have the meaning ascribed to such term in
Section 7.01(e) hereof.

         "WIGC" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "WLC" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

         1.02. CONSTRUCTION. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, to the singular include the plural, and to the part include the whole; "or" has the inclusive meaning represented by the phrase "and/or." References in this Agreement to "determination" by the Agent shall mean the reasonable good faith estimates by the Agent (in the case of quantitative determinations) or the reasonable good faith beliefs by the Agent (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

         1.03. ACCOUNTING PRINCIPLES. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. Notwithstanding the definition of GAAP contained in this Agreement, no change in GAAP that would affect the method or calculation of any covenants, restrictions or standards or definitions of terms used herein shall be given effect in such calculations until such covenants, restrictions or standards or definitions are amended in a manner satisfactory to the Borrowers and the Majority Lenders so as to reflect such change in GAAP.


                                    ARTICLE 2

                                    THE LOANS


         2.01. TERM LOAN AND REVOLVING LOANS.

         (a) Subject to the terms and conditions herein contained and in the Interim Financing Order and the Final Financing Order, as the case may be, each Lender with a Term Loan Commitment severally agrees to make Term Loans to the Borrowers on the Closing Date in a principal amount equal to its Pro Rata Share (based upon such Lender's Term Loan Commitment) of $8,000,000 (the "INITIAL TERM LOAN"). Subsequent to the Closing Date and through and not including the Term Credit Termination Date, subject to the terms and conditions herein contained and in the Interim Financing Order and the Final Financing Order, each Lender severally agrees to make up to two additional Term Loans to the Borrowers in an aggregate principal amount equal to its Pro Rata Share (based upon such Lender's Term Loan Commitment) of $2,000,000 (each, a "SUBSEQUENT TERM LOAN"). The "TERM CREDIT TERMINATION DATE" means the date on which the Term Credit Commitment of each Lender expires, which shall be the earliest of (i) the date which is two
(2) years from the Entry Date, (ii) the effective date of a plan of reorganization in any of the Chapter 11 Cases, (iii) forty-five (45) days after the Filing Date if the Final Financing Order has not been duly entered on or prior to such date, (iv) the date on which the Term Loan Commitments are reduced to zero pursuant to Section 2.04(a) or (b) and (v) the date on which the Term Loan Commitments are terminated pursuant to Section 9.02(a). The Borrowers may borrow and repay or prepay Term Loans, but may not reborrow Term Loans after repaid or prepaid.

         (b) Subject to the terms and conditions herein contained and in the Interim Financing Order and the Final Financing Order, as the case may be, and within the Revolving Availability, each Lender with a Revolving Credit Commitment severally agrees to make Revolving Loans to the Borrowers, at any time and from time to time on or after the date hereof and through but not including the Revolving Credit Termination Date, in an aggregate principal amount for the Borrowers not exceeding at any one time its Pro Rata Share of the Revolving Credit Commitment at such time. No Lender shall have an obligation to make Revolving Loans hereunder or arrange for the issuance of Letters of Credit which, when added to the aggregate amount of all outstanding and contemporaneous Revolving Loans and the Letter of Credit Exposure at such time, would exceed the Revolving Availability at such time. The "REVOLVING CREDIT TERMINATION DATE" means the date on which the Revolving Credit Commitment of each Lender expires, which shall be the earliest of (i) the date which is two (2) years from the Entry Date, (ii) the effective date of a plan of reorganization in any of the Chapter 11 Cases, (iii) forty-five (45) days after the Filing Date if the Final Financing Order has not been duly entered on or prior to such date, (iv) the date on which the Revolving Credit Commitments are reduced to zero pursuant to
Section 2.04(a) and (v) the date on which the Revolving Credit Commitments are terminated pursuant to Section 9.02(a). Within the limits of time and amount set forth in this Section 2.01, and subject to the provisions of this Agreement, the Borrowers may borrow, repay and reborrow Revolving Loans hereunder.

         (c) The Agent is permitted, in its sole and absolute discretion, to make Agent Advances pursuant to the terms of Section 11.08 hereof.

         2.02. NOTES.

         (a) The obligation of each of the Borrowers to repay the unpaid principal amount of the Term Loans made to it by each Lender, and to pay interest thereon, shall be evidenced by a Term Loan Note dated the date of this Agreement in the principal amount of such Lender's Term Loan Commitment, with the blanks appropriately filled in. An executed Term Loan Note for each of the Lenders shall be delivered by the Borrowers to the Agent on the date of the execution and delivery of this Agreement.

         (b) The obligation of each Borrower to repay the unpaid principal amount of the Revolving Loans made to it by each Lender, and to pay interest thereon, shall be evidenced by a Revolving Credit Note dated the date of this Agreement in the principal amount of such Lender's Revolving Credit Commitment, with the blanks appropriately filled in. An executed Revolving Credit Note for each Lender shall be delivered by each Borrower to the Agent on the date of the execution and delivery of this Agreement.

         2.03. NOTICE OF BORROWING: MAKINGS OF LOANS.

         (a) Whenever a Borrower desires the Lenders to make a Loan, it shall provide notice to the Agent of such proposed borrowing (a "Notice of Borrowing"), each such notice to be given (i) not later than 1:00 p.m. (New York City time) on the date of such proposed borrowing, in the case of a borrowing consisting of Prime Loans, and (ii) prior to 11:00 a.m.

(New York City time) three (3) Business Days prior to the date of any LIBOR Rate Revolving Loan. Each Notice of Borrowing shall specify (a) the date, which shall be a Business Day, on which such borrowing is to occur, (b) the principal amount of the Loan being borrowed, (c) the account information where such Loan is to be received and (d) either that such Loan will be (i) a Prime Loan, in which case such Loan will bear interest at the Regular Rate, or (ii) a LIBOR Rate Revolving Loan, in which case such Revolving Loan will bear interest at a rate determined by a reference to the LIBOR Rate as provided in Section 2.06, and (e) in the case of a LIBOR Rate Revolving Loan, the initial LIBOR Rate Period applicable thereto. Such notice shall be given by telephone or in writing by a Designated Borrowing Officer on behalf of the Borrowers; PROVIDED, that, if requested by the Agent, any such telephonic notice shall be confirmed in writing by delivery to the Agent, on or before the date on which such Loan is to be made, of a written Notice of Borrowing substantially in the form of Exhibit E hereto containing the original or facsimile signature of a Designated Borrowing Officer. Except for a Notice of Borrowing when the Agent will fund the related Loan pursuant to Section 2.03(f) hereof, the Agent shall provide each Lender with prompt notice of each Notice of Borrowing. Except as otherwise provided in
Section 2.03(f) hereof, on the date specified in such notice, each Lender shall, subject to the terms and conditions of this Agreement, make its Pro Rata Share of such Loan in immediately available funds by wire transfer to the Agent at its Office not later than 1:30 p.m. (New York City time) on the date of Prime Loan and no later than 12:00 p.m. (New York City time) on the date of a LIBOR Rate Revolving Loan. Unless the Agent determines in its sole and absolute discretion that any applicable conditions in Section 5.02 hereof have not been satisfied, the Agent shall make the funds so received from the Lenders available to the Borrowers not later than 2:30 p.m. (New York City time) on the date specified in such notice in immediately available funds by (i) depositing such proceeds in the Disbursement Account of the Borrowers if such Disbursement Account is located at the Bank or (ii) initiating a wire transfer of same day funds to the Disbursement Account if such Disbursement Account is not located at the Bank. The parties hereto agree that any Loan made on or before the entry of the Final Financing Order shall be a Prime Loan.

         (b) The Agent and each Lender shall be entitled to rely conclusively on each Designated Borrowing Officer's authority to request a Loan on behalf of a Borrower until the Agent receives written notice to the contrary. The Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing and, with respect to an oral request for a Loan, the Agent and the Lenders shall have no duty to verify the identity of any Person representing himself as a Designated Borrowing Officer.

         (c) The Agent and the Lenders shall not incur any liability to the Borrowers in acting upon any telephonic notice referred to above which the Agent and the Lenders believe in good faith to have been given by a Designated Borrowing Officer or for otherwise acting in good faith under this Section 2.03 and, upon the funding of a Loan by the Lenders (or by the Agent on behalf of the Lenders) in accordance with this Agreement pursuant to any such telephonic notice, the Borrowers shall have effected a Loan hereunder.

         (d) Subject to Section 2.06 and Section 2.09(e), the Borrowers shall have the right to Convert Revolving Loans which are Prime Loans into LIBOR Rate Revolving Loans,

Convert LIBOR Rate Revolving Loans into Prime Loans, or Continue LIBOR Rate Revolving Loans as LIBOR Rate Revolving Loans, at any time or from time to time; PROVIDED that: (a) the Borrowers shall give the Agent notice of each such Conversion or Continuation as provided in Section 2.06 and (b) LIBOR Rate Revolving Loans may be Converted or Continued only on the last day of a LIBOR Rate Period for such Revolving Loans. Notwithstanding any provision of this Agreement, all Term Loans shall, at all times, be Prime Loans.

         (e) Each Notice of Borrowing pursuant to this Section 2.03 shall be irrevocable and the Borrowers shall be bound to make a borrowing in accordance therewith. Each Prime Loan shall be in a minimum amount of $100,000. Each LIBOR Rate Revolving Loan shall be in an amount at least equal to$100,000 and integral multiples thereof of $100,000 and there shall not be more than five (5) LIBOR Rate Revolving Loans in effect at any one time hereunder.

         (f) (i) Except as otherwise provided in this subsection 2.03(f), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares, it being understood that the failure of any Lender to make any Loan requested hereunder shall not in and of itself relieve any other Lender of any obligation to make a Loan requested hereunder, but no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder.


               (ii) Notwithstanding any other provision of this Agreement, and in order to reduce the number of fund transfers among the Borrowers, the Lenders and the Agent, the Borrowers, the Lenders and the Agent agree that the Agent may in its sole discretion (but shall not be obligated to), and the Borrowers and the Lenders hereby irrevocably authorize the Agent to, fund, on behalf of the Lenders, Loans pursuant to Section 2.01 hereof, subject to the procedures for settlement set forth in subsection 2.03(g) hereof; PROVIDED, HOWEVER, that (a) the Agent shall in no event fund such Loans if the Agent shall have received written notice from the Majority Lenders on the Business Day prior to the day of the proposed Loan that one or more of the conditions precedent contained in Sections 5.02 or 5.03 (if applicable) hereof will not be satisfied on the day of the proposed Loan, and (b) the Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Sections
5.02 or 5.03 (if applicable) hereof have been satisfied.

               (iii) Unless (A) the Agent has notified the Lenders that the Agent, on behalf of the Lenders, will fund a particular Loan pursuant to subsection 2.03(f)(ii) hereof, or (B) the Agent shall have been notified by any Lender on the Business Day prior to the day of a proposed Loan that such Lender does not intend to make available to the Agent such Lender's Pro Rata Share of the Loan requested on such day, the Agent may assume that such Lender has made such amount available to the Agent on such day and the Agent, in its sole and absolute discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the Borrowers on such day. If the Agent makes such corresponding amount available to the Borrowers and such corresponding amount is not in fact made available to the Agent by such

Lender, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Regular Rate. During the period in which such Lender has not paid such corresponding amount to the Agent, notwithstanding anything to the contrary contained in this Agreement or any other Related Document, the amount so advanced by the Agent to the Borrowers shall, for all purposes hereof, be a Loan made by the Agent for its own account. Upon any such failure by a Lender to pay the Agent, the Agent shall promptly thereafter notify the Borrowers of such failure and the Borrowers shall immediately pay such corresponding amount to the Agent for its own account.

               (iv) Nothing in this subsection 2.03(f) shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that the Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

         (g) (i) With respect to all periods for which the Agent has funded Loans pursuant to subsection 2.03(f) hereof, within fifteen (15) days after the last day of each calendar month, or such shorter period as it may from time to time select (any such month or shorter period being herein called a "SETTLEMENT PERIOD"), the Agent shall notify each Lender of the average daily unpaid principal amount of the Loans outstanding during such Settlement Period. In the event that such amount is greater than the average daily unpaid principal amount of the Loans outstanding during the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Loans made on the date of such Lender's initial funding), each Lender shall promptly make available to the Agent its Pro Rata Share of the difference in immediately available funds as it relates to each such Lender's Commitments. In the event that such amount is less than such average daily unpaid principal amount, the Agent shall promptly pay over to each other relevant Lender its Pro Rata Share of the difference in immediately available funds. In addition, if the Agent shall so request at any time when a Potential Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which the Agent shall determine that it is desirable to present claims against the Borrowers for repayment, each relevant Lender shall promptly remit to the Agent or, as the case may be, the Agent shall promptly remit to each relevant Lender, sufficient funds to adjust the interests of the Lenders in the then outstanding Loans to such an extent that, after giving effect to such adjustment, each Lender's interest in the then outstanding Loans will be equal to its Pro Rata Share thereof as it relates to each such Lender's Commitments. The obligations of each Lender under this subsection 2.03(g) shall be absolute and unconditional. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans which have been funded by such Lender.

               (ii) In the event that any Lender fails to make any payment required to be made by it pursuant to subsection 2.03(g)(i) hereof, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three (3) Business

Days and thereafter at the Regular Rate. During the period in which such Lender has not paid such corresponding amount to the Agent, notwithstanding anything to the contrary contained in this Agreement or any other Related Document, the amount so advanced by the Agent to the Borrowers shall, for all purposes hereof, be a Loan made by the Agent for its own account. Upon any such failure by a Lender to pay the Agent, the Agent shall promptly thereafter notify the Borrowers of such failure and the Borrowers shall immediately pay such corresponding amount to the Agent for its own account. Nothing in this subsection 2.03(g)(ii) shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that the Borrowers or the Agent may have against any Lender as a result of any default by such Lender hereunder.

         2.04. REDUCTION OF COMMITMENTS; MANDATORY PREPAYMENT; OPTIONAL PREPAYMENT.

         (a) OPTIONAL AND MANDATORY REDUCTION OF COMMITMENTS. The Borrowers may at any time or from time to time and without penalty or premium, reduce the Revolving Credit Commitment or Term Loan Commitment, PROVIDED that the Revolving Loans shall have been prepaid or the Letter of Credit Exposure cash collaterized, as herein provided, to the extent required by Section 2.04(b)(i) hereof as a result of any such reduction of the Revolving Credit Commitment. Any such reduction shall be in an amount which is an integral multiple of $100,000 and shall be made by providing not less than two (2) Business Days' written notice (which notice shall be irrevocable) to such effect to the Agent (which notice the Agent shall promptly transmit to each Lender). Reductions of Commitments are irrevocable and may not be reinstated. Each such reduction shall reduce the relevant Commitment of each Lender proportionately in accordance with its Pro Rata Share. The Term Loan Commitment shall be permanently reduced, from time to time, as a result of the operation of Section 2.04(b)(ii).

         (b) MANDATORY PREPAYMENT.

               (i) MANDATORY REVOLVING LOAN REPAYMENTS. If at any time the Revolving Availability is less than the aggregate unpaid principal amount of the Revolving Loans then outstanding PLUS the Letter of Credit Exposure at such time, the Borrowers shall prepay an aggregate principal amount of the Revolving Loans in an amount not less than the amount of such difference or, if the Revolving Loans then outstanding are less than the amount of such difference, provide cash collateral or other collateral acceptable to the Agent in its sole discretion, to the Agent in an amount equal to 105% of such excess, which cash collateral shall be deposited and held in the Letter of Credit Cash Collateral Account until such time as such excess no longer exists. Concurrently with any notice of reduction of the Revolving Line of Credit, the Borrowers shall give notice to the Agent of any mandatory prepayment which notice shall specify a prepayment date no later than the effective date of such reduction of the Revolving Line of Credit.

               (ii) MANDATORY TERM LOAN REPAYMENT. If the Agent determines, upon receipt and review of the Post-Closing Appraisals, that the then aggregate outstanding principal amount of the Term Loans is greater than the Fixed Asset Appraised Value as reported in such

Post-Closing Appraisals, then (a) the Borrowers shall immediately prepay an aggregate principal amount of the Initial Term Loans then outstanding in an amount not less than the amount of such difference, (b) no Subsequent Term Loans may be requested by, or shall be made to, the Borrowers and (c) any unfunded portion of the Term Loan Commitment shall be irrevocably terminated.

               (iii) OTHER MANDATORY PREPAYMENTS. (a) The Agent shall on each Business Day apply funds deposited in the Agent Account to the payment, in whole or in part, of the outstanding Obligations, (b) the Borrowers shall, on the date of receipt of any Net Proceeds by the Borrowers or any of their Subsidiaries from the sale, lease, transfer or other disposition of any of their assets pursuant to Section 8.04(b)(iii), apply 100% of such Net Proceeds therefrom (x) other than in connection with any Eagle Prepayment Event, to the payment, in whole or in part, of the Obligations outstanding and (y) in connection with any Eagle Prepayment Event, to the cash collateralization of the Obligations pursuant to an agreement that grants the Agent, on behalf of the Lenders, a perfected first priority security interest therein and is otherwise on terms in form and substance satisfactory to the Agent, (c) within one (1) Business Day following the receipt by the Borrowers of any tax refunds applicable to any fiscal year, the Borrowers shall make a mandatory prepayment of the Obligations outstanding in an amount equal to 100% of the amount of such tax refund and (d) within one (1) Business Day following the receipt by the Borrowers or any of their Subsidiaries of any condemnation proceeds or insurance proceeds from insurance covering damage to their property or assets, the Borrowers shall make a mandatory prepayment of the Obligations outstanding in an amount equal to 100% of the amount of such condemnation proceeds or insurance proceeds, as the case may be. All prepayments made pursuant to this subsection shall be applied as set forth in Section 2.09(c) hereof.

         (c) OPTIONAL PREPAYMENT. The Borrowers may at any time or from time to time prepay, in whole or in part, any or all Loans then outstanding, together with all interest thereon accrued but unpaid. Any such prepayment shall be in an amount which is an integral multiple of $50,000.

         (d) NO PREPAYMENT PENALTY; LIMITATION OR REBORROWING. All prepayments of Loans under this Section 2.04 shall be without premium or penalty. Term Loans prepaid or repaid, as the case may be, may not be reborrowed.

         2.05. LIBOR PROCESSING FEE. Upon each Conversion or Continuation of LIBOR Rate Revolving Loans for a new LIBOR Rate Period, the Borrowers shall pay to the Agent a processing fee in the sum of $500.

         2.06. CERTAIN NOTICES. Notices by a Designated Borrowing Officer to the Agent of Conversions and Continuations of LIBOR Rate Revolving Loans and of the duration of LIBOR Rate Periods shall be irrevocable and shall be effective only if received by the Agent not later than 1:00 p.m. (New York City time) on the number of Business Days, if any, prior to the date of the relevant Conversion or
Continuation:

                                                                Number of
            Notice                                         Business Days Prior
            ------                                         -------------------
      (1)   Conversions into Prime Loans                        same day
      (2)   Conversions into or Continuations as,  LIBOR        three (3)
            Rate Revolving Loans

Each such notice of Conversion or Continuation shall specify the Revolving Loan to be Converted or Continued and the amount (subject to Section 2.03(c)) hereof and the date of Conversion or Continuation (which shall be a Business Day). Each such notice of the duration of a LIBOR Rate Period shall specify the LIBOR Rate Revolving Loans to which such LIBOR Rate Period is to relate. In the event that the Borrowers fail to select the type of Revolving Loan, or the duration of any LIBOR Rate Period for any LIBOR Rate Revolving Loan within the time period and otherwise as provided in this Section 2.06, such Revolving Loan, if outstanding as a LIBOR Rate Revolving Loan, will be automatically Converted into a Prime Loan on the last day of the then current LIBOR Rate Period for such LIBOR Rate Revolving Loan and, if outstanding as a Prime Loan, will Continue as a Prime Loan.

         At any time after a Potential Default or Event of Default shall have occurred and be continuing under this Agreement, the Borrowers shall not have the option to elect for any Revolving Loan to be made or Continued as, or Converted to, a LIBOR Rate Revolving Loan pursuant to this Section 2.06, and subject to Section 9.02 hereof, (i) any requested Revolving Loan, if made, shall be made as a Prime Loan, (ii) any Prime Loan that was to have been Converted to a LIBOR Rate Revolving Loan pursuant to this Section 2.06 shall be Continued as a Prime Loan and (iii) any outstanding LIBOR Rate Revolving Loan shall be Converted, on the last day of the then current LIBOR Rate Period with respect thereto (or, at the direction of the Agent, at any time prior to such day), to a Prime Loan. Without in any way limiting the generality of the foregoing, so long as any such Potential Default or Event of Default shall be continuing, no further LIBOR Rate Revolving Loans shall be made hereunder by the Lenders nor shall the Borrowers have the right to Convert any Prime Loan to a LIBOR Rate Revolving Loan.

         2.07. INTEREST. Interest on the Term Loans shall be payable monthly in arrears on the last Business Day of each month, commencing on December 31, 2000 and shall be in an amount equal to the Regular Rate, computed on the outstanding principal balance thereof from time to time. Interest on the Revolving Loans shall be payable monthly in arrears on the last Business Day of each month, commencing on December 31, 2000, and shall be an amount equal to (a) the LIBOR Rate for the applicable LIBOR Rate Period(s), as elected by the Borrowers, PLUS two and three-quarters percent (2.75%) or (b) the Regular Rate (but in no event in excess of the maximum amount of interest permitted by law), computed on the average of the net balances owing by the Borrowers to the Lenders in the Borrowers' Disbursement Account at the close of each day during the relevant month, as the Borrowers may elect with respect to all or any portion of the outstanding Revolving Loans, such election to be set forth in the Notice of Borrowing delivered pursuant to Section 2.03 of this Agreement. All rates hereunder shall be calculated based on a 360-day year for the actual number of days elapsed. The Agent shall be entitled to charge the Borrowers' Disbursement Account at the rate provided for herein when due until all Obligations of the Borrowers have been indefeasibly paid in full in cash. After maturity of any principal amount of any Loan (by acceleration, at scheduled maturity or otherwise), interest on such amount shall be due and payable on demand. Notwithstanding anything contained herein to the contrary, interest accrued on all LIBOR Rate Revolving Loans shall be payable in arrears on the last day of each LIBOR Rate Period therefor.

         2.08. AMORTIZATION. (a) To the extent not due and payable earlier pursuant to the terms of this Agreement, (i) the entire unpaid principal amount of the Revolving Credit Loans shall be due and payable on the Revolving Credit Termination Date and (ii) the entire unpaid principal amount of the Term Loans shall be due and payable on the Term Credit Termination Date.

         (b) The principal amount of each Subsequent Term Loan shall be repayable in equal principal installments, commencing on the last Business Day of the month in which such Subsequent Term Loan is funded, on a straight-line, five-year amortization basis, PROVIDED that each Subsequent Term Loan shall, in any event, be paid in full on the Term Credit Termination Date.

         2.09. PAYMENTS.

         (a) TIME, PLACE AND MANNER. All payments and prepayments to be made in respect of principal, interest, fees or other amounts due from the Borrowers hereunder, the Notes or any other Related Document shall be payable at or before 12:00 Noon, New York City time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. Such payments shall be made to the Agent, for the account of the Agent or the Lenders, as the case may be, to the Agent Account in Dollars in funds immediately available at the Bank's Office without setoff, counterclaim or other deduction of any nature. The Agent shall maintain a separate loan account (the "LOAN ACCOUNT") on its books in the name of the Borrowers in which the Borrowers will be charged with Loans made by the Agent or the Lenders to the Borrowers hereunder and with any other Obligations. The Borrowers and the Lenders hereby authorize the Agent to, and the Agent may, from time to time charge the Loan Account with any interest, fees, expenses and other Obligations that are due and payable under this Agreement or any Related Document. The Borrowers and the Lenders confirm that any charges which the Agent may so make to the Loan Account as herein provided will be made, solely at the Agent's discretion, and shall constitute a Revolving Loan to the Borrowers funded by the Agent on behalf of the Lenders and subject to subsections 2.03(g) and 2.03(h) of this Agreement. Each of the Lenders and the Borrowers agree that the Agent shall have the right to make such charges regardless of whether any Event of Default or Potential Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 hereof have been satisfied. The Loan Account will be credited one (1) Business Day after receipt of "good funds" in the Agent Account with all amounts actually received by the Agent from the Borrowers or others for the account of the Borrowers. Interest on all Loans and all fees that accrue on a per annum basis shall be computed on the basis of the actual number of days elapsed in the period during which interest or such fee accrues and a year of 360 days. In computing interest on any Loan, the date of the making of such Loan shall be included and the date of payment shall be excluded; PROVIDED, HOWEVER, that if a Loan is repaid on the same day in which it is made, one (1) day's interest shall be paid on such Loan.

         (b) PERIODIC STATEMENTS. The Agent shall provide the Lenders and the Borrowers promptly after the end of each calendar month a summary statement (in the form from time to time used by the Agent) of (A) the opening and closing daily balances in the Loan Account during such month, (B) the amounts and dates of all Loans made during such month, (C) the amounts, dates and applications of all payments on account of the Loans made during such month and each Lender's interest in the Loans, (D) the amount of interest accrued on the Loans during such month, (E) any Letters of Credit issued by the Letter of Credit Issuer during such month, specifying the Stated Amount thereof, (F) the amount of charges to the Loan Account or Loans made during such month to reimburse CIT, the Lenders or the Letter of Credit Issuer for drawings made under Letters of Credit or payments made by CIT or the Lenders under the Letter of Credit Guaranty and (G) the amount and nature of any charges to the Loan Account made during such month on account of interest, fees and expenses and other Obligations. All entries on any such statement shall, absent manifest error, be presumed to be correct.

         (c) APPORTIONMENT OF PAYMENTS. Except as otherwise provided in this subsection, all principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate and payments of the fees required to be paid by the Borrowers under this Agreement to the Agent shall be apportioned ratably or to the extent separately agreed to by the Agent and any Lender, respectively. All payments shall be remitted to the Agent, including, without limitation, proceeds of Collateral, and shall be applied subject to the provisions of this Agreement FIRST, to pay principal of and interest on any Loans funded by the Agent on behalf of the Lenders (including, without limitation, under Section 11.08 hereof) and any fees, expense reimbursements or indemnities then due to the Agent from the Borrowers; SECOND, to pay any fees, expense reimbursements or indemnities then due to the Lenders or the Letter of Credit Issuer hereunder; THIRD, to pay interest due in respect of the Loans and Unreimbursed Draws under Letters of Credit; FOURTH, to pay principal on the Term Loans, to be applied to the installments thereof in the inverse order of maturity; FIFTH, to pay principal on the Revolving Loans; SIXTH, to provide cash collateral in respect of each Letter of Credit in an amount equal to one hundred and five percent (105%) of the Letter of Credit Exposure and otherwise on the terms herein provided; and SEVENTH, after all of the foregoing are paid in the order set forth above, to the ratable payment of any other Obligations. The Agent shall promptly distribute to each Lender at its primary address set forth on the appropriate signature page hereof, or at such other address as such Lender may designate in writing, such funds as it may be entitled to receive. The foregoing apportionment of payments is solely for the purpose of determining the obligations of the Borrowers hereunder and, notwithstanding such apportionment, any Lender may on its books and records allocate payments received by it in a manner different from that contemplated hereby. No such different allocation shall alter the rights and obligations of the Borrowers under this Agreement determined in accordance with the apportionments contemplated by this Section 2.09(c). To the extent that any of the Borrowers makes a payment or payments to the Agent or the Agent receives any payment or other amount, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause then, to the extent of such payment or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by the Agent.

         (d) INTEREST UPON EVENTS OF DEFAULT. To the extent permitted by law, after there shall have occurred and so long as there is continuing an Event of Default, all principal, interest, fees, indemnities or any other Obligations of the Borrowers hereunder or under any Note or any other Related Document (and including interest accrued under this subsection 2.09(d)) shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum equal to (i) in the case of Loans, two percent (2%) above the rate of interest then otherwise payable and (ii) in the case of Letter of Credit Exposure and other Obligations payable hereunder, the Regular Rate for Term Loans plus two percent (2%); PROVIDED, that in no event shall interest be paid at a rate in excess of the maximum amount of interest permitted by law.

         (e) SUBSTITUTED INTEREST RATE. In the event that (a) the Agent shall have determined (which determination shall then be conclusive and binding upon the Borrowers), that by reason of circumstances affecting the interbank LIBOR market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate pursuant to any of the Borrowers' election as provided herein, or (b) in the event that any Lender shall have notified the Agent that it has determined (which determination shall then be conclusive and binding on the Borrowers) that the LIBOR Rate will not adequately and fairly reflect the cost to such Lender of maintaining or funding loans bearing interest based on such LIBOR Rate, with respect to a Revolving Loan that any Borrower has requested be made as a LIBOR Rate Revolving Loan, or a Revolving Loan that will result from the requested Conversion of a Prime Loan into a LIBOR Rate Revolving Loan (any such Revolving Loan or portion thereof being herein called an "AFFECTED LOAN"), the Agent shall promptly notify the Borrowers and the Lenders (by telephone or otherwise) of such determination, confirmed in writing, on or prior to the requested borrowing date for such Affected Loan or the requested Conversion date of such Revolving Loan. Until any such notice under clause (a) of this subsection 2.09(e) has been withdrawn by the Agent (by notice to the Borrowers following the Agent having determined that such circumstances are no longer affecting the interbank LIBOR market and that adequate and reasonable means do exist for determining the LIBOR
Rate), no further LIBOR Rate Revolving Loans shall be made by any of the Lenders nor shall the Borrowers have the right to Convert any Prime Loans to LIBOR Rate Revolving Loans. Until any such notice under clause (b) of this subsection 2.09(e) has been withdrawn by the Agent (by notice to the Borrowers following the Agent having determined that circumstances no longer render any Revolving Loan an Affected Loan), no further LIBOR Rate Revolving Loans shall be required to be made by the relevant Lenders, no LIBOR Rate Revolving Loans of such Lenders shall Continue as LIBOR Rate Revolving Loans, and the Borrowers shall not have the right to Convert any Prime Loans of such Lenders to LIBOR Rate Revolving Loans.

         (f) ILLEGALITY. Notwithstanding any other provisions herein, if any new law, regulation, treaty or directive, or any change in an existing law, regulation, treaty or directive or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain any LIBOR Rate Revolving Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make or Continue LIBOR Rate Revolving Loans shall forthwith be suspended and (b) such Lender's LIBOR Rate Revolving Loans affected thereby, if any, shall be Converted automatically to Prime Loans on the last day of the then current LIBOR Rate Period applicable thereto or within such earlier period as required by law. If the commitment of any Lender with respect to any LIBOR Rate Revolving Loans is suspended pursuant to this subsection 2.09(f) and the Agent shall notify the Borrowers that it is once again legal for such Lender to make or maintain LIBOR Rate Revolving Loans, such Lender's commitment to make or maintain such LIBOR Rate Revolving Loans shall be reinstated.

         (g) UNUSED LINE FEE. From and after the Closing Date until the Revolving Credit Termination Date, the Borrowers shall pay to the Agent, for the account of each Lender in accordance with such Lender's Pro Rata Share, an unused line fee (the "UNUSED LINE FEE") accruing at the rate of one half of one percent (.50%) per annum on the excess, if any, of the aggregate Revolving Credit Commitments over the sum of the aggregate principal amount of Revolving Loans and Letter of Credit Exposure (computed on an average daily basis) outstanding from time to time. In addition, the Borrowers shall pay to the Agent, from and after the Closing Date until Term Credit Termination Date, an Unused Line Fee accruing at the rate of one half of one percent (.50%) per annum on the excess, if any, of the Term Loan Commitment over the aggregate principal amount of Term Loans (computed on an average daily basis) outstanding from time to time. All Unused Line Fees shall be payable monthly in arrears on the last day of each month, commencing December 31, 2000.

         (h) LETTER OF CREDIT FEES. From and after the Closing Date until the Revolving Credit Termination Date, the Borrowers shall pay to the Agent a letter of credit fee (the "LETTER OF CREDIT FEE") in an amount equal to two and three-quarters percent (2.75%) of the face amount of each Letter of Credit. The Letter of Credit Fee (i) with respect to each documentary Letter of Credit shall be paid on the date of issuance thereof and (ii) with respect to each standby Letter of Credit shall be paid on the last Business Day of each month following the issuance thereof and on the Revolving Credit Termination Date. The Borrowers shall also pay on demand the customary letter of credit fees and charges of CIT and the Letter of Credit Issuer for the administration, issuance, amendment and processing of any Letters of Credit issued by the Letter of Credit Issuer. Promptly following the Agent's receipt of any Letter of Credit Fees described above, the Agent shall pay to each Lender its Pro Rata Share of the amount of the Letter of Credit Fees received by the Agent.

         (i) LOAN FACILITY AND AGENT FEE. On the Closing Date, the Borrowers shall pay the Agent, for its sole account, a loan facility fee in the amount of $350,000 (net of $250,000 that was previously paid to the Agent). In addition, the Borrowers agree to pay the Agent Fee.

         (j) FEES. All fees under this Agreement and the other Related Documents may be charged to the Borrowers' Loan Account and shall be fully earned and non-refundable when paid.

         2.10. USE OF PROCEEDS. Each of the Borrowers hereby covenants, represents and warrants that the proceeds of Loans will be used to repay in full the existing Indebtedness of the Borrowers under the Existing Credit Facility outstanding on the Closing Date and for working capital and general corporate purposes of the Borrowers. Each of the Borrowers further covenants, represents and warrants that the proceeds of the Letters of Credit will be used (A) with respect to documentary Letters of Credit, solely for the purchase of Inventory, and (B) with respect to standby Letters of Credit, for general corporate purposes unrelated to the purchase of Inventory.

         2.11. RESERVE REQUIREMENTS; CAPITAL ADEQUACY CIRCUMSTANCES.

         (a) Notwithstanding any other provision of this Agreement, if any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose any tax on or change the basis of taxation of payments to the Letter of Credit Issuer or any Lender or any Affiliate of a Lender or of any amounts payable hereunder (other than any franchise tax or taxes imposed on the overall net income of the Letter of Credit Issuer or such Lender or such Affiliate by any Governmental Authority), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by the Letter of Credit Issuer or such Lender or Affiliate of such Lender or shall impose on the Letter of Credit Issuer or such Lender or such Affiliate any other condition affecting this Agreement or any Letter of Credit Issuer, and the result of any of the foregoing shall be to increase the cost to the Letter of Credit Issuer or such Lender of issuing any Letter of Credit or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such Lender hereunder (whether of principal, interest or otherwise), then the Borrowers shall pay to the Letter of Credit Issuer or such Lender such additional amount or amounts as will compensate the Letter of Credit Issuer or such Lender for such additional costs incurred or reduction suffered. Any amount or amounts payable by the Borrowers to the Letter of Credit Issuer or any Lender in accordance with the provisions of this Section 2.11 (a) shall be paid by the Borrowers to the Letter of Credit Issuer or such Lender within ten (10) days after receipt by the Borrowers from the Letter of Credit Issuer or such Lender of a statement setting forth in reasonable detail the amount or amounts due and the basis for the determination from time to time of such amount or amounts, which statement shall be conclusive and binding absent manifest error.

         (b) If the Letter of Credit Issuer or any Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Letter of Credit Issuer or by such Lender (or any lending office of such Lender) or by any Affiliate of such Lender, as the case may be, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on the Letter of Credit Issuer's or such Lender's capital or on the capital of such Lender's Affiliate, as the case may be, as a consequence of the Letter of Credit Issuer's obligations or such Lender's obligations under this

Agreement and the Related Documents to a level below that which the Letter of Credit Issuer or such Lender or such Lender's Affiliate, as the case may be, could have achieved but for such adoption, change or compliance (taking into consideration the Letter of Credit Issuer's or such Lender's policies or such Lender's Affiliate's policies, as the case may be, with respect to capital adequacy), then, from time to time, the Borrowers shall reimburse the Letter of Credit Issuer or such Lender for such reduction.

         (c) The Letter of Credit Issuer or any Lender may demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period; PROVIDED that the Letter of Credit Issuer or such Lender shall provide to the Borrowers a certificate setting forth in reasonable detail the basis on which such demand is made. All such determinations by the Letter of Credit Issuer or any Lender shall be conclusive and binding on the Borrowers absent manifest error. The protection of this Section 2.11 shall be available to the Letter of Credit Issuer or any Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulations, guideline or other change or condition which shall have occurred or been imposed.

         (d) If any Lender requests compensation under this Section 2.11, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans or such Lender shall assign its rights or obligations hereunder to another of its offices, branches or affiliates, if such designation or assignment would eliminate or materially reduce amounts payable pursuant to this Section 2.11 and would not in the judgment of such Lender be otherwise disadvantageous to such Lender.

         2.12. INDEMNITY. Notwithstanding anything contained herein to the contrary, if any of the Borrowers shall fail to borrow on a borrowing date after it shall have given notice to do so in which it shall have requested a LIBOR Rate Revolving Loan pursuant to the terms hereof, or if a LIBOR Rate Revolving Loan shall be terminated for any reason prior to the last day of the LIBOR Rate Period applicable thereto, or if, while a LIBOR Rate Revolving Loan is outstanding, any repayment or prepayment of such LIBOR Rate Revolving Loan is made for any reason (including, without limitation, as a result of acceleration or illegality) on a date which is prior to the last day of the LIBOR Rate Period applicable thereto, each of the Borrowers agrees to indemnify the Lenders against, and to pay on demand directly to such Lender, any loss or expense (including, without limitations, attorneys' fees and expenses) suffered by such Lender as a result of such failure to borrow, termination or repayment, including, without limitation, an amount, if greater than zero, equal to:

                           A x (B-C) x   D
                                       -----
                                        360

where:

"A" equals such Lender's Pro Rata Share of the Affected Principal Amount;

"B" equals the LIBOR Rate (expressed as a decimal), applicable to such Revolving Loan;

"C" equals the applicable LIBOR Rate (expressed as a decimal), in effect on or about the first day of the applicable Remaining LIBOR Rate Period, based on the applicable rates offered or bid, as the case may be, on or about such date, for deposits in an amount equal approximately to such Lender's Pro Rata Share of the Affected Principal Amount with a LIBOR Rate Period equal approximately to the applicable Remaining LIBOR Rate Period, as determined by such Lender;

"D" equals the number of days from and including the first day of the applicable Remaining LIBOR Rate Period to but excluding the last day of such Remaining LIBOR Rate Period;

and any other out-of-pocket loss or expense (including any internal processing charge customarily charged by such Lender) suffered by such Lender in liquidating deposits prior to maturity in amounts which correspond to such Lender's Pro Rata Share of such proposed borrowing, terminated LIBOR Rate Revolving Loan or repayment. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.12 and the basis for the determination of such amount or amounts shall be delivered to the Borrowers and shall be conclusive and binding absent manifest error.

         2.13. SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrowers or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Obligation as a result of which the aggregate unpaid amount of the Obligations owing to it shall be proportionately less than the aggregate unpaid amount of the Obligations owing to any other Lender, it shall simultaneously purchase from such other Lender at face value a participation in the Obligations owing to such other Lender, so that the aggregate unpaid amount of the Obligations and participations in Obligations held by each Lender shall be in the same proportion to the aggregate unpaid amount of all Obligations owing to such Lender prior to such exercise of banker's lien, setoff or counterclaim or other event was to the aggregate unpaid amount of all Obligations outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; PROVIDED that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.13 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. Each of the Borrowers expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrowers to such Lender by reason thereof as fully as if such Lender had made a loan directly to the Borrowers in the amount of such participation.

         2.14. TAXES.

         (a) All payments made by the Borrowers hereunder, under the Notes or under any Loan Document will be made without setoff, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to United States Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities, excluding taxes on the overall net income of the Lenders or the Letter of Credit Issuer and franchise taxes imposed in lieu of net income taxes (such nonexcluded taxes are hereinafter collectively referred to as the "TAXES"). If the Borrowers shall be required by law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder, under the Notes or under any Loan Document, (i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Lenders, the Agent or the Letter of Credit Issuer pursuant to this sentence) the Lenders, the Agent or the Letter of Credit Issuer receive an amount equal to the sum they would have received had no such deductions or withholdings been made, (ii) the Borrowers shall make such deductions or withholdings and (iii) the Borrowers shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law. Whenever any Taxes are payable by the Borrowers, as promptly as possible thereafter, the Borrowers shall send the Lenders, the Letter of Credit Issuer and the Agent an official receipt showing payment. In addition, each of the Borrowers agrees to pay any present or future stamp, documentary, transfer, recording (including, without limitation, the Mortgages) or filing taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder (other than related to the net income of a Lender) or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Agreement, the Notes, the Letters of Credit or any other Loan Document (hereinafter referred to as "OTHER TAXES").

         (b) The Borrowers will indemnify the Lenders and the Letter of Credit Issuer for the amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by any Lender or the Letter of Credit Issuer and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within 30 days from the date on which such Lender or Letter of Credit Issuer makes written demand.

         (c) Each Lender or Letter of Credit Issuer which is a foreign person (I.E., a Person other than a United States Person for United States Federal income tax purposes) hereby agrees that it shall, no later than the Closing Date (or, in the case of a Lender which becomes a party hereto pursuant to Section
10.13 hereof after the Closing Date, the date upon which such Lender or Letter of Credit Issuer becomes a party hereto) deliver to the Borrowers through the
Agent:

               (i) two accurate and complete signed originals of Internal Revenue Service Form 4224 (or any successor form), or

               (ii) two accurate and complete signed originals of Internal Revenue Service Form 1001 (or any successor form),

in each case indicating that such Lender or Letter of Credit Issuer is on the date of delivery thereof entitled to receive payments of principal, interest, fees, and other amounts under this Agreement for the account of its lending installation under this Agreement free from withholding of United States Federal income tax; and

         (d) If any of the Borrowers fail to perform its obligations under this
Section 2.14, the Borrowers shall indemnify the Lenders and the Letter of Credit Issuer for any incremental taxes, interest or penalties that may become payable as a result of any such failure.

                                   ARTICLE 3.
                                LETTERS OF CREDIT

         3.01. LETTERS OF CREDIT.

         (a) GENERAL. In order to assist the Borrowers in establishing or opening documentary or standby letters of credit, which shall not have expiration dates that exceed one year from the date of issuance (the "LETTERS OF CREDIT") with the Letter of Credit Issuer, the Borrowers have requested CIT to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of a Letter of Credit Guaranty, thereby lending CIT's credit to that of the Borrowers, and CIT has agreed to do so. These arrangements shall be handled by CIT subject to the terms and conditions set forth below. CIT shall have no obligation to arrange for the issuance of Letters of Credit on or after the Revolving Credit Termination Date or which, when added to the aggregate amount of all outstanding and contemporaneous Revolving Loans and the Letter of Credit Exposure at such time, would cause the amount of all Revolving Loans and the Letter of Credit Exposure at any time to exceed Revolving Availability. In addition, CIT shall not be required to be the issuer of any Letter of Credit. The Letter of Credit Issuer shall be a bank mutually acceptable to CIT and the Borrowers. The Borrowers will be the account party for any application for a Letter of Credit, which shall be a computer transmission system approved by CIT and the Letter of Credit Issuer or such other written form or computer transmission system or such other form as may from time to time be approved by the Letter of Credit Issuer and CIT, and shall be duly completed in a manner acceptable to CIT, together with such other certificates, agreements, documents and other papers and information as the Letter of Credit Issuer or CIT may request (the "LETTER OF CREDIT APPLICATION"). In the event of any conflict between the terms of the Letter of Credit Application and this Agreement, for purposes of this Agreement, the terms of this Agreement shall control.

               (i) The aggregate Letter of Credit Exposure shall not exceed (A) $2,500,000 at any time, with respect to documentary Letters of Credit, and (B) $2,500,000 at any time, with respect to standby Letters of Credit. In addition, changes or modifications of the Letters of Credit by any of the Borrowers and/or the Letter of Credit Issuer of the terms and conditions thereof shall in all respects be subject to the prior approval of CIT in the exercise of its reasonable discretion; PROVIDED, HOWEVER, that (x) the expiration date of all Letters of Credit shall be no later than fifteen (15) days prior to the Revolving Credit Termination Date unless on or prior to fifteen (15) days prior to the Revolving Credit Termination Date such Letters of Credit shall be cash collateralized in an amount equal to at least 105% of the Stated Amount of such Letters of Credit and (y) the Letters of Credit and all documentation in connection therewith shall be in form and substance satisfactory to CIT and the Letter of Credit Issuer.

               (ii) The Agent shall have the right, without notice to the Borrowers, to charge the Loan Account with the amount of any and all indebtedness, liability or obligations of any kind (including, without limitation, indemnification for breakage costs, capital adequacy and reserve requirement charges) incurred by the Agent, CIT or the Lenders under the Letter of Credit Guaranty at the earlier of (x) payment by CIT or the Lenders under the Letter of Credit Guaranty, and (y) with respect to any Letter of Credit which is not cash collateralized as provided in this Agreement, the occurrence of an Event of Default. Any amount charged to the Loan Account shall be deemed a Revolving Loan hereunder made by the Lenders to the Borrowers, funded by the Agent on behalf of the Lenders and subject to Sections 2.03(f) and (g) hereof. Any charges, fees, commissions, costs and expenses charged to CIT for the account of the Borrowers by the Letter of Credit Issuer in connection with or arising out of Letters of Credit issued pursuant to this Agreement or out of transactions relating thereto will be charged to the Loan Account in full when charged to or paid by CIT and any such charges by CIT to the Loan Account shall be conclusive and binding on the Borrowers and the Lenders absent manifest error. Each of the Lenders and the Borrowers agrees that the Agent shall have the right to make such charges regardless of whether any Event of Default or Potential Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 hereof have been satisfied.

               (iii) Each of the Borrowers agrees to unconditionally indemnify the Agent, CIT and each Lender and to hold the Agent, CIT and each Lender harmless from any and all loss, claim or liability incurred by the Agent, CIT or any such Lender (including, without limitation, attorneys' fees and expenses) arising from any transactions or occurrences relating to Letters of Credit established or opened for a Borrower's account and any drafts or acceptances thereunder, and all Obligations thereunder, including, without limitation, any such loss or claim due to any action taken by the Letter of Credit Issuer, other than for any such loss, claim or liability arising solely out of the gross negligence or willful misconduct of the Agent, CIT or any Lender as determined by a final judgment of a court of competent jurisdiction.

               (iv) Each of the Borrowers further agrees to hold the Agent, CIT and each Lender harmless from any errors or omission, negligence or misconduct by the Letter of Credit Issuer (unless such Letter of Credit Issuer shall be, in such instance, the Agent, CIT or such Lender). Each Borrower's unconditional obligation to the Agent, CIT and each Lender hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result solely of the Agent's, CIT's or such Lender's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Each of the Borrowers agrees that any charges incurred by CIT for the Borrower's account by the Letter of Credit Issuer shall be conclusive and binding on the Borrower absent manifest error and may be charged to the Loan Account in accordance with the provisions of this Agreement.

               (v) None of the Agent, CIT, the Letter of Credit Issuer or any of the Lenders shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereof even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipments, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with any such goods or the shipping thereof, or any breach of contract between the shipper or vendors and any of the Borrowers. Furthermore, without being limited by the foregoing, none of the Agent, CIT, the Letter of Credit Issuer or any of the Lenders shall be responsible for any act or omission with respect to or in connection with any goods covered by Letters of Credit.

               (vi) Each of the Borrowers agrees that any action taken by the Agent, CIT, the Letter of Credit Issuer or any Lender, if taken in good faith, under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances or the goods purported to be represented by any documents, shall be binding on the Borrowers (with respect to the Letter of Credit Issuer, the Agent, CIT and the Lenders) and shall not put the Agent, CIT or the Lenders in any resulting liability to the Borrowers, except for any action taken by the Agent, ClT, the Letter of Credit Issuer or any Lender which is solely caused by their gross negligence or as a result of their willful misconduct as determined by a final judgment of a court of competent jurisdiction. In furtherance thereof, CIT shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in CIT's sole name, and the Letter of Credit Issuer shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from CIT, all without any notice to or any consent from the Borrowers.

               (vii) Without CIT's prior written consent, each Borrower agrees:
(x) not to execute any applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (y) after the occurrence and during the continuance of an Event of Default not to (A) clear and resolve any questions of non-compliance of documents, or (B) give any instructions as to acceptances or rejection of any documents or goods.

               (viii) Each Borrower agrees that any necessary and material import, export or other license or certificates for the import or handling of Inventory required to be obtained by the Borrowers will have been timely procured; all material foreign and domestic governmental laws and regulations applicable to the Borrowers in regard to the shipment and importation of Inventory or the financing thereof will have been timely and fully complied with, and any certificates in that regard that CIT may at any time reasonably request will be promptly furnished. In this connection, each of the Borrowers represents and warrants that all shipments made under any such Letters of Credit are in compliance with the laws and regulations of the countries in which the shipments originate and terminate except where all instances of such non-compliance taken together will not have a Material Adverse Effect. As between each of the Borrowers, on the one hand, and the Agent, CIT, the Lenders and the Letter of Credit Issuer, on the other hand, each of the Borrowers assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies. As between each of the Borrowers, on the one hand, and the Agent, CIT, the Lenders and the Letter of Credit Issuer, on the other hand, any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where such Inventory is or may be located, or wherein payments are to be made, or herein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Borrowers' risk, liability and responsibility.

               (ix) Upon any payments made to the Letter of Credit Issuer under the Letter of Credit Guaranty, CIT or the Lenders, as the case may be, shall, without prejudice to its rights under this Agreement (including, without limitation, that such unreimbursed amounts shall constitute Revolving Loans hereunder), acquire by subrogation any rights, remedies, duties or obligations granted or undertaken by the Borrowers to the Letter of Credit Issuer in any Letter of Credit Application, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agent and apply in all respects to the Agent and shall be in addition to any rights, remedies, duties or obligations contained herein.

               (x) In the event that the Borrowers are required to provide cash collateral for any Letter of Credit in accordance with this Agreement, the Borrowers shall deposit such cash collateral in the Letter of Credit Cash Collateral Account, which cash collateral shall be held in the Letter of Credit Cash Collateral Account until either all Obligations have been paid in full in cash or cash collateral is no longer required under the terms of this Agreement.

         (b) REQUEST FOR ISSUANCE. The Borrowers may from time to time, upon notice (an "L/C Notice") not later than 12:00 noon, New York City time, at least three (3) Business Days in advance, request CIT to assist the Borrowers in establishing or opening a Letter of Credit by delivering to the Agent, with a copy to the Letter of Credit Issuer, a Letter of Credit Application, together with any necessary related documents. CIT shall not provide support, pursuant to the Letter of Credit Guaranty, if the Agent shall have received written notice from the Majority Lenders on the Business Day immediately preceding the proposed issuance day for such Letter of Credit that one or more of the conditions precedent in Section 5.02 hereof will not have been satisfied on such date, and neither CIT nor the Agent shall otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 5.02 hereof have been satisfied.

         3.02. PARTICIPATIONS.

         (a) PURCHASE OF PARTICIPATIONS. Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit in accordance with the procedures set forth in Section 3.01 hereof, each Lender (other than CIT) shall be deemed to have irrevocably and unconditionally purchased and received from CIT, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Pro Rata Share, in all obligations of CIT with respect to such Letter of Credit (including, without limitation, all Undrawn Letter of Credit Availability and Reimbursement Obligations of the Borrowers with respect thereto, pursuant to the Letter of Credit Guaranty or otherwise).

         (b) SHARING OF LETTER OF CREDIT PAYMENT. In the event that CIT makes any payment in respect of the Letter of Credit Guaranty and the Borrowers shall not have repaid such amount to the Agent for the account of CIT, the Agent shall charge the Loan Account in the amount of the Reimbursement Obligation, in accordance with Section 3.01 (a)(ii) hereof.

         (c) OBLIGATIONS IRREVOCABLE. The obligations of a Lender to make payments to the Agent for the account of the Agent or CIT with respect to a Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

               (i) any lack of validity or enforceability of this Agreement or any of the other Related Documents;

               (ii) the existence of any claim, set off, defense or other right which the Borrowers may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, Letter of Credit Issuer, any Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including, without limitation, any underlying transactions between the Borrowers or any other party and the beneficiary named in any Letter of Credit);

               (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Related Documents;

               (v) any failure by the Agent to provide any notices required pursuant to this Agreement relating to Letters of Credit; or

               (vi) the occurrence of any Event of Default or Potential Default.

                                   ARTICLE 4.
                                 BORROWING BASE

         4.01. CONDITION OF LENDING AND ASSISTING IN ESTABLISHING OR OPENING LETTERS OF CREDIT. CIT and the other Lenders shall have no obligation to make a Revolving Loan or assist in establishing or opening a Letter of Credit to the extent that the aggregate unpaid principal amount of the Revolving Loans PLUS the Letter of Credit Exposure exceeds, or after giving effect to a requested Credit Extension would exceed, Revolving Availability at such time.

         4.02. MANDATORY PREPAYMENT. Concurrently with the delivery of any Borrowing Base Certificate, the Borrowers shall give notice to the Agent of any mandatory prepayment pursuant to Section 2.04(b)(i) hereof, which notice shall specify a prepayment date no later than the earlier of (x) the date on which such Borrowing Base Certificate is given and (y) the date on which such Borrowing Base Certificate is required to be provided to the Lenders.

         4.03. RIGHTS AND OBLIGATIONS UNCONDITIONAL. Without limitation of any other provision of this Agreement, the rights of the Agent, CIT and the Lenders and the obligations of the Borrowers under this Article 4 are absolute, unconditional and the Agent, CIT and the Lenders shall not be deemed to have waived the condition set forth in Section 4.01 hereof or their right to payment in accordance with Section 4.02 hereof in any circumstance whatever, including, without limitation, circumstances wherein the Agent or the Lenders (knowingly or otherwise) make an advance hereunder in excess of the Borrowing Base.

         4.04. BORROWING BASE CERTIFICATE.

         (a) By 12:00 noon (New York City time), four (4) Business Days after the Saturday of each week, or ten (10) Business Days after the last day of the preceding month (and on any other date on which the Agent requests), the Borrowers shall furnish to the Agent a certificate ("BORROWING BASE CERTIFICATE") in the form provided to the Borrowers by the Agent, certified as true and correct in all material respects by a Designated Financial Officer, setting forth the Borrowing Base and the other information required therein as of the Borrowers' close of business on the Saturday of the preceding week (in the case of weekly Borrowing Base Certificates), or as of the Borrowers' close of business on the last day of each month (in the case of monthly Borrowing Base Certificates), in each case, together with such other information with respect to the Accounts and Inventory of the Borrowers as the Agent may reasonably request.

         (b) In the event of any dispute about the eligibility of any asset for inclusion in the Borrowing Base or the valuation thereof, the Agent's good faith judgment shall control.

         (c) The Borrowing Base set forth in a Borrowing Base Certificate shall be effective from and including the date such Borrowing Base Certificate is duly received by the Agent to but not including the date on which a subsequent Borrowing Base Certificate is duly received by the Agent, unless the Agent disputes the eligibility of any asset for inclusion in the Borrowing Base or the valuation thereof by notice of such dispute to the Borrowers, in which case the value of such asset shall, at the discretion of the Borrowers, either not be included in the Borrowing Base or be included in the Borrowing Base with a value reasonably acceptable to the Agent.

         (d) Each (i) weekly Borrowing Base Certificate shall be accompanied by sales and cash collection reports and journals and (ii) monthly Borrowing Base Certificate shall be accompanied by those items referred to in the preceding clause (i) and an accounts receivable aging report. All such reports and journals shall containing such detail and such other and further information as the Agent may reasonably request from time to time.

         4.05. GENERAL PROVISIONS. Notwithstanding anything to the contrary in this Article 4, in no event shall any single element of value or asset be counted more than once in determining the Borrowing Base.

                                   ARTICLE 5.
                          CONDITIONS OF EFFECTIVENESS,
                      LETTER OF CREDIT ISSUANCE AND LENDING

         5.01. CONDITIONS PRECEDENT TO EFFECTIVENESS. This Agreement shall become effective as of the Business Day when each of the following conditions precedent shall have been satisfied and the obligation of any Lender to make the initial Loan(s) hereunder or the obligation of CIT or any Lender to assist the Borrowers in obtaining the issuance of the initial Letter of Credit hereunder shall be subject to the satisfaction of the following conditions precedent:

         (a) PAYMENT OF FEES, ETC. The Borrowers shall have paid all fees, costs, expenses and taxes then payable by the Borrowers including, without limitation, those due and payable pursuant to Sections 2.08 and 10.06 hereof, and the reasonable fees and other client charges of legal counsel to the Agent.

         (b) REPRESENTATIONS AND WARRANTIES, NO EVENT OF DEFAULT. The representations and warranties contained in Article 6 of this Agreement and in each other Loan Document and certificate or other writing delivered to the Agent, the Lenders or the Letter of Credit Issuer pursuant hereto or thereto on or prior to the Closing Date shall be true and correct in all material respects on and as of the Closing Date as though made on and as of such date (except to the extent such representation or warranty expressly relates to an earlier period, in which case it shall be true and correct in all material respects as of such earlier date); and no Potential Default Event of Default shall have occurred and be continuing on the Closing Date or would result from this Agreement becoming effective in accordance with its terms.

         (c) DELIVERY OF DOCUMENTS. The Agent shall have received on or before the Closing Date the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated the Closing Date:

               (i) a Revolving Credit Note and a Term Loan Note payable to the order of each Lender, duly executed by each of the Borrowers;

               (ii) this Agreement and the Security Documents, duly executed by each of the Borrowers;

               (iii) appropriate financing statements on Form UCC-1 and the appropriate forms for recording liens on patents, trademarks and copyrights all duly executed by the Borrowers and, in the Agent's sole discretion, to be filed in such office or offices as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests purported to be created by the Security Documents (including with respect to any liens on trademarks and copyrights recorded in any federal registry maintained for such purpose), all in form and substance satisfactory to the Agent;

               (iv) copies of (x) all effective financing statements which name as debtor any of the Borrowers or any other entity requested by the Agent, tax liens and judgment liens and which are filed in the offices referred to in paragraph (iii) above, together with copies of such financing statements, none of which, except as otherwise agreed to in writing by the Agent, shall cover any of the Collateral; and (y) searches with respect to patents, trademarks and copyrights as to which the Agent has been granted a lien pursuant to the Security Documents.

               (v) the Parent and each Borrower shall have (x) duly pledged to the Agent all of the issued and outstanding capital stock of the Borrowers (other than the Parent) and their Subsidiaries (limited, in the case of Foreign Subsidiaries, to sixty-five percent (65%) of the issued and outstanding capital stock of each such Foreign Subsidiary) and (y) delivered to the Agent the stock certificates for such stock, together with duly executed stock powers in blank.

               (vi) a copy of the resolutions adopted by the Board of Directors of each Borrower, certified as of the Closing Date by the Secretary or Assistant Secretary thereof, authorizing the execution, delivery and performance by each such Borrower of each Loan Document to which it is a party and the execution and delivery of the other documents to be delivered by each such Borrower in connection therewith;

               (vii) a certificate of the Secretary or Assistant Secretary of each Borrower certifying the names and true signatures of the officers of each such Borrower authorized to sign each Loan Document to which each such Borrower is or will be a party and the other documents to be executed and delivered by each such Borrower in connection therewith, together with evidence of the incumbency of such authorized officers;

               (viii) a certificate, dated as of a date not more than five (5) Business Days prior to the Closing Date, of the appropriate official(s) of the state of incorporation and each state of foreign qualification of each Borrower, certifying as to the subsistence in good standing of, and (where such state customarily so indicates) the payment of taxes by, such Person in such states and listing all organizational documents of such Person on file with such official(s), together with confirmation by telephone or telegram (where available) on the Closing Date from such official(s) each as to such matters and copies of each certified certificate of authority from each foreign state where such Person is qualified to do business;

               (ix) a copy of the organizational documents of each Borrower, certified as of a date not more than five (5) Business Days prior to the Closing Date by the appropriate official(s) of the state of organization of each such Borrower and as of the Closing Date by the Secretary or Assistant Secretary of each such Borrower;

               (x) legal opinions of counsel for the Borrowers as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders and their respective counsel;

               (xi) a certificate of the Designated Borrowing Officer certifying as to the matters set forth in subsection (b) of this Section 5.01;

               (xii) a Borrowing Base Certificate current as of a date required by the Agent, certified by the Designated Borrowing Officer;

               (xiii) a true and correct copy of each Material Contract certified as such by the Designated Borrowing Officer;

               (xiv) a certificate of insurance evidencing insurance maintained by the Borrowers as is required by Section 7.07 hereof, naming the Agent as additional insured and loss payee, using a long form loss payee endorsement;

               (xv) the most recent management letter prepared by the independent accountants of the Borrowers; and

               (xvi) such other agreements, instruments, approvals, and other documents as the Agent may reasonably request.

         (d) PROCEEDINGS, RECEIPT OF DOCUMENTS. All proceedings in connection with the transactions contemplated by this Agreement and the Related Documents and all documents incidental thereto, shall be satisfactory to the Agent and its counsel, and the Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance reasonably satisfactory to the Agent, as the Agent or such counsel may reasonably request.

         (e) CASH MANAGEMENT SYSTEM. The cash management system of the Borrowers shall be reasonably satisfactory to the Agent (including with respect to the segregation from the accounts of the Borrowers amounts received by the Borrowers which are not the property of the Borrowers other than accounts which may as a matter of law belong to employees, amounts payable for sales taxes and the like). In addition, the Agent shall have received Lockbox Agreements, in form and substance satisfactory to the Agent, as provided in Section 7.13.

         (f) COLLATERAL AUDIT. The Agent shall have completed and shall be satisfied (in its sole discretion) with the results of an audit of the Accounts, Inventory, machinery, equipment, other Collateral, assets and liabilities, and books and records of the Borrowers.

         (g) LIEN PRIORITY. The Lien in favor of the Agent pursuant to the Related Documents shall be a legal, valid, continuing, exclusive and fully-perfected first priority Lien on the Collateral, which shall be subject to no other Liens except for Permitted Liens.

         (h) LEGAL RESTRAINTS/LITIGATION. On the Closing Date, except as set forth on Schedule 6.06 hereto, there shall be no (1) litigation, investigation or proceeding (judicial or administrative) pending or, to the knowledge of any of the Borrowers, threatened, against any of the Borrowers or their Subsidiaries, or their assets, by any agency, division or department of any county, city, state or federal government arising out of the transactions contemplated by the Loan Documents, (2) injunction, writ or restraining order restraining or prohibiting the transactions contemplated pursuant to the transactions contemplated by the Loan Documents, or (3) suit, action, investigation or proceeding (judicial or administrative) pending or, to the knowledge of any of the Borrowers, threatened against any of the Borrowers or their Subsidiaries, or its assets, which could have a Material Adverse Effect.

         (i) ABSENCE OF MATERIAL ADVERSE EFFECT. Other than the filing of the Chapter 11 Cases, the Agent shall be satisfied that there is an absence of any material adverse change in the business, operations, condition (financial or otherwise) prospects, profitability, performance, assets or properties of (x) any Borrower or (y) the Borrowers or their Subsidiaries taken as a whole, in each case, since June 30, 2000.

         (j) APPRAISALS. The Agent shall have received a true and complete copy of an "orderly liquidation value" appraisal of the Borrowers' Inventory performed by Daley Hodkin or other appraisers acceptable to the Agent, which appraisal shall be satisfactory to the Agent and the Lenders in all respects.

         (k) PAY-OFF OF EXISTING FACILITIES. The Agent shall be satisfied in all respects with the "pay-off" letter from the existing lenders under the Existing Credit Facility and the termination of all UCC financing statements and trademark and copyright filings in the U.S. Patent and Trademark Office and the U.S. Copyright Office, respectively, relating thereto.

         (l) MINIMUM CLOSING REVOLVING AVAILABILITY. After giving effect to all Revolving Loans made and Letters of Credit issued on the Closing Date, the Borrowers shall have Revolving Availability on the Closing Date in an amount not less than $8,000,000.

         (m) FINANCIAL REPORTS. The Agent shall have received the Business Plan and other financial statements referred to in Section 6.07(a) and (b) hereof and shall have been satisfied, in its sole and absolute discretion, with its review thereof.

         (n) "TAKEOVER" EXAMINATION. The Agent shall be satisfied in all respects with the results of a "takeover" examination of the Collateral and the Borrowers' books and records.

Test results shall evidence no deterioration in Borrowers' Accounts performance (including, without limitation, turnover, dilution, concentration and credit quality) since June 30, 2000. Inventory test counts and statistical analysis (including, without limitation, turnover, balance and controls, and satisfactory confirmation of balances with a selected sample of account debtors) shall be satisfactory to the Agent in all material respects.

         (o) CHAPTER 11 CASES. The Borrowers shall have commenced the Chapter 11 Cases by filing voluntary petitions for relief pursuant to chapter 11 of the Bankruptcy Code with the Bankruptcy Court.

         (p) FIRST DAY PLEADINGS. The Agent shall have received all "first day" pleadings filed or to be filed with the Bankruptcy Court in connection with the Chapter 11 Cases, and be satisfied in form and substance with all such pleadings in all respects.

         (q) INTERIM FINANCING ORDER. The Interim Financing Order shall have been entered by the Bankruptcy Court and the Agent shall have received a certified copy of same which shall be in form and substance satisfactory to the Agent (in its sole and absolute discretion), it being understood and agreed that such Interim Order shall provide, among other things, that the Liens of the Agent and the Lenders shall be legal, valid, binding, continuing, enforceable, exclusive, fully-perfected and first priority Liens senior (subject only to Permitted Liens) in all respects to all other Liens. Such order shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed in any respect and, in the event that such order is the subject of any pending appeal the performance of any obligation of any party hereto shall not be the subject of a stay pending appeal.

         (r) MOTION. The Borrowers shall have provided the Agent with a draft of the Borrowers' motion seeking entry of the Interim Financing Order prior to filing such motion with the Bankruptcy Court, and such motion shall be acceptable in form and substance to the Agent in all respects.

         (s) FINANCIAL ADVISOR. The Borrowers shall have retained a financial advisor, acceptable to the Agent (which may include Conway Del Genio Gries & Co.
LLC), for the purpose of assisting the Borrowers with their operational and financial restructuring, to monitor the Borrowers' cash flows and financial position (and to report the same to the Agent) and to make such financial advisor available to the Agent to discuss the Borrowers' operations and financial performance, all on terms and conditions acceptable to the Agent.

         (t) DUE DILIGENCE AND AUDIT REQUESTS. The Agent shall be satisfied in all respects with the results of any due diligence and audit requests pertaining to the Borrowers' Accounts, Inventory and other Collateral.

         (u) ENVIRONMENTAL CONSULTANT, ETC. The Borrowers shall have provided to the Agent an environmental report prepared by ATC Environmental Consultants ("ATC") that is addressed to (and may be relied upon) the Agent and each Lender, which report shall be acceptable in all material respects to the Agent, as to the practices of the Borrowers relating to

Hazardous Materials and the time and cost associated with remediation work with respect thereto.

         (v) LANDLORD AND BAILEE WAIVERS. If any Inventory or other property is under the control of a third Person, the Agent shall have received Landlord Waivers and Bailee Waivers, as the case be, from each such Person; PROVIDED, HOWEVER, that if any of the foregoing is not obtained, with the consent of the Lenders, the Borrowers agree to exercise their reasonable best efforts to obtain the same not later than thirty (30) days after the Closing Date.

         5.02. CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT. In addition to the requirements of Section 5.01 hereof, the obligation of each Lender to make any Loan (including the initial Loans) and CIT or any Lender to assist the Borrowers in obtaining the issuance of any Letter of Credit shall be subject to the fulfillment, in a manner satisfactory to the Agent, of each of the following conditions precedent:

         (a) PAYMENT OF FEES, ETC. The Borrowers shall have paid all fees, costs, expenses and taxes then payable by the Borrowers pursuant to Sections 2.08, 5.01(a) and 10.06 hereof.

         (b) REPRESENTATIONS AND WARRANTIES; NO EVENT OF DEFAULT. The following statements shall be true and correct in all material respects, and the submission by any of the Borrowers to the Agent of a Notice of Borrowing with respect to a Loan and such Borrower's acceptance of the proceeds of such Loan, or the submission by a Borrower to the Agent and the Letter of Credit Issuer of an L/C Notice with respect to a Letter of Credit and the issuance of such Letter of Credit shall be deemed to be a representation and warranty by such Borrower on the date of such Loan and the date of the issuance of such Letter of Credit, as the case may be, that (i) the representations and warranties contained in
Article 6 of this Agreement and in each other Loan Document and certificate or other writing delivered to the Agent, the Lenders and the Letter of Credit Issuer pursuant hereto on or prior to the date of such Loan or Letter of Credit are true and correct in all material respects on and as of such date as though made on and as of such date (except for representations and warranties which relate to a specific date, in which case it shall be true and correct as of such earlier date), and (ii) no Potential Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made on such date or the issuance of the Letter of Credit to be issued on such date.

         (c) BORROWING NOTICE. The Agent shall have received a Notice of Borrowing pursuant to Section 2.03 or an L/C Notice and a Letter of Credit Application pursuant to Section 3.01 hereof not later than 1:00 p.m. (New York City time) three (3) Business Days prior to the proposed date of issuance of a Letter of Credit.

         (d) FINANCING ORDERS. The Interim Financing Order (if prior to the Final Financing Order Date) or the Final Financing Order (if after the Final Financing Order Date), as the case may be, is in form and substance satisfactory to the Agent, in its sole and absolute discretion), it being understood and agreed that such orders shall provide, in any event, that the Liens of the Lenders shall be legal, valid, binding, continuing, enforceable, exclusive, fully-perfected and first priority Liens (subject only to Permitted Liens) senior in all respects to all other Liens. Such Orders shall be in full force and effect, entered by the Bankruptcy Court and shall not have been vacated, reversed, modified, amended, or stayed in any respect, except for such modifications, and amendments mutually agreed to by the Borrowers and the Agent. In the event that such orders are the subject of any pending appeals, the performance of any obligation of any party hereto shall not be the subject of a stay pending appeal.

         (e) FINANCIAL REPORTS. The Agent shall have received the Business Plan and other financial statements referred to in Section 6.07 hereof and shall have been satisfied, in its sole and absolute discretion, with the results thereof.

         (f) ABSENCE OF MATERIAL ADVERSE CHANGE. Other than the filing of the Chapter 11 Cases, the Agent shall be satisfied that there has not occurred since June 30, 2000 any Material Adverse Effect.

         (g) COMMITMENTS; REVOLVING AVAILABILITY. The aggregate unpaid principal amount of (x) the Revolving Loans and the Letter of Credit Exposure shall not exceed, and after giving effect to the requested Credit Extension will not exceed, the Revolving Availability, and (y) the Term Loans shall not exceed the Term Loan Commitment.

         Any oral or written request by a Borrower for any Credit Extension hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in this Section 5.02 have been satisfied as of the date of such request. Failure of the Agent to receive notice from a Borrower to the contrary before such Credit Extension is made shall constitute a further representation and warranty by the Borrowers that the conditions set forth in this Section 5.02 have been satisfied as of the date of such Credit Extension.

         5.03. CONDITIONS PRECEDENT TO SUBSEQUENT TERM LOANS. In addition to the requirement of Sections 5.01 and Section 5.02 hereof, the obligations of each Lender to make any Subsequent Term Loan is, in each case, subject to the fulfillment, in a manner satisfactory to the Agent, of each of the following conditions precedent:

                  (a) POST-CLOSING APPRAISALS. The Agent shall have received, and shall be satisfied (in its sole discretion) with the results of the Post-Closing Appraisals, and based thereon the Initial Term Loans shall be prepaid to the extent, if at all, as provided in Section 2.04(b)(ii) hereof. The Borrowers hereby authorize the Agent to conduct the Post-Closing Appraisals on their behalf and the Agent hereby agrees to do the same.

                  (b) ENGAGEMENT OF ACCOUNTANTS. The Borrowers shall have engaged independent public accountants for the performance of an audit for its fiscal 2000 year and the issuance of the Accountant's Opinion, such accountants to be of recognized national standing and reasonably satisfactory to the Agent.

                  (c) RETENTION OF INVESTMENT BANKER. The Borrowers shall have retained an investment banker or similar financial advisor, who is in form and substance satisfactory to Agent, to sell the Eagle & Taylor Company and Eagle Window and Door Center, Inc. as provided in the Business Plan.


                                   ARTICLE 6.
                         REPRESENTATIONS AND WARRANTIES

         Each of the Borrowers hereby represents and warrants to the Agent and the Lenders as follows:

         6.01. ORGANIZATION, GOOD STANDING, ETC. Each Borrower and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate power and authority to conduct its business as now conducted and as presently contemplated and, subject to Bankruptcy Court approval, to make the borrowings hereunder and to consummate the transactions contemplated hereby and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.

         6.02. AUTHORIZATION, ETC. The execution, delivery and performance by each Borrower and its Subsidiaries of each Loan Document to which it is a party,
(i) has been duly authorized by all necessary corporate action on its part, (ii) does not and will not contravene (x) its certificate of incorporation or by-laws or (y) any applicable law, (iii) does not and will not result in or require the creation of any Lien (other than pursuant to any such Loan Document or the Orders) upon or with respect to any of its properties and (iv) does not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

         6.03. GOVERNMENTAL APPROVALS. Except for Bankruptcy Court approval, no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental Authority is or will be necessary in connection with the execution and delivery by each Borrower and its Subsidiaries of the Loan Document to which it is a party, consummation of the transactions therein contemplated, performance of or compliance with the terms and conditions thereof or to ensure the legality, validity, enforceability and admissibility in evidence thereto, except for the filings and recordings in respect of the Liens created pursuant to the Security Documents.

         6.04. ENFORCEABILITY OF LOAN DOCUMENTS. Subject to the entry of the Orders, this Agreement is, and each other Loan Document to which each Borrower and its Subsidiaries is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against each such Person in accordance with its terms.

         6.05. SUBSIDIARIES. Schedule 6.05 hereto is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding capital stock of each Borrower and its Subsidiaries as of the Closing Date, together will a listing of all agreements related thereto. All shares of such stock owned by a Borrower or one or more of its Subsidiaries, as indicated in such Schedule, are owned free and clear of all Liens, except for Liens in favor of the Agent pursuant to the Loan Documents. There are no options, warrants or other rights to acquire shares of capital stock of the Borrowers or any of their Subsidiaries.

         6.06. LITIGATION. Except as set forth in Schedule 6.06 hereto, there is no pending or, to the knowledge of any of the Borrowers, threatened action, suit or proceeding affecting any of the Borrowers or any of their Subsidiaries before any court or other Governmental Authority or any arbitrator which is reasonably likely to have a Material Adverse Effect.

         6.07. FINANCIAL CONDITION.

         (a) HISTORICAL STATEMENTS. The Borrowers have heretofore furnished to the Lenders an (i) audited consolidated balance sheet of the Parent and its Subsidiaries for the fiscal year ended December 31, 1999 and the related audited statements of operations and cash flows for the fiscal year then ended, and (ii) unaudited quarterly consolidated and consolidating balance sheets of the Parent and its Subsidiaries and the related statements of operations and cash flows for the nine (9) month period ending September 30, 2000, certified by a Designated Financial Officer of the Parent. Such financial statements (including the notes thereto) present fairly, in all material respects, the financial condition of the Parent and its Subsidiaries for the periods covered thereby, all in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year except as disclosed therein. Except as disclosed in the schedules hereto, the Parent and its Subsidiaries do not have any material contingent liabilities which could result in a Material Adverse Effect.

         (b) The Parent has heretofore furnished to the Lenders a Business Plan for the period ending December 31, 2001, and the projections contained therein have been prepared in accordance with the standard set forth in the second sentence of Section 6.17 hereof.

         (c) As soon as it becomes available, the Borrowers shall notify the Agent of any management letter received by the Borrowers from its certified public accountants and shall provide such letter to the Agent.

         6.08. COMPLIANCE WITH LAW, ETC. Except as provided in Schedules 6.09 and 6.10 hereto, none of the Borrowers or any of their Subsidiaries is in violation of (a) its certificate of incorporation or by-laws, (b) in any material respect any law (including, without limitation, violations pertaining to the conduct of its business or the use, maintenance or operation of the real and personal properties owned or possessed by it) or (c) in any material respect any term of any material agreement or instrument binding on or otherwise affecting it or any of its properties.

         6.09. ERISA. (i) Except as set forth in Schedule 6.09 hereto, each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, (ii) all contributions (other than contributions with respect to periods prior to the Filing Date for which payment is not permitted solely as a result of a Borrowers' status as a debtor-in-possession under the Bankruptcy Code) required to be made pursuant to the terms of each Benefit Plan or as otherwise required by law have been timely made to each Benefit Plan; (iii) except for the commencement of the Chapter 11 Cases, no Termination Event has occurred or is reasonably expected to occur with respect to any Benefit Plan, (iv) the most recent annual report (Form 5500 Series) with respect to each Plan, including Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service, is complete and correct in all material respects and fairly presents the funding status of such Benefit Plan, and since the date of such report there has been no material adverse change in such funding status,
(v) no Benefit Plan has an accumulated or waived funding deficiency or permitted decrease which would create a deficiency in its funding standard account within the meaning of Section 412 of the Code at any time during the previous 60 months, and (vi) no Lien imposed under the Code or ERISA exists or is reasonably likely to arise on account of any Benefit Plan within the meaning of Section 412 of the Code. Neither the Borrowers nor any of their respective ERISA Affiliates have incurred any withdrawal liability under Title IV of ERISA (which is unpaid as of the date hereof), and none of the Borrowers is aware of any facts indicating that the Borrowers or any of their ERISA Affiliates may in the future incur any such withdrawal liability. Except as required by Section 4980B of the Code or as disclosed on Schedule 6.09, none of the Borrowers maintains a welfare plan (as defined in Section 3(l) of ERISA) which provides medical, dental or life insurance benefits or coverage after a participant's termination of employment. Neither the Borrowers nor any of their respective ERISA Affiliates has incurred any liability under the Worker Adjustment and Retraining Notification Act (which is unpaid as of the date hereof). Neither any of the Borrowers nor any ERISA Affiliates, nor to the knowledge of any of the Borrowers any other Person, including any fiduciary, has engaged in any transaction prohibited by Section 4975 of the Code or Section 406 of ERISA which could subject any of the Borrowers or any ERISA Affiliates, or any Person which any of the Borrowers has an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA. With respect to each Plan intended to be qualified under Section 401(a) of the Code, the Plan has received a favorable determination letter from the Internal Revenue Service that it is so qualified and, to each of the Borrowers' knowledge, nothing has occurred since the date of such determination letter that could adversely affect the qualification of such Plan. The present value of all accrued benefits under any Benefit Plan (a) will not as of the Closing Date, exceed the fair market value of the assets of such Benefit Plan by more than $500,000 and (b) will not as of any date after the Closing Date, exceed the fair market value of the assets of such Benefit Plan by more than $500,000, in each case determined as of the end of the most recently completed plan year for such Benefit Plan based on the actuarial assumptions used for purposes of calculating the minimum funding requirements for the Benefit Plan for such plan year. The present value of all accrued benefits under each Benefit Plan (excluding any Benefit Plan where the fair market value of the plan's assets exceed the present value of its accrued benefits as of the relevant date), in the aggregate (a) will not as of the Closing Date, exceed the fair market value of the aggregate assets of each such underfunded Benefit Plan by more than $500,000 and (b) will not as of any date after the Closing Date, exceed the fair market value of the aggregate assets of each such Benefit Plan by more than $500,000, in each case determined as of the end of the most recently completed plan year for such Benefit Plan based on the actuarial assumptions used for purposes of calculating the minimum funding requirements for the Benefit Plan for such plan year. To the best knowledge of each of the Borrowers, no Multiemployer Plan is in "reorganization" (within the meaning of Section 4241 of ERISA), is "insolvent" (within the meaning of Section 4245 of ER1SA) or is terminating. All Plans in existence on the Closing Date are set forth on Schedule 6.09 hereto.

         6.10. TAXES, ETC. Except as set forth in Schedule 6.10 hereto, all tax returns required to be filed by the Borrowers and their respective Subsidiaries have been properly prepared in all material respects, executed and filed. All taxes, assessments, fees and other governmental charges payable by the Borrowers and their respective Subsidiaries or with respect to any of their respective properties, income, sales or franchises which are shown thereon as due and payable have been paid, except for taxes with respect to periods prior to the Filing Date for which payment cannot be made solely as a result of a Borrower's status as a debtor- in-possession under the Bankruptcy Code and except to the extent that payment thereof is being contested in good faith by appropriate proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves therefor are being maintained. The reserves and provisions for taxes, if any, on the books of the Borrowers are adequate for all open years and for its current fiscal period. Except as set forth on Schedule 6.10, as of the Closing Date none of the Borrowers know of any proposed additional assessment or basis for any material assessment for additional taxes (whether or not reserved against). The Federal Taxpayer Identification Number of each Borrower and its Subsidiaries is set forth in Schedule 6.05.

         6.11. REGULATION T, U OR X. None of the Borrowers are or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X issued by the Board), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         6.12. NATURE OF BUSINESS. The Borrowers are not engaged in any business other than (a) the manufacture and distribution of residential and architectural windows and doors and (b) aluminum extrusion production.

         6.13. ADVERSE AGREEMENTS, ETC. None of the Borrowers or any of their Subsidiaries is a party to any agreement or instrument, or subject to any charter or other corporate or partnership restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority or regulatory body, which has or may reasonably be expected to have, a Material Adverse Effect.

         6.14. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrowers nor any of their Subsidiaries is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of or "principal underwriter" of or for an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

         6.15. PERMITS, ETC. Each of the Borrowers and their Subsidiaries have all material permits, licenses, authorizations and approvals required for them lawfully to own and operate their businesses. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is not claim that any thereof is not in full force and effect.

         6.16. PRIORITY, TITLE. Subject to the entry of the Orders and except for Permitted Liens, each of the Borrowers is the holder of all right, title and interest in and to the Collateral with full right to pledge, sell, consign, transfer and create the Liens in the Collateral granted pursuant to the Security Documents. No Person has any right of first refusal, option or other preferential right to purchase any Collateral. Each of the Borrowers will at its expense forever warrant and, at the Agent's request, defend the same from any and all claims and demands of any other Person, other than the Permitted Liens. None of the Borrowers will grant, create or permit to exist any Lien upon the Collateral, or any proceeds thereof, in favor of any other Person, other than Permitted Liens. Each of the Borrowers and their respective Subsidiaries have good and marketable title to all of their properties and assets, free and clear of all Liens except Permitted Liens and the Liens granted the Security Documents.

         6.17. FULL DISCLOSURE. The representations or warranties made by the Borrowers under this Agreement and the other Loan Documents are not in any material respect false or misleading and the Loan Documents, the schedules and exhibits thereto and the certificates, reports, statements and other documents or information furnished to the Agent or the Lenders in connection herewith or therewith, or with the consummation of the transactions contemplated hereby and thereby, are correct and accurate in all material respects and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained herein or therein not misleading in any material respect. To the extent the Borrowers furnish any projections of the financial position and results of operations of the Borrowers for, or as at the end of, certain future periods, such projections were believed at the time furnished to be reasonable, have been or will have been prepared on a reasonable basis and in good faith by the Borrowers, and have been or will be based on assumptions believed by the Borrowers to be reasonable at the time made and upon the best information then available to the Borrowers.

         6.18. OPERATING LEASE OBLIGATIONS. On the Closing Date, none of the Borrowers have any obligations as lessee for the payment of rent for any Lease other than the Operating Lease Obligations as set forth in Schedule 6.18 hereto and the Capitalized Lease Obligations set forth in Schedule 6.18 hereto.

         6.19. ENVIRONMENTAL MATTERS. Except as disclosed in Schedule 6.19 hereto, (i) none of the operations of the Borrowers or their Subsidiaries is the subject of any federal, state or local investigation to determine whether any Remedial Action is needed to address the presence, disposal, Release or threatened Release of Hazardous Materials; (ii) the operations of the Borrowers and their Subsidiaries are in compliance in all material respects with all

Environmental Laws; (iii) there has been no Release at (x) any of the properties owned or operated by the Borrowers or their Subsidiaries or, to the best knowledge of each Borrower, any predecessor in interest or title, or (y) any facility (including without limitation any disposal or treatment facility) which received or is alleged to have received Hazardous Materials generated by the Borrowers or their Subsidiaries or, to the best knowledge of each Borrower, any predecessor in interest or title which is reasonably likely to result in Environmental Liabilities and Costs of $100,000 or more; (iv) no Environmental Actions have been asserted against any of the Borrowers or their Subsidiaries or, to the best knowledge of each Borrower, any predecessor in interest or title, nor do any of the Borrowers or their Subsidiaries have knowledge or notice of any threatened or pending Environmental Action against the Borrowers or their Subsidiaries or, to the best knowledge of each Borrower, any predecessor in interest or title which, if adversely determined, is reasonably likely to result in Environmental Liabilities and Costs of $100,000 or more; (v) each of the Borrowers and their Subsidiaries have obtained all permits, approvals, authorizations and licenses required by Environmental Laws necessary for the Borrowers' or Subsidiaries' operations, and all such permits, approvals, authorizations and licenses are in effect and each of the Borrowers and their Subsidiaries are in material compliance with all terms and conditions of such permits, approvals, authorizations and licenses; (vi) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any of Borrowers or their Subsidiaries or, to the best knowledge of each Borrower, any predecessor in interest or title which, if adversely determined, is reasonably likely to result in Environmental Liabilities and Costs of $100,000 or more.

         6.20. INSURANCE. Each of the Borrowers and their Subsidiaries maintain
(i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workers compensation insurance in the amount required by applicable law, (iii) public liability insurance in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law or by the Loan Documents. Schedule 6.20 hereto sets forth a list of all insurance maintained by the Borrowers and their Subsidiaries on the Closing Date.

         6.21. SECURITY DOCUMENTS. The Orders and the Security Documents create and grant to the Agent, for the benefit of the Lenders, a legal, valid, continuing, exclusive and fully-perfected first priority Lien on the Collateral, subject to no other Liens except for Permitted Liens.

         6.22. FINANCIAL ACCOUNTING, PRACTICES, ETC.

         (a) Each of the Borrowers and their Subsidiaries make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect in all material respects their respective transactions and dispositions of their respective assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP except as previously disclosed to the Agent and (B) to maintain accountability for assets, and (ii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (b) Each of the Borrowers and their Subsidiaries maintain a system of internal procedures and controls sufficient to provide reasonable assurance that the information required to be set forth in each Borrowing Base Certificate is accurate.

         6.23. NO MATERIAL ADVERSE EFFECT. Since June 30, 2000, there has not occurred any Material Adverse Effect (other than the filing of the Chapter 11 Cases).

         6.24. REAL ESTATE, LEASE.

         (a) Schedule 6.24 hereto sets forth an accurate description and list as of the Closing Date of the location, by state and street address, of all Real Estate owned by the Borrowers and their Subsidiaries under the heading "Fee Properties" and all Real Estate leased by the Borrowers and their Subsidiaries under the heading "Leased Properties", together with, in the case of the Premises, a statement as to whether such Real Estate is the subject of a contract of sale (and, if so, a statement as to the status of such sale).

         (b) Each of the Borrowers and their Subsidiaries has (i) good and marketable fee title to all of its Premises and (ii) good and valid title to the leasehold estates in all of the Real Estate leased by it and which is listed in
Schedule 6.24 under the heading "Leased Properties", in each case free and clear of all Liens, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except Permitted Liens.

         (c) Schedule 6.24 hereto sets forth, with respect to each Lease, the identity of the lessor and lessee. Each such Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. No consent or approval of any landlord or other third party in connection with the Leases is necessary for the Borrowers or any of their Subsidiaries to enter into and execute the Loan Documents, except as set forth on Schedule 6.24 hereto. Neither the Borrowers, any of their Subsidiaries nor, to the best knowledge of the Borrowers, any other party to any Lease is in default of its obligations thereunder and none of the Borrowers or any of their Subsidiaries has at any time delivered or received any notice of default which remains uncured under any such Lease and, as of the Closing Date, no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a default under any such Lease, except for defaults the consequence of which in the aggregate would have no Material Adverse Effect.

         (d) All permits required to have been issued to the Borrowers or any of their Subsidiaries with respect to their Real Estate to enable such property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used, have been lawfully issued and are in full force and effect, other than such permits which if not obtained, would not have a material adverse effect on the intended use or operation of any such Real Estate.

         (e) (i) Except as set forth on Schedule 6.24 hereto (the "DISCLOSED VIOLATIONS"), all the Real Estate complies in all material respects with all applicable legal requirements, including the Americans with Disabilities Act of 1990. Each Borrower shall use its diligent efforts to cure, or cause to be cured, the Disclosed Violations and to have them removed of record.

               (ii) Except for the Disclosed Violations, all permits required by any Governmental Authority for the operation of the Improvements and the actual and contemplated uses thereof, or otherwise required to be in compliance with any Environmental Laws, have been obtained.

         (f) All Building Equipment and other personal property necessary for the proper and efficient operation and maintenance of the Real Estate are owned or leased by each Borrower and its Subsidiaries and form a part of the Collateral, other than (i) any such Building Equipment which is owned by a utility company or (ii) any such Building Equipment and personal property which is owned by tenants of such Real Estate and utilized solely by such tenant.

         (g) All easements, cross easements, licenses, air rights and rights-of way or other similar property interests (collectively, "EASEMENTS"), if any, necessary for the fall utilization of the Improvements for their intended purposes have been obtained and are in full force and effect, without default thereunder. The Real Estate has direct rights of access to public ways and are served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Real Estate for their intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Real Estate is located either in the public right of way abutting such Real Estate (which is connected so as to serve such Real Estate without passing over other property) or in recorded easements serving such Real Estate. All roads necessary for the use of the Real Estate for its current purposes have been completed and are available for public use.

         (h) The Real Estate is not situated in an area designated as having special flood hazards as defined by the Flood Disaster Protection Act of 1973, as amended, or designated a wetlands by any Governmental Authority having jurisdiction over such the Real Estate.

         (i) Each parcel of Real Estate is taxed as separate and distinct tax lots. No part of the Premises shares a tax lot with any adjoining lands and for all purposes the Real Estate may be mortgaged, conveyed and otherwise dealt with as a single, independent parcel.

               (i) Except as set forth in Schedule 6.24 hereof, rent has not been collected by the Borrowers as lessors or sublessors under any Leases more than one (1) month in advance of the due date. The term of each Lease has commenced and the tenant has commenced the full payment of rent under such Lease without the tenant being entitled to any abatement thereof. No tenant under a Lease has any right of set off or reduction against rent.

               (ii) Each Lease has been duly authorized, approved and executed by a Borrower or Subsidiary thereof and constitutes the legal, valid and binding obligations of such

Borrower or Subsidiary and, to the best of each Borrower's and Subsidiary's knowledge of the other parties thereto, enforceable against each relevant Borrower or Subsidiary thereof and such other parties thereto in accordance with their respective terms.

               (iii) No tenant under any Lease is an Affiliate of any Borrower or Subsidiary thereof, except as set forth on Schedule 6.24 hereto.

               (iv) There are no brokerage fees or commissions due and payable by any Borrower or Subsidiary thereof in connection with the leasing of the Real Estate or any portion thereof, except as set forth on Schedule 6.24 hereto.

         (j) All taxes due and owing in respect of, and affecting, any portion of the Real Estate that is required to be paid by a Borrower or Subsidiary thereof have been paid. There are no pending, or to best knowledge of the Borrowers and their Subsidiaries, proposed special or other assessments for public improvements or otherwise affecting the Real Estate.

         (k) (i) No Borrower or any Subsidiary thereof is bound by any Real Estate Contract, except as set forth on Schedule 6.24. As used herein, "REAL ESTATE CONTRACT" shall mean any management or brokerage agreement or any cleaning, maintenance, service or other contract or agreement of any kind of a material nature (materiality for these purposes to include contracts in excess of $50,000 and which extend beyond one (1) year (unless cancelable on thirty
(30) days' or less notice), in either case relating to the ownership, leasing, management, repair or restoration of any portion of the Real Estate.

               (ii) Each Real Estate Contract is in full force and effect, there are no monetary or other material defaults by any Borrower or Subsidiary thereunder and, to the best knowledge of each Borrower and Subsidiary thereof, there are no monetary or other material defaults thereunder by any other party thereto.

               (iii) No Real Estate Contract has as a party an Affiliate of any Borrower or Subsidiary thereof.

         6.25. LOCATION OF BANK ACCOUNTS. Schedule 6.25 hereto sets forth a complete and accurate list as of the Closing Date of all deposit and other accounts, maintained by each of the Borrowers and their Subsidiaries together with a description thereof (I.E., the bank at which such deposit or other account is maintained and the account number and the purpose thereof).

         6.26. OUTSTANDING DEBT, NO EVENT OF DEFAULT OR POTENTIAL DEFAULT. None of the Borrowers has any outstanding Indebtedness other than Indebtedness expressly permitted under Section 8.02 hereof. No event has occurred and is continuing, and no condition exists, which constitutes an Event of Default or Potential Default.

         6.27. CAPITALIZED LEASES. As of the Closing Date, Capitalized Lease Obligations of each of the Borrowers and their respective Subsidiaries is set forth on Schedule 6.27 hereto.





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

         6.28. TRADENAMES. Schedule 6.28 hereto sets forth a complete and accurate list as of the Closing Date of all tradenames used by each of the Borrowers and their Subsidiaries.

         6.29. INVENTORY. There is no location at which any of the Borrowers has any Inventory (except for Inventory in transit or at job sites in the ordinary course of business and connection with the completion of any customer order) other than (i) those locations listed on Schedule 1.01(A) hereto and (ii) any other locations approved in writing by the Agent pursuant to the definition of "Eligible Inventory". Schedule 1.01(A) hereto contains a true, correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse at which Inventory of the Borrowers is stored. None of the receipts received by the Borrowers from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns.

         6.30. INTELLECTUAL PROPERTY.

         (a) Each of the Borrowers and their Subsidiaries own or License or otherwise have the right to use the Borrower Intellectual Property. Each item of Borrower Intellectual Property which is a patent, patent application, trademark, trademark application, service mark, service mark application, trade dress, logo, trade name, domain name, corporate name, copyright registration, copyright application, mask work registration, mask work application, License or sublicense agreement is set forth on Schedule 6.30.

         (b) Each Borrower and its Subsidiaries own, or are licensed to use, all Intellectual Property that is (a) used in or necessary for the conduct of their respective businesses and (b) material to the business, assets, operations, properties, prospects or condition (financial or otherwise) of the Borrowers and their Subsidiaries, taken as a whole. The use of such Intellectual Property by each Borrower and its Subsidiaries does not infringe in any material respect on the rights of any Person.

         6.31. MATERIAL CONTRACTS. Set forth on Schedule 6.31 hereto is a complete and accurate list as of the Closing Date of all Material Contracts of each of the Borrowers and their Subsidiaries, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against the Borrowers or their Subsidiaries, as the case may be, and all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified and (iii) does not have any existing default, the foregoing being limited to the Borrowers' best knowledge with respect to any actions taken or not taken by third parties.

         6.32. LABOR RELATIONS, COLLECTIVE BARGAINING AGREEMENTS. Neither the Borrowers nor any of their Subsidiaries is, or has at any time in the past, engaged in any activity which constitutes an unfair labor practice. There is (i) no material unfair labor practice complaint, dispute, litigation or grievance relating to labor matters pending against the Borrowers or any of their Subsidiaries or, to the best knowledge of the Borrowers, threatened against any of them and no material grievance or significant arbitration proceeding arising out of or under any Collective Bargaining Agreement is now pending against the Borrowers or any of their







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

Subsidiaries or threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage is pending against the Borrowers or any of their Subsidiaries or, to the best knowledge of the Borrowers, threatened against the Borrowers or any of their Subsidiaries, and (iii) no union representation question existing with respect to the employees of the Borrowers or any of their Subsidiaries.

         6.33. ACCOUNTS. The chief executive office of each of the Borrowers and their Subsidiaries, and the location of their books and records, is set forth on
Schedule 6.33 hereto. Each Account is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by each Borrower or their Subsidiaries in the ordinary course of its business; such Accounts are, and the Goods and Inventory sold to create such Accounts were, the exclusive property of each such Borrower or their Subsidiaries and such Accounts are not, and such Goods and Inventory were not, subject to any Lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than Permitted Liens; and the invoices evidencing such Accounts are in the name of each such Borrower or their Subsidiaries. No amount payable to any of the Borrowers or any of their Subsidiaries under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent in accordance with the Security Agreement.

         6.34. BUILDING EQUIPMENT. Schedule 6.34 hereto sets forth, as of the Closing Date, the address where all Building Equipment of each Borrower and its Subsidiaries are located. Such Building Equipment shall continue to be located at each such location until the requirements of Section 5(b) of the Security Agreement are satisfied.

         6.35. OTHER PROPERTY. Schedule 6.35 hereto sets forth, as of the Closing Date, the address where all property and assets of each Borrower and its Subsidiaries are located, other than Inventory as provided in Schedule 1.01(A) hereto, owned and leased real property as provided in Schedule 6.24 hereto, deposit and other accounts as provided in Schedule 6.25 hereto, books and records as provided in Schedule 6.33 hereto and Building Equipment as provided in Schedule 6.34 hereto. Such property and assets shall continue to be located in each such location until the requirements of Section 5(b) of the Security Agreement are satisfied.

         6.36. APPOINTMENT OF TRUSTEE OR EXAMINER, LIQUIDATION. No order has been entered (i) for the appointment of a chapter 11 trustee, (ii) for the appointment of an examiner with enlarged powers (beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code or (iii) to convert all of the Chapter 11 Cases to a Chapter 7 case or to dismiss any Chapter 11 Cases.

         6.37. BROKER'S OR FINDER'S COMMISSIONS. No broker's or finder's or placement fee or commission will be payable by the Borrowers or any of their Subsidiaries with respect to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, and the Borrowers will hold the Lenders harmless from any claim, demand or liability for broker's or finder's or placement fees or commissions alleged to have been incurred in connection with this Agreement or any other Loan Document or such transactions.




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

                                   ARTICLE 7.
                              AFFIRMATIVE COVENANTS

         So long as any principal of or interest on the Loans or the Reimbursement Obligations or any other Obligations (whether or not due) shall remain unpaid or the Lenders shall have any Commitment hereunder, each of the Borrowers, unless the Majority Lenders shall otherwise consent in writing, shall:

         7.01. REPORTING, REQUIREMENTS. Furnish to the Lenders:

         (a) As soon as practicable and in any event within one hundred and five
(105) days after the close of each fiscal year of the Borrowers (except, with respect to the fiscal year ending December 31, 2000, within one hundred and twenty (120) days after the close of such Fiscal Year), a consolidated and consolidating statement of operations and cash flows of the Borrowers for such fiscal year and a balance sheet of the Borrowers as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year, which consolidated statements and balance sheet shall be audited and accompanied by an opinion of independent certified public accountants of recognized national standing selected by the Borrowers and reasonably satisfactory to the Agent. The opinion of such accountants (the "ACCOUNTANT'S OPINION") shall contain a written statement of such accountants substantially to the effect that (i) such accountants (x) examined such statements and balance sheet in accordance with generally accepted auditing standards and (y) made such tests of accounting records and such other auditing procedures as such accountants considered necessary in the circumstances and (ii) in the opinion of such accountants such statements and balance sheet present fairly, in all material respects, the financial position of the Borrowers and their Subsidiaries as of the end of such fiscal year and the results of its operations and the changes in its financial position for such fiscal year, in conformity with GAAP (except for changes in application in which such accountants concur). A copy of the Accountant's Opinion shall be delivered to the Agent and signed by such independent public accountants. Each set of statements and balance sheets delivered pursuant to this Section 7.01(a) shall be accompanied by (1) a report dated the date of such statements and balance sheet by the accountants who certified or reported on such statements and balance sheet stating in substance that they have reviewed this Agreement and that in making the examination necessary for their certification of such statements and balance sheet they did not become aware of any breach of Sections 8.14 or 8.15 as they relate to accounting matters, or if they did become so aware, such certificate or report shall state the nature and period of existence thereof, if determinable, and (2) a certificate dated the date of the delivery of such statements and balance sheet by a Designated Borrowing Officer stating in substance that such Designated Borrowing Officer has reviewed this Agreement and that in making the examination necessary for this certification, such Designated Borrowing Officer did not become aware of any Event of Default or Potential Default, or if such Designated Borrowing Officer did become so aware, such certificate shall state the nature and period of existence thereof if determinable in form and substance satisfactory to the Agent.

         (b) As soon as practicable and in any event within forty-five (45) days after the close of each of the first three fiscal quarters of each of the Borrowers' fiscal years, unaudited







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

consolidated and consolidating statements of operations and cash flows of the Borrowers as of the close of such fiscal quarter and a balance sheet of the Borrowers as of the close of such fiscal quarter, all in reasonable detail setting forth in comparative form the corresponding figures for the corresponding fiscal quarter for the preceding fiscal year, which statements and balance sheet shall be certified by a Designated Borrowing Officer as presenting fairly, in all material respects, the Borrowing position of the Borrowers as of the end of such quarter and the results of its operations and the changes in its Borrowing position for such quarter, in conformity with GAAP applied in a manner consistent except as otherwise disclosed therein with that of the most recent audited financial statements furnished to the Lenders, subject to year-end adjustments and except for the absence of footnotes. Each set of statements and balance sheets delivered pursuant to this Section 7.01(b) shall be accompanied by a certificate of a Designated Borrowing Officer dated the date of delivery of such statements and balance sheet stating that such Designated Borrowing Officer has reviewed this Agreement and that to the best of such Designated Borrowing Officer's knowledge, the Designated Borrowing Officer did not become aware of any Event of Default or Potential Default, or if such Designated Borrowing Officer did become so aware, such certificate shall state the nature and period of existence thereof, if determinable, in form and substance satisfactory to the Agent.

         (c) As soon as practicable and in any event within thirty (30) days after the end of each fiscal month of the Borrowers (other than the last month of each fiscal quarter of the Borrowers) unaudited consolidated and consolidating statements of operations and cash flows for the Borrowers for such fiscal month and for the period from the beginning of such fiscal year to the end of such fiscal month, and an unaudited balance sheet of the Borrowers as of the end of such fiscal month, all in reasonable detail, setting forth in comparative form the corresponding figures for the same periods during the preceding fiscal year, and accompanied by (1) a certificate of a Designated Borrowing Officer (A) stating that such statements present fairly, in all material respects, the financial position of the Borrowers as of the end of such fiscal month and the results of its operations and cash flows for such fiscal month, applied in a manner consistent with prior practice, and, subject to year-end adjustments, and (2) a certificate of a Designated Financial Officer stating that such Designated Borrowing Officer has reviewed this Agreement and that to the best of the Designated Borrowing Officer's knowledge, such Designated Financial Officer did not become aware of any Event of Default or Potential Default, or if such Designated Borrowing Officer did become so aware, such certificate shall state the nature and period of existence thereof, if determinable.

         (d) As soon as practicable and in any event within ten (10) Business Days after the end of each fiscal month (including the fiscal month in which this Agreement is executed), each of the Borrowers shall furnish to the Agent a monthly inventory report that is in form and substance reasonably satisfactory to the Agent and is certified by its Designated Financial Officer.

         (e) As soon as practicable and in any event within four (4) Business Days after the Saturday of each week (including the week in which this Agreement is executed), unless a Monthly Report is to be furnished in such week, each of the Borrowers shall furnish to the Agent a weekly sales reports (collectively, "WEEKLY REPORTS"), each as of the Borrowers' close of







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

business on the Saturday of the preceding week, which Weekly Reports shall be in form and substance reasonably satisfactory to the Agent and certified by a Designated Financial Officer of each relevant Borrower.

         (f) As soon as practicable and in any event within ten (10) Business Days after the end of each month (including the month in which this Agreement is executed), each of the Borrowers shall furnish to the Agent monthly inventory reports and a Borrowing Base Certificate which contains a calculation of ineligibles with respect to Accounts and Inventory on a monthly basis (collectively, "MONTHLY REPORTS"), each as of the Borrowers' close of business on the last day of the preceding month and in form and substance reasonably satisfactory to the Agent and certified by its Designated Financial Officer.

         (g) As soon as possible, and in any event within three (3) days after any Borrower becomes aware or should have become aware of the occurrence of any Potential Default, Event of Default or a Material Adverse Effect, the written statement of its Designated Financial Officer setting forth the details of such Potential Default, Event of Default or Material Adverse Effect and the action which the Borrowers propose to take with respect thereto.

         (h) Promptly upon their becoming available, a copy of (1) all reports, financial statements or other information delivered by the Parent to its shareholders generally or the Securities Exchange Commission, (2) all reports, proxy statements, financial statements and other information generally distributed by the Borrowers to their creditors or the financial community in general and (3) any accountant's management letters and any audit or other reports submitted to the Borrowers by independent accountants in connection with any annual, interim or special audit of the Borrowers.

         (i) (1) As soon as possible and in any event (A) within thirty (30) days after any of the Borrowers or any of their ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Benefit Plan has occurred, and (B) within five (5) Business Days after any of the Borrowers or any of their ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any Benefit Plan has occurred, or that any of the Borrowers or any of their ERISA Affiliates has failed to make a required installment to a Benefit Plan within the meaning of Section 412(m) of the Code other than an installment with respect to periods prior to the Filing Date for which payment is not permitted to be made solely as a result of a Borrowers' status as a debtor-in-possession under the Bankruptcy Code, a statement of a Designated Financial Officer describing such Termination Event and the action, if any, which such Borrower or such ERISA Affiliate proposes to take with respect thereto, and, with respect to any Termination Event described in clause (i) of the definition of Termination Event, a copy of the notice to the PBGC of such Termination Event within five (5) Business Days of the due date of such notice,
(2) promptly and in any event within three five (5) Business Days after receipt thereof by a Borrower or any of its ERISA Affiliates from the PBGC, copies of each notice received by such Borrower or ERISA Affiliates of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (3) promptly and in any event within five (5) Business Days after receipt thereof by any of the Borrowers or any of their ERISA Affiliates from a sponsor of a








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

Multiemployer Plan or from the PBGC, a copy of each notice received by such Borrower or ERISA Affiliates concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA or become insolvent under Section 4245 of ERISA, (4) promptly, and in any event within five (5) Business Days after any of the Borrowers or any of their ERISA affiliates is required to send a notice of a plant closing or mass layoff (as defined in the Worker Adjustment and Retraining Notification Act), (5) promptly and in any event within five (5) Business Days after any of the Borrowers or any ERISA Affiliate takes action to establish any Benefit Plan or otherwise becomes obligated to contribute to a Multiemployer Plan to which such entity was not required to contribute on the Closing Date, a statement of a Designated Financial Officer describing such Benefit Plan or Multiemployer Plan, (6) as soon as possible (and in any event within five (5) Business Days of such event), any of the Borrowers or any of their ERISA Affiliates falls to make a timely contribution to a Benefit Plan which may give rise or has given rise to an accumulated funding deficiency or a lien, a statement of a Designated Financial Officer describing such event, (7) as soon as possible (and in any event within five (5) Business Days of such event), any of the Borrowers or any of their ERISA Affiliates adopts or proposes to adopt an amendment to any Benefit Plan which requires the granting of a security interest, a statement of a Designated Financial Officer describing such event, (8) as soon as possible (and in any event within five (5) Business Days of such event), any of the Borrowers or any of their ERISA Affiliates fails to make a contribution required under the terms of a Plan or as required by law, a statement of a Designated Financial Officer describing such event, (9) as soon as possible (and in any event within five (5) Business Days of such event), any of the Borrowers or any of their ERISA Affiliates becomes liable for material increases in retiree medical, life insurance or other death benefits (contingent or otherwise) (other than as a result of a continuation of medical coverage required under section 4980B of the
Code), a statement of a Designated Financial Officer describing such event, (10) as soon as possible (and in any event within five (5) Business Days of such event), any Benefit Plan intending to qualify under section 401 (a) of the Code as determined by the Internal Revenue Service fails to so qualify or an event occurs with respect to any such Benefit Plan which could reasonably be expected to cause such Benefit Plan to fail to so qualify and such failure to qualify cannot be retroactively eliminated within the remedial amendment period, a statement of a Designated Financial Officer describing such event, and (11) as soon as possible (and in any event within five (5) Business Days of such event), a transaction prohibited under Section 4975 of the Code or section 406 of ERISA occurs resulting in material liability to any of the Borrowers or any of their ERISA Affiliates or any entity which any of the Borrowers has an obligation to indemnify, a statement of a Designated Financial Officer describing such event.

         (j) Promptly after, and in any event within five (5) Business Days after any of the following, notice thereof:


                   (A) the receipt by any Borrower or its Subsidiaries of notification that any real or personal property of such Borrower or such Subsidiary is subject to any Environmental Lien;

                   (B) notice of violation of any Environmental Law which could reasonably be expected to subject any Borrower or its Subsidiaries to Environmental Liabilities and Costs of $100,000 or more; or

                   (C) notice of the commencement of any Environmental Action by any Borrower or any of its Subsidiaries of any Environmental Law which, if adversely determined, could reasonably be expected to subject any Borrower or its Subsidiaries to Environmental Liabilities and Costs of $100,000 or more.

         (k) Promptly after the commencement thereof, but in any event not later than five (5) days after service of process with respect thereto, notice of each action, suit or proceeding involving any Borrower or its Subsidiaries before any court, other Governmental Authority or arbitrator which could have a Material Adverse Effect.

         (l) Promptly after submission to any Governmental Authority all documents and information furnished to such Governmental Authority in connection with any investigation of any Borrower or any of its Subsidiaries, other than routine inquiries by such Governmental Authority.

         (m) As soon as available, and in any event within five (5) Business Days after (1) receipt or delivery thereof, copies of any material notices that any Borrower receives or delivers in connection with any Material Contract and
(2) any Borrower enters into a Material Contract, a copy of such Material Contract.

         (n) Within ten (10) Business Days after the end of each month each Borrower shall deliver to the Agent a receivables aging report that is in form and substance reasonably satisfactory to the Agent and certified by its Designated Financial Officer.

         (o) Promptly upon request, such other information concerning the condition or operations, financial or otherwise, of the Borrowers or their Subsidiaries as the Agent or any Lender from time to time may reasonably request.

         (p) Promptly, and in any event within three (3) days after any Designated Financial Officer of a Borrower knows of (i) any matters (whether or not arising in the ordinary course of business) materially affecting the value, enforceability or collectibility of any Account or (ii) any material customer disputes, offsets, defenses, counterclaims, returns, rejections and reclaimed or repossessed merchandise or goods, notice thereof.

         7.02. COMPLIANCE WITH LAWS, ETC. Comply, and cause each of their Subsidiaries to comply in all material respects, with all applicable laws, rules, regulations and orders (including, without limitation, Environmental
Laws), such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, except for taxes with respect to periods prior to the Filing Date for which payment cannot be made solely as a result of Borrower's status as a debtor-in-possession under the Bankruptcy Code, and (ii) paying all lawful claims which if unpaid might become a Lien or charge upon any of its properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves (if any) in accordance with GAAP have been set aside for the payment thereof.

         7.03. PRESERVATION OF EXISTENCE, ETC. Maintain, and cause each of their Subsidiaries to maintain, their respective existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by them or in which the transaction of their businesses makes such qualification necessary or advisable, except where the failure to maintain or preserve such qualification could reasonably be expected to have a Material Adverse Effect.

         7.04. KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep, and cause each of their Subsidiaries to keep, adequate records and books of account, with complete entries made in accordance with generally accepted accounting principles consistently applied.

         7.05. INSPECTION RIGHTS. Permit, and cause each of their Subsidiaries to permit, the Agent or any Lender, or any agents or representatives thereof or such professionals or other Persons as the Agent may designate during regular business hours and upon reasonable notice, (i) to examine and inspect the books and records of each of the Borrowers and their Subsidiaries and take copies and extracts therefrom (except for employee-related documents to the extent prohibited by applicable law), (ii) to verify materials, leases, notes, receivables, deposit accounts and other assets of each Borrower and its Subsidiaries from time to time, and (iii) to enter upon the Borrowers' and their Subsidiaries' premises or any other properties on or in which any of the Collateral is located including, without limitation for the purpose of conducting appraisals and/or valuations.

         7.06. MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each of their Subsidiaries to maintain and preserve, all of their properties (including their Real Estate and all equipment) which are necessary or useful in the proper conduct of their businesses in good working order and condition, ordinary wear and tear excepted. Comply, and cause each of their Subsidiaries to comply in all material respects, at all times with the provisions of all Leases to which each of them is a party as lessee or under which each of them occupies property, so as to prevent any loss or forfeiture thereof or thereunder, other than sales of property or rejection of leases approved by the Bankruptcy Court or otherwise permitted by the terms of this Agreement.

         7.07. MAINTENANCE OF INSURANCE. Maintain, and cause each of their Subsidiaries to maintain, with responsible and reputable insurance companies or associations, insurance (including, without limitation, comprehensive general liability, hazard and business interruption insurance) with respect to their properties and business, in such amounts and covering such risks, as is required by any Governmental Authority or other regulatory body having jurisdiction with respect thereto and is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Agent. All policies covering the Collateral are to be made payable to the Agent, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Agent may require to fully protect the Agent's interest in the Collateral and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to the Agent, premium prepaid, with the loss payable and additional insured endorsement in the Agent's favor, and shall provide for not less than thirty (30) days prior written notice to the Agent of the exercise of any right of cancellation. At the Borrowers' request, or if the Borrowers fail to maintain such insurance, the Agent may arrange for such insurance, but at the Borrowers' expense and without any responsibility on the Agent's part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the sole right, in the name of the Agent and each of the Borrowers, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

         7.08. ENVIRONMENTAL.

         (a) Comply, and cause each of their Subsidiaries to comply in all material respects, with the requirements of all Environmental Laws (including, without limitation, any requirements of Environmental Laws identified in any Environmental Reviews (as defined in Section 7.08 (b)) and provide to the Agent all documents relating to such compliance that the Agent may reasonably request; not cause or permit the Collateral or any property or facility owned, operated or occupied by any Borrower or any Subsidiaries to be used for any activities involving, directly or indirectly, the use, generation, treatment, storage, release or disposal of any Hazardous Materials except in compliance in all material respects with applicable Environmental Laws or a permit issued under any applicable Environmental Law; and immediately notify the Agent of any Release of Hazardous Materials in excess of any reportable quantity and take any Remedial Actions required to abate such Release. On behalf of the Borrowers and their Subsidiaries, each of the Borrowers hereby agrees to defend (with counsel satisfactory to the Agent), indemnify, and hold harmless the Agent, the Lenders, their employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities (including strict liability), settlements, damages, costs, or expenses (including, without limitation, attorneys' fees and expenses and consultant fees, investigation and laboratory fees, court costs, and litigation expenses) and Environmental Liabilities and Costs (collectively, "ENVIRONMENTAL LOSSES") arising out of (i) any Release or threatened Release on any property presently or formerly owned or occupied by any of the Borrowers or their Subsidiaries (or their predecessors in interest or title) or at any disposal facility which received Hazardous Materials generated by any Borrower or their Subsidiaries; (ii) any violation of or liability under Environmental Laws by the Borrowers or their Subsidiaries (or any predecessor in interest or title); (iii) any Environmental Actions; (iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to exposure to Hazardous Materials used, handled, stored, generated, transported or deposited by any of the Borrowers or their Subsidiaries (or any predecessor in interest or title); and/or (v) the breach of any representation or warranty made by the Borrowers in Section 6.19 hereof or the breach of any covenant made by any of the Borrowers in this Section 7.08. This environmental indemnity shall survive the repayment of the Obligations and discharge or release of any security interest granted under the Loan Documents.

         (b) Cause the Agent and the Lenders to receive (i) environmental reviews (including without limitation any Phase I reports, environmental assessments, results of any sampling of soil and/or groundwater, or any reports of any Remedial Action) with respect to any Real Estate of the Borrowers or any Subsidiaries ("ENVIRONMENTAL REVIEWS") as the Agent may in its sole discretion require, such Environmental Reviews to be paid for by the Borrower and conducted by ATC; and (ii) a reliance letter from ATC expressly stating that the Agent and the Lenders are entitled to rely on such Environmental Reviews as if they were addressed to the Agent and the Lenders.

         7.09. FURTHER ASSURANCES. Do, execute, acknowledge and deliver, and cause their Subsidiaries to do, execute, acknowledge and deliver, at the sole cost and expense of the Borrowers, all such further acts, deeds, conveyances, mortgages, assignments, estoppel certificates, financing statements, notices of assignment, transfers and assurances as the Agent may reasonably require from time to time in order (a) to carry out more effectively the purposes of this Agreement or any other Related Document, (b) to subject in favor of the Agent valid and perfected first priority Liens on all of the Collateral (subject to Permitted Liens), whether now existing or hereafter acquired, (c) to perfect and maintain the validity, effectiveness and priority of any of the Related Documents and the Liens intended to be created thereby (including without limitation the delivery of appropriate Lock Box Agreements from each financial institution maintaining accounts on behalf of the Borrower, Landlord Waivers or Bailee Waivers) as the case may be, from each Person that has control over any Inventory or other property of any Borrower, (d) to better assure, convey, grant, assign, transfer and confirm unto the Agent, the Lenders and the Letter of Credit Issuer the rights now or hereafter intended to be granted to the Agent, the Lenders and the Letter of Credit Issuer under this Agreement, any Loan Document or any other instrument under which any of the Borrowers or any Subsidiary thereof may be or may hereafter become bound to convey, mortgage or assign to the Agent, the Lenders and the Letter of Credit Issuer and (e) to comply fully, or to cause full compliance, in all material respects with applicable laws in respect of the Real Estate and all transactions related to the Real Estate, and will at all times provide the Agent with reasonable satisfactory evidence of such compliance and notify the Agent of the information reported in connection with such compliance.

         7.10. BORROWING BASE. Maintain all Revolving Loans and Letters of Credit in compliance with the then-current Revolving Availability.

         7.11. COLLATERAL; COLLATERAL RECORDS. Give the Agent not less than thirty (30) days' prior written notice (or such shorter period of time as to which the Agent has advised the Parent that it has taken all steps it deems necessary in order to perfect its first priority security interest in the Collateral) of any change in the location of any Collateral, other than to locations, that as of the date hereof, are known to the Agent and at which the Agent has filed financing statements and otherwise fully perfected its Liens thereon. Except with respect to Collateral which is sold in the ordinary course of business, each of the Borrowers shall also advise the Agent promptly of any other change in the location of any Collateral. Each of the Borrowers







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

shall also advise the Agent promptly, in sufficient detail, of any material adverse change relating to the type quantity or quality of the Collateral or the security interests granted therein. Each of the Borrowers agrees to execute and deliver to the Agent for the benefit of the Agent from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, such written statements and schedules as the Agent may reasonably require, designating, identifying or describing the Collateral. A Borrower's failure, however, to promptly give the Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Agent's security interest in the Collateral.

         7.12. FINANCIAL ACCOUNTING PRACTICES, ETC.

         (a) Make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP and (B) to maintain accountability for assets, and (ii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (b) Maintain a system of internal procedures and controls sufficient to provide reasonable assurance that the information required to be set forth in each Borrowing Base Certificate (including, without limitation, information relating to the identification of assets which are Eligible Inventory and Eligible Accounts Receivable) is accurate and complete.

         7.13. LOCK BOX ACCOUNTS.

         (a) On or prior to the Closing Date, the Borrowers shall establish lock box bank accounts (the "LOCK BOX ACCOUNTS") in accordance with lock box agreements and arrangements which shall be satisfactory to the Agent hereunder in the name of the Agent with a bank or banks mutually satisfactory to the Borrowers and the Agent (the "LOCK BOX BANKS") to be designated as the Lock Box Accounts. The Lock Box Accounts on the Closing Date are identified on Schedule
7.13 hereto. Each of the Borrowers shall instruct its customers to remit payment of all Accounts on which such customers are debtors directly to the Lock Box Account, and each of the Borrowers shall promptly deposit in the Lock Box Accounts all amounts remitted to such Borrowers on the Accounts and all other amounts received by such Borrower in respect of any Collateral, whether from a disposition of assets or otherwise, on or after the Closing Date. Only monies due and owing to a Borrower, and not monies which are the property of any other entity (except for employee-related amounts, amounts payable for sales taxes and the like), shall be in any bank account of such Borrowers.

         (b) The Agent shall credit after one (1) Business Day all amounts deposited in the Lock Box Accounts pursuant to this Section 7.13 which are "good funds" in New York City to the repayment of Loans and to the repayment of other outstanding Obligations due and payable from time to time. The Lock Box Accounts are, and shall remain, under the sole dominion and control of the Agent. Subject to subsection (a) above, each of the Borrowers acknowledges and







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

agrees that (A) the Borrower has no right of withdrawal from any Lock Box Account and (B) the funds on deposit in any Lock Box Account shall continue to be Collateral for all of the Obligations.

         7.14. ADDITIONAL SUBSIDIARIES. If a Person shall become a Domestic Subsidiary of any of the Borrowers after the Closing Date, such Borrower shall notify the Agent promptly of the same and, within five (5) Business Days of such Person becoming a Domestic Subsidiary, cause such Domestic Subsidiary to execute and deliver (i) a guaranty of the Obligations that is in form and substance satisfactory to the Agent, (ii) Security Documents (provided that no Mortgages shall be executed if the relevant Subsidiary does not own any Premises) and
(iii) such other agreements and instruments which are necessary to provide (as specified by the Agent) a first priority security interest in all of its property and assets, together with proof of corporate action, incumbency of officers, opinions of counsel and other documents as the Agent may reasonably request. Notwithstanding the foregoing, with respect to Foreign Subsidiaries of the Borrowers, the Borrowers and their Subsidiaries shall only be required to pledge to the Agent pursuant to the Pledge Agreement sixty-five (65%) of capital stock thereof.

         7.15. ERISA.

         (a) Each of the Borrowers will, and will cause each of their ERISA Affiliates to, maintain all Plans in compliance in all material respects with all applicable laws, including any reporting requirements, and make all contributions (other than contributions with respect to periods prior to the Filing Date for which payment is not permitted to be made solely as a result of a Borrowers' status as a debtor-in-possession under the Bankruptcy Code) due under the terms of each Plan or as required by law.

         (b) Upon the Agent's request made from time to time, deliver to the Agent a copy of each Plan and for each such Plan (a) that is a "single employer plan" (as defined in Section 4001(a)(15) of ERISA), the most recently completed actuarial valuation prepared therefore by such Plan's regular enrolled actuary and the Schedule B, "Actuarial Information" to the IRS Form 5500 (Annual Report) most recently filed with the Internal Revenue Service and (b) that is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA), each of the documents referred to in clause (a) either in the possession of the Borrowers or reasonably available thereto from the sponsor or trustees of such Plan.

         7.16. LIENS. Notwithstanding anything to the contrary contained herein or elsewhere:

         (a) The Liens granted to Agent and Lenders under the Loan Documents shall be valid and fully-perfected by entry of the Interim Financing Order and the Final Financing Order, as the case may be, which entry of the Interim Financing Order shall have occurred on or prior to the Closing Date. The Agent and the Lenders shall not be required to file any financing statements, mortgages, notices of lien or similar instruments in any jurisdiction or filing office, or to take possession of any Collateral or to take any other action in order to validate or perfect the Liens granted by or pursuant to this Agreement, the Interim Financing Order, the Final Financing

Order or any other Loan Document. If the Agent shall, in its sole discretion, from time to time elect to file any such financing statements, mortgages, notices of lien or similar instruments, take possession of any Collateral or take any other action to validate or perfect all or any portion of the Liens granted to the Agent and the Lenders, all such documents and actions shall be deemed to have been filed or recorded or taken at the time and on the date of entry of the Interim Financing Order or the Final Financing Order, whichever is earlier.

         (b) The rights and remedies granted to the Agent and the Lenders pursuant to this Agreement, the Interim Financing Order, the Final Financing Order and the other Loan Documents (specifically including, but not limited to, the existence, perfection and priority of the Liens provided for herein and therein, and the administrative expense priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of debt by the Borrowers (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by dismissal or conversion to cases under chapter 7 of the Bankruptcy Code of the Chapter 11 Cases, or by any other act or omission whatsoever. Without limiting the generality of the foregoing, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:

                (i) except for the Carve-Out Expenses having priority over the Obligations to the extent set forth in the defined term "Agreed Administrative Expense Priorities" as set forth in Section 1.01 of this Agreement, no costs or expenses of administration which have been or may be incurred in the Chapter 11 Cases or any conversion of the same to cases under chapter 7 of the Bankruptcy Code or in any other proceedings related thereto, and no priority claims, are or will be prior to or on a parity with any claim of any of the Lenders or the Agent against the Borrowers in respect of any Obligation; and

                (ii) the Liens granted to the Agent and the Lenders shall constitute legal, valid, continuing, exclusive and fully-perfected first priority Liens on all of the real and personal property of the Borrowers subject only to Permitted Liens, and as to which Permitted Liens, the Liens granted to the Agent and the Lenders shall or may be subordinate and junior, and shall be prior to all other Liens, now existing or hereafter arising, in favor of any other creditor or other Person.

         7.17. ADMINISTRATIVE PRIORITY. Each of the Borrowers hereby agrees that the Obligations of the Borrowers to the Lenders pursuant to this Agreement and the other Loan Documents shall constitute allowed administrative expenses in the Chapter 11 Cases having priority over all administrative expenses and unsecured claims against the Borrowers now existing or hereafter arising, of any kind or nature whatsoever (including, without limitation, all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code) subject only to the Carve-Out Expenses having priority over the Obligations to the extent set forth in the defined term "Agreed Administrative Expenses Priorities" in Section 1.01 of this Agreement.

         7.18. PERIODIC APPRAISALS. The Agent or any Person designated by the Agent shall have the right, upon three (3) Business Days' notice to the relevant Borrower, from time to







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time in the Agent's sole and absolute discretion, to call at such Borrowers'
places of business during normal business hours and, without hindrance or delay, conduct Periodic Appraisals.

         7.19. RETENTION OF INVESTMENT BANKER. Not later than forty-five (45) days after the Closing Date the Borrowers shall have retained the accountant and investment banker as required, and on the terms provided for, in Section 5.03
(b) and (c).

         7.20. REAL PROPERTY. With respect to all the Premises (subject to the last sentence of this Section), the Borrowers shall deliver to the Agent, for the benefit of itself and the Lenders, and the Title Insurance Company (in the case of clause (b) below) within thirty (30) days of the Closing Date all of the following:

         (a) Counterparts of Mortgages duly executed by the owner of the relevant Premises.

         (b) Maps or plans of an as-built survey of the sites of the Premises that are certified to the Agent and the Title Insurance Company in a manner satisfactory to them, dated not more than 60 days prior to the Closing Date by an independent professional licensed land surveyor satisfactory to the Agent and the Title Insurance Company, which maps or plans and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1997 or 1999 and meeting the accuracy requirements as defined therein, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (i) a current "as-built" survey showing the location of any adjoining streets (including their widths and any pavement or other improvements), easements (including the recorded information with respect to all recorded instruments), the mean high water base line or other legal boundary lines of any adjoining bodies of water, fences, zoning or restriction setback lines, rights-of-way, utility lines to the points of connection and any encroachments; (ii) all means of ingress and egress, certifying the amount of acreage and square footage, indicate the address of the Premises, contain the legal description of the Premises, and also contain a location sketch of the Premises; (iii) the location of all improvements as constructed on the Premises, all of which shall be within the boundary lines of the Premises and conform to all applicable zoning ordinances, set-back lines and restrictions; (iv) the location of any Improvements on the Premises with the dimensions in relations to the lot an building lines; (v) the measured distances from the Improvements to be set back and specified distances from street or property lines in the event that deed restrictions, recorded plats or zoning ordinances require same; (vi) all courses and distances referred to in the legal description, and the names of all adjoining owners on all sides of the Premises, to the extent available; and (vii) the flood zone designation, if any, in which the Premises is located. The legal description of the applicable Premises shall be shown on the face of each survey or affixed thereto, and the same shall conform to the legal description contained in the title policy described below.

         (c) A mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (i) be in an amount satisfactory







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

to the Agent; (ii) be issued at ordinary rates; (iii) insure that each Mortgage insured thereby creates a valid first Lien on, and security interest in, the Premises free and clear of all defects and encumbrances, except as acceptable to the Agents; (iv) name the Agent for the benefit of the Lenders as the insured thereunder; (v) be in the form of ALTA Loan Policy - 1970 Form B (Amended 10/17/70 and 10/17/84) (or equivalent policies), if available; (vi) contain such endorsements and affirmative coverage as the Agent may reasonably request in form and substance acceptable to the Agent, including, without limitation (to the extent applicable with respect to the relevant Premises and available in the jurisdiction in which such Premises are located), the following: variable rate endorsement; survey endorsement; comprehensive endorsement; zoning (ALTA 3.1 with parking added) endorsement; first loss, last dollar and tie-in endorsement; access coverage; separate tax parcel coverage; usury; doing business; subdivision; environmental protection lien; CLTA 119.2; contiguity coverage; and such other endorsements as the Agent shall reasonably require in order to provide insurance against specific risks identified by the Agent in connection with the Premises, and (vii) be issued by nationally recognized title companies (collectively, the "TITLE INSURANCE COMPANY") satisfactory to the Agent. The Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

         (d) If requested by the Agent, the Agent shall have received a policy of flood insurance that (i) covers any parcel of the Premises that is located in a flood zone, and (ii) is written in an amount not less than the outstanding principal amount of the Indebtedness secured by each relevant Mortgage or the maximum limit of coverage made available with respect to the particular type of Premises under the National Flood Insurance Act of 1968, whichever is less.

         (e) A copy of all documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (c) above and a copy of all other material documents affecting the Premises.

         (f) Legal opinions, from legal counsel that is reasonably satisfactory to the Agent, with respect to each Mortgage delivered pursuant to this Section that is in form, scope and substance satisfactory to the Agent.

         Notwithstanding the foregoing, with respect to those Premises identified on Schedule 7.20 hereto the Borrowers shall provide to the Agent, for the benefit of itself and the Lenders, in lieu of the title insurance as herein provided a last owners and lien search which shall establish, to the satisfaction of the Agent, the clear title of each relevant Borrower in the Premises owned by it; PROVIDED, HOWEVER, that the Agent may, on thirty (30) days notice to the Parent, require that title insurance, in accordance with the terms of this Section 7.20, be provided with respect to those Premises identified on
Schedule 7.20 hereto.

         7.21. OPERATION OF BUSINESS. Subject to the requirements imposed on debtors-in-possession under the Bankruptcy Code, the Borrowers shall maintain and operate each of their businesses and cause each of their Subsidiaries to maintain and operate each of their businesses





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in the ordinary course of business and in accordance with the Borrowers' and/or their Subsidiaries' past practices, as the case may be.


                                   ARTICLE 8.
                               NEGATIVE COVENANTS

         So long as any principal of or interest on the Loans or the Reimbursement Obligations or any Obligations (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, none of the Borrowers shall, without the prior written consent of the Majority Lenders:

         8.01. LIENS, ETC. Create or suffer to exist, or permit any of their Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of their properties, rights or other assets, whether now owned or hereafter acquired, or assign or otherwise transfer any right to receive income, other than the following Liens (to the extent, with respect to the Borrowers, their Subsidiaries or any of their assets or properties (x) such Liens are created, incurred or assumed by any of them on or after the Filing Date, such Liens are approved and authorized by the Bankruptcy Court and (y) such Liens are created, incurred or assumed by any of them before the Filing Date, such Liens are valid, perfected and non-avoidable in accordance with applicable law) ("PERMITTED LIENS"):

         (a) Liens created pursuant to the Loan Documents or the Interim Financing Order or the Final Financing Order;

         (b) Liens existing on the date hereof, as set forth in Schedule 8.01;

         (c) Liens for taxes, assessments or governmental charges or levies to the extent that the payment thereof shall not be required by Section 7.02 hereof;

         (d) Liens created by operation of law (other than Liens created under Environmental Laws), such as materialmen's liens, mechanics' liens and other similar Liens, arising in the ordinary course of business which are not due and payable or, if due and payable, which are stayed by the Bankruptcy Court or the Bankruptcy Code;

         (e) deposits, pledges or Liens (other than Liens arising under ERISA or the Internal Revenue Code) securing (A) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (B) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (C) obligations on surety or appeal bonds, but only to the extent such deposits, pledges or Liens are incurred or otherwise arise in the ordinary course of business and secure obligations which are not past due;

         (f) easements, rights-of-way, zoning and similar restrictions and other similar charges and encumbrances on the use of real property and minor irregularities in the title thereto







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

which do not (A) secure obligations for the payment of money or (B) materially impair the value of such property or the use thereof by the Borrowers or their Subsidiaries;

         (g) Carve-Out Expenses in an amount not to exceed the Priority Professional Expense Cap; and

         (h) Purchase money Liens in favor of non-Affiliates of the Borrowers or their Subsidiaries upon any fixed or capital assets hereafter acquired by any of them; PROVIDED, HOWEVER, that (i) the aggregate amount of Indebtedness at any one time secured by such purchase money Liens shall not exceed $100,000, (ii) any such Lien does not extend to or cover any other asset of the applicable Borrower or Subsidiary and (iii) such Lien secures only the obligation to pay the purchase price of such asset.

         8.02. INDEBTEDNESS. Create, incur or suffer to exist, or permit any of their Subsidiaries to create, incur or suffer to exist, any Indebtedness other than:

         (a) Indebtedness created hereunder;

         (b) Indebtedness identified on Schedule 8.02 hereto; and

         (c) Purchase money Indebtedness in an aggregate principal amount not to exceed $100,000 at any time; and

         8.03. GUARANTIES, ETC. Become liable under, or permit any of their Subsidiaries to become liable under, any Guaranty in connection with any Indebtedness of any other Person, other than:

         (a) Guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

         (b) Guaranties existing on the date hereof, as set forth in Schedule
8.03 hereto; and

         (c) Guaranties of Indebtedness permitted pursuant to Section 8.02.

         8.04. MERGER, CONSOLIDATION, SALE OF ASSETS, ETC.

         (a) Merge or consolidate with any Person, or permit any of their Subsidiaries to merge or consolidate with any Person; and

         (b) Sell, assign, lease or otherwise transfer or dispose of (whether or not pursuant to a sale and leaseback transaction), or permit any of their Subsidiaries to sell, assign, lease or otherwise transfer or dispose of, whether in one transaction or in a series of related transactions, any of their properties, rights or other assets, whether now owned or hereafter acquired, to any Person, other than (i) sales of Inventory in the ordinary course of the Borrowers'







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businesses and in accordance with past practices, (ii) sales or disposition of obsolete or worn out property in the ordinary course of the Borrowers' business and in accordance with past practices, and (iii) sales of other property and assets approved by the Majority Lenders (including, without limitation, the sale of property in connection with the Eagle Prepayment Event), PROVIDED that the Net Proceeds therefrom are applied to prepay the Obligations in accordance with
Section 2.04(b)(iii) hereof.

         8.05. CHANGE IN NATURE OF BUSINESS. Make, or permit any Subsidiary to make, any change in the nature of its businesses as carried on at the date hereof.

         8.06. LOANS, ADVANCES AND INVESTMENTS, ETC. Make, or permit any of their Subsidiaries to make, any loan or advance to any Person, or purchase or otherwise acquire, or permit any of their Subsidiaries to purchase or otherwise acquire, any capital stock or obligations of, or any interest in, any Person, other than:

         (a) Permitted Investments;

         (b) Receivables owing to any Borrower or any of their Subsidiaries if created or acquired in the ordinary course of business and payable or dischargeable in accordance with the customary trade terms of such Borrower or its applicable Subsidiary, as the case may be; and

         (c) Investments existing on the date hereof as set forth in Schedule
8.06 hereto.

         8.07. RESTRICTED JUNIOR PAYMENTS. Declare, order, pay, make or set apart any sum of any Restricted Junior Payment other than dividends paid to the Borrowers by and of their Subsidiaries.

         8.08. FEDERAL RESERVE REGULATIONS. Permit any Loan or Letter of Credit, or the proceeds therefrom, to be used for any purpose which violates or is inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

         8.09. TRANSACTIONS WITH AFFILIATES. Except as set forth on Schedule
8.09 hereto, enter into or be a party to, or permit any of their Subsidiaries to enter into or be a party to, any transaction with any Affiliate of the Borrowers except (a) as otherwise permitted by this Agreement or (b) in the ordinary course of business and in accordance with the Borrowers' past practices, upon terms fully disclosed to the Agent and no less favorable to such Borrower or its Subsidiaries than would be obtained in a comparable arm's-length transaction with a third party who is not a Subsidiary or Affiliate of such Borrower.

         8.10. ENVIRONMENTAL. Permit the use, handling, generation, storage, treatment, Release or disposal of any Hazardous Material at any property (including, without limitation, any property owned or leased by any of the Borrowers or their Subsidiaries), except in material compliance with Environmental Laws.





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

         8.11. ERISA.

         (a) Engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the Department of Labor and that would have a Material Adverse Effect;

         (b) Permit, or permit any ERISA Affiliate to permit, any enforceable Lien from arising under Section 412(n) of the Code;

         (c) Amend or permit any ERISA Affiliate to amend any Benefit Plan in a manner that would require security under Section 307 of ERISA; or

         (d) Request or permit any ERISA Affiliate to request a waiver of the minimum funding requirements under Section 412 of the Code in respect of any Benefit Plan.

         8.12. INTERIM FINANCING ORDER; FINAL FINANCING ORDER; EXPENSE PRIORITY; LIEN PRIORITY; PAYMENTS.

         (a) The Borrowers and their Subsidiaries shall not at any time seek, consent to or suffer to exist any modification, stay, vacation or amendment of the Interim Financing Order or the Final Financing Order, as the case may be, except for modifications and amendments mutually agreed to by the Borrowers and the Agent.

         (b) The Borrowers and their Subsidiaries shall not at any time seek, consent to or suffer to exist a priority for any administrative expenses or unsecured claim against the Borrowers or their Subsidiaries (now existing or hereafter arising of any kind or nature whatsoever, including without limitation any administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code) equal or superior to the priority of the Lenders and the Agent in respect of the Obligations, except for the Carve-Out Expenses (as limited by the Priority Professional Expense Cap).

         (c) The Borrowers and their Subsidiaries shall not at any time seek, consent to or suffer to exist any Liens on any of their properties, assets or rights having a priority equal or superior to the Liens granted to the Agent and the Lenders, except for Permitted Liens.

         (d) Prior to the date on which the Obligations have been indefeasibly paid in full in cash and the Commitments have been irrevocably terminated, the Borrowers shall not pay any administrative expenses except (i) administrative expenses of the kind specified in Section 503(b) of the Bankruptcy Code incurred in the ordinary course of business, (ii) compensation and reimbursement of expenses to professionals allowed and payable under Sections 330 and 331 of the Bankruptcy Code prior to the occurrence and continuance of any Default or Event of Default, (iii) during the continuance of any Default or Event of Default the Priority Professional Expenses and (iv) the fees and expenses of attorneys, accountants, financial advisors and consultants retained by the Lenders and the Agent.

         (e) Prior to the date on which the Obligations have been indefeasibly paid in full in cash and the Commitments have been irrevocably terminated, the Borrowers and their Subsidiaries shall not pay any Indebtedness which existed pre-petition other than amounts outstanding under the Existing Credit Facility. Notwithstanding any provision herein to the contrary, the Borrowers and their Subsidiaries may pay those amounts referred to in Section 9.01(f) and any franchise (and similar) taxes incurred prior to the Filing Date necessary to maintain their existence and qualification or good standing in the respective jurisdictions of their incorporation and in all other jurisdictions in which qualification to do business as a foreign corporation is necessary in order for the Borrowers and their Subsidiaries to own or lease their respective property and conduct their respective businesses.

         8.13. CAPITAL EXPENDITURES. The Borrowers will not, and will not permit any of their Subsidiaries to, make any Capital Expenditures in excess of the amount set forth below for each respective period, PROVIDED that the Capital Expenditures incurred during any calendar quarter during calendar year 2002 shall not, in any event, exceed $1,000,000:

              Period                                           Amount
              ------                                           ------

              Closing Date through March 31, 2001              $3,000,000
              Closing Date through June 30, 2001               $4,300,000
              Closing Date through September 30, 2001          $5,300,000
              Closing Date through December 31, 2001           $5,800,000
              January 1, 2002 through the Revolving            $2,500,000
              Credit Termination Date

         8.14. MINIMUM EBITDA. Prior to the completion of the Eagle Prepayment Event, the Borrowers shall not permit their consolidated EBITDA, at the end of each Rolling Period set forth below, to be less than the amounts set forth below:

              Rolling Period Ended                        Amount
              --------------------                        ------

              March 31, 2000                              ($400,000)
              June 30, 2001                               $2,000,000
              September 30, 2001                          $6,500,000
              December 31, 2001                           $9,500,000
              March 31, 2002 and the last day of each     $10,000,000
              month thereafter






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

         8.15. FIXED CHARGE COVERAGE RATIO. Prior to the completion of the Eagle Prepayment Event, the Borrowers shall not permit the Fixed Charge Coverage Ratio, at the end of each Rolling Period set forth below, to be less than as set forth below:


            Rolling Period Ended                        Minimum Fixed Charge
            --------------------                        --------------------
                                                        Coverage Ratio
                                                        --------------

            March 31, 2001                              (0.04):1.00
            June 30, 2001                                 0.40:1.00
            September 30, 2001                            0.80:1.00
            December 31, 2001 and the last day of         1.00:1.00
            each month thereafter


                                   ARTICLE 9.
                                    DEFAULTS

         9.01. EVENTS OF DEFAULT. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of law):

         (a) the Borrowers shall fail to make any payment of principal under this Agreement on any Loan or any Reimbursement Obligation when due or the Borrowers shall fail to pay when due any other amount payable under this Agreement or any other Related Document (including, without limitation, the making of deposits in the Lock Box Accounts or the Letter of Credit Cash Collateral Account) including any interest or fee due hereunder or under any other Related Document; or

         (b) any representation or warranty, made by the Borrowers under this Agreement or any other Related Document, or any statement made by the Borrowers in any financial statement, certificate report or document furnished to the Agent or the Lenders pursuant to or in connection with this Agreement or any other Related Document, shall prove to have been untrue or incorrect in any material respect as of the time when made (including, without limitation, by omission of material information necessary to make such representation, warranty or statement, in light of the circumstances under which it was made, not misleading); or

         (c) the Borrowers shall default in the performance or observance of the covenants contained in Sections 7.01(a), 7.01(b), 7.01(c), 7.01(l), 7.01(m),
7.01(p), 7.02, 7.04, 7.06, 7.08, 7.09 or 7.15, and such default shall continue unremedied for a period of five (5) or more days after notice thereof from the Agent to the Borrowers; or

         (d) the Borrowers shall default in the performance or observance of the covenants contained in Article 7 or Article 8 hereof, Section 5 of the Security Agreement or any other covenant, agreement or duty under this Agreement or any other Related Document (other that as specifically addressed in Section 9.01 (c) hereto); or

         (e) the Borrowers or any Subsidiary thereof shall have entered into any consent or settlement decree or agreement or similar arrangement with a Governmental Authority or any judgment, order, decree or similar action shall have been entered against any such Person based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Hazardous Material and, in connection with any of the foregoing, any such Person shall incur Environmental Liabilities and Costs which are unstayed, due and owing in an amount in excess of $100,000; or

         (f) subject to appropriate orders of the Bankruptcy Court, the Borrowers or any of their Subsidiaries shall make any payment on account of any pre-petition Indebtedness, pre-petition trade payables or other pre-petition claims against any Borrower other than payments (i) in respect of certain essential vendors pursuant to one or more Critical Vendor Orders, (ii) in respect of accrued payroll and related expenses and employee benefits as of the Filing Date, (iii) in respect of valid reclamation claims in an amount not exceeding in the aggregate $50,000 and (iv) in respect of valid mechanics Liens in an amount not exceeding in the aggregate $250,000; or

         (g) any material provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by the Borrowers or any of their Affiliates, or a proceeding shall be commenced by the Borrowers, any of their Affiliates, any Governmental Authority or any other Person seeking to establish the invalidity or unenforceability thereof, or the Borrowers or any of their Subsidiaries shall deny in writing that the Borrowers or any of their Subsidiaries have any liability or obligation purported to be created under any Loan Document; or

         (h) any Security Document shall for any reason fail or cease to create a valid and fully perfected and first priority Lien in any Collateral purported to be covered thereby in favor of the Agent, subject only to Permitted Liens; or

         (i) one or more judgments or orders for the payment of money exceeding any applicable insurance or bond coverage by more than $100,000 in the aggregate shall be rendered against the Borrowers or any Subsidiary thereof and any such judgment or order shall remain undischarged and unstayed for a period of thirty
(30) consecutive days; or

         (j) any of the Borrowers or any of their ERISA Affiliates shall have made or shall reasonably be expected to make a complete or partial withdrawal from a Multiemployer Plan and as a result of such complete or partial withdrawal the Borrowers or such ERISA Affiliates incur or are expected to incur a withdrawal liability in an annual amount exceeding$50,000; or a Multiemployer Plan (i) enters reorganization status under Section 4241 of ERISA and, as a result thereof, the Borrowers' or their ERISA Affiliates' annual contribution requirement with respect to such Multlemployer Plan increases in an annual amount exceeding $50,000 or (ii) becomes insolvent under Section 4245 of ERISA; or

         (k) any of the Borrowers or any other Person engages in a transaction in connection with which any of the Borrowers, or any entity which any of the Borrowers has an obligation to indemnify, could be subject to a material liability for either a civil penalty assessed pursuant to Section 502 of ERISA or a tax imposed under Section 4975 of the Code; an accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code) exists with respect to any Benefit Plan (other than an accumulated funding deficiency relating solely to contributions with respect to periods prior to the Filing Date for which payment is not permitted solely as a result of a Borrowers' status as a debtor-in-possession under the Bankruptcy Code); a Lien (other than a Permitted Lien) arises or security interest is granted with respect to any Benefit Plan; a Benefit Plan is terminated in other than a standard termination pursuant to Section 4041(b) of ERISA which does not require any material additional contributions to such Benefit Plan prior to termination; a Reportable Event occurs or proceedings commence to terminate or to have a trustee appointed to terminate any Benefit Plan which Reportable Event or commencement of proceedings or appointment is likely to result in the termination of any such Benefit Plan in other than a standard termination pursuant to Section 4041 (b) of ERISA which does not require any material additional contributions to such Pension Plan prior to termination; or

         (l) there shall be a Change of Control; or

         (m) an order with respect to any of the Chapter 11 Cases shall be entered by the Bankruptcy Court (i) appointing a chapter 11 trustee or (ii) appointing an examiner with enlarged powers (beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code; or

         (n) an order with respect to any of the Chapter 11 Cases shall be entered by the Bankruptcy Court converting any of the Chapter 11 Cases to Chapter 7 of the Bankruptcy Code; or

         (o) an order shall be entered by the Bankruptcy Court confirming a plan of reorganization in any of the Chapter 11 Cases which does not (x) contain a provision for termination of all of the Lenders' Commitments and the indefeasible payment in full in cash of all Obligations and the cash collateralization or return of all Letters of Credit in a manner satisfactory to the Agent and the Lenders on or before the effective date of such plan and (y) provide for the continuation of the Agent's Liens and priorities until such effective date; or

         (p) an order shall be entered by the Bankruptcy Court dismissing any of the Chapter 11 Cases which does not contain a provision for termination of all of the Lenders' Commitments and the indefeasible payment in full in cash of all Obligations and the cash collateralization or return of all Letters of Credit in a manner satisfactory to the Agent and the Lenders upon such dismissal; or

         (q) an order with respect to any of the Chapter 11 Cases shall be entered, in each case without the express prior written consent of the Agent and the Lenders, (i) to revoke, vacate, reverse, stay, modify, supplement or amend this Agreement and the transactions contemplated thereby, any Loan Document, the Interim Financing Order or the Final Financing Order, as the case may be, or (ii) to permit any administrative expenses or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority as to the Borrowers equal or superior to the priority of the Lenders and the Agent in respect of the Obligations, except for allowed administrative expenses having priority over the Obligations to the extent set forth in the definition of the term "Agreed Administrative Expense Priorities," as defined in Section 1.01, or (iii) to grant or permit the grant of a Lien on any Collateral, other than Permitted Liens; or

         (r) an application for any of the orders described in clause (m), (n)
(o), (p) or (q) herein shall be made by the Borrowers or any other Person and such application (if made by any Person other than the Borrowers) is not contested by the Borrowers in good faith or the relief requested is granted in an order that is not stayed pending appeal; or

         (s) the Interim Financing Order shall not have been entered on or prior to the date which is the later of five (5) Business Days after the Filing Date or the Final Financing Order Date shall not have occurred on or prior to forty-five (45) days after the Filing Date; or

         (t) the Borrowers shall attempt to invalidate, reduce or otherwise impair the Agent's or any Lender's Liens, claims or rights against the Borrowers or to subject any Collateral to assessment pursuant to Section 506(c) of the Bankruptcy Code; or any Lien purported to be created by this Agreement, the Interim Financing Order or the Final Financing Order in any property shall, for any reason, cease to be valid or any action is commenced by the Borrowers, any Affiliate thereof or any other Person which contests the validity, perfection or enforceability of any Liens of the Lenders created by this Agreement, the Interim Financing Order or the Final Financing Order; or

         (u) an order shall be entered by the Bankruptcy Court with respect to the Chapter 11 Cases granting any creditor of the Borrowers relief from the automatic stay which would be reasonably likely to allow any such creditor to prosecute and collect from or be paid by the Borrowers (whether pursuant to the foreclosure of a Lien or otherwise) an amount in excess of $50,000 in excess of any applicable insurance.

         9.02. CONSEQUENCES OF AN EVENT OF DEFAULT. Notwithstanding the provisions of Section 362 of the Bankruptcy Code and without order of or application or motion to the Bankruptcy Court, if an Event of Default shall occur and be continuing or shall exist, the Agent may, and upon the direction of the Majority Lenders, shall;

         (a) declare the Commitment of each Lender terminated whereupon the Commitment of each Lender will immediately terminate without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue; or

         (b) declare the unpaid principal amount of the Notes, interest accrued thereon, the total amount of the Letter of Credit Exposure that is not cash collateralized in accordance with this Agreement, any fees due hereunder and all other amounts owing by the Borrowers hereunder or under the Notes to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue; or

         (c) apply all funds deposited in the Letter of Credit Cash Collateral Account to the payment in whole or in part, of the Obligations; or

         (d) set-off amounts in the Lock Box, the Letter of Credit Cash Collateral Account or any other account under the dominion and control of the Agent, and apply such amounts to the Obligations of the Borrowers hereunder and under the Related Documents.

         9.03. APPLICATION OF PAYMENTS. If the Obligations are accelerated as provided in Section 9.02, all proceeds of the Collateral and other payments in respect of the Obligations shall be applied as provide in Section 2.09(c), except that the amounts referred to at items fifth, sixth and seventh shall be paid PRO RATA at the same time.

         9.04. CERTAIN REMEDIES. If an Event of Default occurs, each of the Agent and the Lenders may, upon three (3) days written notice to the Borrowers and their counsel (with a copy to any official committees of the Borrowers' creditors or equity security holders duly appointed in connection with the Chapter 11 Cases), exercise all rights and remedies (in addition to those rights and remedies specified in Sections 9.02 and 9.03, which shall not require the aforementioned notice prior to the exercise thereof) which it may have hereunder, under any Security Document or other Related Document, at law, in equity or otherwise.

         9.05. COMMERCIAL REASONABLENESS. The exercise by the Agent and the Lenders of their rights and remedies hereunder, under any Security Document or any other Related Document shall be deemed to have been exercised in a commercially reasonable manner unless such exercise arises solely out of the gross negligence or willful misconduct of the Lenders or the Agent as determined by a final judgment of a court of competent jurisdiction.

                                   ARTICLE 10.
                                  MISCELLANEOUS

         10.01. HOLIDAYS. Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or under any Note shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

         10.02. RECORDS. The unpaid principal amount of the Notes, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, the Commitments, the Stated Amount of each Letter of Credit, the principal







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

amount of all Reimbursement Obligations, the Letter of Credit Exposure, Unused Line Fee and Letter of Credit Fees shall at all times be ascertained from the records of Agent, which shall be conclusive and binding absent manifest error.

         10.03. AMENDMENTS AND WAIVERS.

         (a) No amendment or modification of any provision of this Agreement or of any Note or of any other Related Document shall be effective without the written agreement of the Majority Lenders and the Borrowers and no termination or waiver of any provision of this Agreement or of any of the Notes, or consent to any departure by the Borrowers therefrom, shall in any event be effective without the written concurrence of the Majority Lenders, which the Majority Lenders shall have the right to grant or withhold at their sole discretion; EXCEPT THAT any amendment, modification or waiver (i) that increases the Commitment of any Lender, reduces the principal of, or interest on, any Loan or the Reimbursement Obligations payable to any Lender, reduces the amount of any fee payable for the account of any Lender or postpones or extends any date fixed for any payment of principal of, or interest or fees on, any Loan or Letter of Credit Exposure payable to any Lender, (ii) that increases the aggregate amount of the Commitments or the advance rates of the Lenders, (iii) of the definitions of "Revolving Credit Termination Date", "Term Credit Termination Date", "Majority Lenders" or "Pro Rata Shares", (iv) of the definitions of "Eligible Accounts Receivable", "Eligible Inventory" or "Borrowing Base" if the effect of such amendment, modification or waiver is to increase the amount available to be borrowed by the Borrowers, (v) of any provision of this Agreement or any Related Document that would permit Liens on the Collateral or release all or a substantial portion of Collateral (except as set forth in Section 11.08 and Section 11.09 hereof or except as otherwise permitted herein) or (vi) of the provisions contained in this Section 10.03, shall be effective only if evidenced by a writing signed by or on behalf of (A) any Lender affected thereby in the case of the amendments, modifications or waivers described in clause (i) above or (B) all Lenders in the case of the amendments, definitions or waivers described in clauses (ii) through (vi) above. No amendment, modification, termination, or waiver of any provision of Article 11 or any other provision referring to the Agent shall be effective without the written concurrence of the Agent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances except to the extent such notice is expressly required under this Agreement. Any amendment, modification, waiver or consent effected in accordance with this Section 10.03 shall be binding on each Lender, each future Lender, and, if signed by any Borrower, on such Borrower.

         (b) Notwithstanding anything to the contrary contained in subsection 10.03(a), in the event that the Borrowers request that this Agreement or any other Related Document be amended or otherwise modified in a manner which would require the unanimous consent of all of the Lenders and such amendment or other modification is agreed to by the Majority Lenders, then with the consent of the Borrowers and the Majority Lenders, the Borrowers, the Agent and the Majority Lenders may amend this Agreement without the consent of the Lender or Lenders which did not agree to such amendment or other modification (collectively the "MINORITY LENDERS") to provide for (w) the termination of the Commitment of each of the Minority Lenders,

(x) the addition to this Agreement of one or more other Lenders, or an increase in the Commitment of one or more of the Majority Lenders, so that each Commitment, after giving effect to such amendment shall be in the same aggregate amount as such Commitment immediately before giving effect to such amendment,
(y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new Lenders or Majority Lenders, as the case may be, as may be necessary to indefeasably repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and (z) the payment of all interest, fees and other Obligations payable or accrued in favor of the Minority Lenders and such other modifications to this Agreement as the Borrowers and the Majority Lenders may determine to be appropriate.

         10.04. NO IMPLIED WAIVER; CUMULATIVE REMEDIES. No course of dealing and no delay or failure of the Lenders or the Agent in exercising any right, power or privilege under this Agreement, any Note or any other Related Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Lenders or the Agent under this Agreement, the Notes and the other Related Documents are cumulative and not exclusive of any rights or remedies which the Lenders or the Agent have thereunder or at law or in equity or otherwise. The Lenders or the Agent may exercise their rights and remedies against the Borrowers and the Collateral as the Lenders and the Agent may elect, regardless of the existence or adequacy of any other right or remedy.

         10.05. NOTICES.

         (a) All notices, requests, demands, directions and other communications (collectively "NOTICES") under the provisions of this Agreement or any Note shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied, or delivered by recognized overnight courier and shall be effective (i) if mailed, three (3) days after being deposited in the mails, (ii) if telecopied, when sent, confirmation received (with such telecopy properly confirmed by personal delivery or by mail in accordance with this Section 10.05) and (iii) if delivered, upon delivery with a receipt therefor. All Notices shall be sent to the applicable party at the address stated on the signature page hereof together with, in the case of a letter of credit request and Letter of Credit Application sent pursuant to
Section 3.01 (a) hereof, a copy to the Agent at the address for the Agent provided on the signature page hereof, or in accordance with the last unrevoked written direction from such party to the other parties hereto.

         (b) The Lenders and the Agent may rely, and shall be fully protected in relying, on any Notice purportedly made by or on behalf of the Borrowers and the Lenders and the Agent shall have no duty to verify the identity or authority of any Person giving such notice. The preceding sentence shall apply to all Notices whether or not made in a manner authorized or required by this Agreement or any other Related Document.





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

         10.06. EXPENSES; ATTORNEYS' FEES; INDEMNIFICATION. Each of the Borrowers agrees to pay or cause to be paid, upon prior written notice, and to save the Agent (and, in the case of clauses (c) through (n) below, the Lenders) harmless against liability for the payment of all reasonable out-of-pocket expenses, regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees and expenses of counsel for the Agent and, in the case of clauses (c) through (n) below, the Lenders) and expenses for accounting, due diligence, periodic field audits, appraisals, investigations, monitoring of assets, syndication, miscellaneous disbursements, examination, travel, lodging and meals that are incurred by the Agent (and, in the case of clauses (c) through (m) below, the Lenders) from time to time arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Related Documents, (b) any requested amendments waivers or consents to this Agreement or the other Related Documents, whether or not such documents become effective or are given, (c) the preservation and protection of any of the Agent's and the Lenders' rights under this Agreement or the other Related Documents, (d) the defense of any claim or action asserted or brought against the Agent or the Lenders by any Person that arises from or relates to this Agreement, any other Related Document, the Agent's or the Lenders' claims against the Borrowers, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Related Document, (f) the filing of any petition, complaint, answer, motion or other pleading by the Agent or the Lenders, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Related Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Related Document, (h) any attempt to enforce any Lien on any Collateral or other security in connection with this Agreement or any other Related Document, (i) any attempt to collect from the Borrowers, (j) the receipt of any advice with respect to any of the foregoing, (k) all Environmental Liabilities and Costs arising from or in connection with the past, present or future operations of the Borrowers or their Subsidiaries involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (1) any costs or liabilities incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of the Borrowers or any of their Subsidiaries or (m) any costs or liabilities incurred in connection with any Environmental Lien. Without limitation of the foregoing or any other provision of any Related Document, if any of the Borrowers either fails to perform any covenant or agreement (which shall be limited to material covenants and agreements prior to the occurrence and continuance of any Event of Default) contained herein or in any other Related Document, the Agent may itself perform or cause performance of such covenant or agreement, and the expenses of the Agent incurred in connection therewith shall be reimbursed on demand by the Borrowers. Each of the Borrowers agrees to indemnify and defend the Agent and the Lenders and their directors, officers, agents, employees and affiliates (collectively, the "INDEMNIFIED PARTIES") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, costs or expenses of any nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses and amounts paid in settlement) incurred by, imposed upon or asserted against any of them arising out of or by reason of any investigation, litigation or other proceeding or claim brought or threatened relating to, or otherwise arising out of or relating to, the execution of this Agreement or any other Related Document, the transactions contemplated hereby or thereby or any Loan or proposed Loan or Letter of Credit or proposed Letter of Credit hereunder (including, but without limitation, any use made or proposed to be made by the Borrowers or any of its Affiliates of the proceeds of any thereof, or the delivery or use or transfer of or the payment or failure to pay under any Loan or Letter of Credit) but excluding any such losses, liabilities, claims, damages, costs or expenses to the extent arising solely out of the gross negligence or willful misconduct of the Indemnified Party as determined by a final judgment of a court of competent jurisdiction.

         10.07. APPLICATION. Except to the extent, if any, expressly set forth in this Agreement or in the Related Documents, the Agent and the Lenders shall have the right to apply any payment received or applied by it in connection with the Obligations to such of the Obligations then due and payable as it may elect.

         10.08. SEVERABILITY. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         10.09. GOVERNING LAW. THIS AGREEMENT AND EACH OF THE NOTES SHALL BE DEEMED TO BE CONTRACTS ENTERED INTO IN THE STATE OF NEW YORK AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES, OTHER THAN AS GOVERNED BY THE BANKRUPTCY CODE, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         10.10. PRIOR UNDERSTANDINGS. This Agreement supersedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein.

         10.11. DURATION; SURVIVAL. All representations and warranties of the Borrowers contained herein or made in connection herewith shall survive the making of the Loans and the issuance of any Letter of Credit and shall not be waived by the execution and delivery of this Agreement, the Notes or any other Related Document, any investigation by or knowledge of the Agent, or the Lenders, the making of any Loan or the issuance of any Letter of Credit hereunder, or any other event whatsoever. All covenants and agreements of the Borrowers contained herein shall continue in full force and effect from and after the date hereof so long as the Borrowers may borrow hereunder and until all the Commitments have irrevocably terminated and all the Obligations have been indefeasibly paid in full in cash and no Letters of Credit remain outstanding. Without limitation, it is understood that all obligations of the Borrowers to make payments to or indemnify the Agent, and the Lenders (including, without limitation, obligations arising under Section 10.06 hereof) shall survive the payment in full of the and all

Reimbursement Obligations and of all other obligations of the Borrowers thereunder and hereunder.

         10.12. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

         10.13. ASSIGNMENTS; PARTICIPATIONS.

         (a) Each Lender may, with the written consent of the Agent, which consent shall not be unreasonably withheld, assign to one or more commercial banks or other financial institutions a portion of its rights and obligations under this Agreement; PROVIDED, HOWEVER, that (i) each such assignment shall be in a principal amount of not less than $5,000,000 and in multiples of $1,000,000 in excess thereof (or the remainder of such Lender's Commitment), (ii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as hereinafter defined), an Assignment and Acceptance, and the Agent shall be paid a processing fee of $5,000 and (iii) each such assignment shall be in constant and non-varying percentage interest of its Commitments and Credit Extensions hereunder. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and to the other Related Documents and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letters of Credit) of a Lender hereunder and thereunder and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

         (b) By executing and delivering an Assignment and Acceptance, the assignor and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Related Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Related Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any of their Subsidiaries or the performance or observance by the Borrowers of any of their obligations under this Agreement or any other Related Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Related Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Related Documents; (v) such







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assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Related Documents as are delegated to the Agent by the terms thereof together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Related Documents are required to be performed by it as a Lender.

         (c) The Agent shall maintain at its address referred to on the signature page hereto, a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to and the participation interest in the Letters of Credit of, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, an assignee Lender together with the Notes subject to such assignment and the processing fee, if the Agent consent to the proposed Assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D hereto, (i) accept such Assignment and Acceptance, (ii) give prompt notice thereof to the Borrowers and
(iii) record the information contained therein in the Register. Within three (3) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for any surrendered Note, a new Note to the order of such assignee Lender in an aggregate principal amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance, and new Notes to the order of the assigning Lender in an aggregate principal amount equal to the Commitment retained by it hereunder, in each case prepared by the Agent. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the date of the Agent's Acceptance of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

         (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Related Documents (including, without limitation, all or a portion of its Commitment and the Loans owing to it and its participation in Letters of Credit); PROVIDED that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Related Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Related Documents; and
(iii) a participant shall not be entitled to require such Lender to take or permit to take any action hereunder.





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

         (f) Notwithstanding the foregoing provisions of this Section 10.13, each Lender may at any time sell, assign, transfer, or negotiate all or any part of its rights and obligations under this Agreement and the Related Documents to any Affiliate of such Lender.

         10.14. SUCCESSORS AND ASSIGNS. This Agreement and the other Related Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that the Borrowers may not assign or transfer any of their rights hereunder or thereunder without the prior written consent of all of the Lenders.

         10.15. WAIVER OF JURY TRIAL. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE AGENT, EACH LENDER AND EACH OF THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES OR ANY OTHER RELATED DOCUMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS, OR THE BORROWERS IN CONNECTION HEREWITH OR THEREWITH. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT, AND THE LENDERS TO ENTER INTO THIS AGREEMENT.

         10.16. RIGHT OF SETOFF. Upon the occurrence and during the continuance of any Event of Default any Lender, the Agent and the Letter of Credit Issuer may, and is hereby authorized to, at any time from time to time, without notice to the Borrowers (any such notice being expressly waived by the Borrowers) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provision or final) at any time held and other Indebtedness at any time owing by such Lender, the Agent or the Letter of Credit Issuer to or for the credit or the account of the Borrowers against any and all Obligations of the Borrowers now or hereafter existing under the Loan Documents, irrespective of whether or not any Lender, the Agent and the Letter of Credit Issuer shall have made any demand hereunder or thereunder and although such Obligations may be contingent or unmatured. Each Lender, the Agent and the Letter of Credit Issuer agree promptly to notify the Borrowers after any such setoff and application made by such Lender, the Agent or the Letter of Credit Issuer; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender, the Agent and the Letter of Credit Issuer under this Section 10.16 are in addition to the other rights and remedies (including, without limitation, other rights of setoff under applicable law or otherwise) which such Lender, the Agent or the Letter of Credit Issuer may have.

         10.17. HEADINGS. Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.







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         10.18. JOINT AND SEVERAL. Each of the Borrowers shall be jointly and severally liable for all claims, liabilities, agreements and obligations hereunder and under the Related Documents, including, without limitation, all Obligations.

         10.19. CONSENT TO JURISDICTION. EXCEPT FOR MATTERS WITHIN THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT, ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY RELATED DOCUMENT SHALL BE BROUGHT IN THE FEDERAL OR NEW YORK STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. TO THE EXTENT THAT THE BORROWERS HAVE OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.


         10.20. TERMINATION.

         (a) TERMINATION OF THIS AGREEMENT. Subject to Section 10.20(b) below, this Agreement shall automatically terminate as of the Revolving Credit Termination Date.

         (b) TERMINATION UPON AN EVENT OF DEFAULT. Notwithstanding the foregoing, and subject to Section 9.02 hereof, the Agent may, and if required by the Majority Lenders to do so shall, terminate this Agreement immediately upon the occurrence of an Event of Default.

         (c) MATURITY OF OBLIGATIONS UPON TERMINATION. All Obligations shall become due and payable as of any termination under this Agreement and, pending a final accounting, if the Agent determines in its good faith judgment that there is a reasonable basis for doing so, the Agent may withhold any balances in the Borrowers' Loan Account (unless supplied with an indemnity satisfactory to the Agent) to cover all of the Obligations then due and payable hereunder. All of the Lenders' and the Agent's rights, liens and security interests shall continue





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after any termination until indefeasible payment in full in cash of all Loans and other amounts then due and payable hereunder at the date of such termination.

         10.21. CONFIDENTIALITY. The Agent and each Lender shall maintain the confidentiality of all information provided to the Agent or such Lender by or on behalf of such Borrower or any of its Subsidiaries under this Agreement or any other Loan Document, and neither the Agent, nor such Lender nor any of their respective Affiliates shall use any information marked confidential or information the Borrowers shall have otherwise notified the Agent is confidential, other than in connection with or in enforcement or preservation of the Agent's or the Lenders' rights under or in connection with of this Agreement and the other Loan Documents, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or any Lender, or (ii) was or becomes available on a non-confidential basis from a source other than such Borrower, PROVIDED that such source is not bound by a confidentiality agreement with such Borrower (or any Subsidiary thereof) known to the Agent or such Lender; PROVIDED, HOWEVER, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable requirement of law; (4) to the extent required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent required in connection with the enforcement or preservation of its rights or remedies under or in connection with this Agreement or under any other Loan Document; (6) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective participating Lender or assignee under any Assignment and Acceptance, actual or potential, provided that such prospective participating Lender or assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which such Borrower is party or is deemed party with the Agent or such Lender and (9) to its Affiliates.


         10.22. WAIVER OF CERTAIN CLAIMS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWERS SHALL NOT ASSERT, AND HEREBY WAIVE, ANY CLAIM AGAINST THE AGENT, EACH LENDER AND EACH LETTER OF ISSUER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, ANY LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED THEREBY, OF THE LOANS OR LETTERS OF CREDIT.



                                   ARTICLE 11.
                                    THE AGENT







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         11.01. APPOINTMENT. Each Lender (and each subsequent holder of any Note by its acceptance thereof) hereby irrevocably appoints and authorizes CIT, in its capacity as Agent (i) to receive on behalf of each Lender any payment of principal of or interest on the Notes outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to the Agent, and, subject to Section 2.03 hereof, to distribute promptly to each Lender its PRO RATA share of all payments so received, (ii) to distribute to each Lender copies of all material notices and agreements received by the Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agent shall not have any liability to the Lenders for the Agent's inadvertent failure to distribute any such notice or agreements to the Lenders, and (iii) subject to Section 10.03 hereof, to take such action as the Agent deems appropriate on its behalf to administer the Loans, Letters of Credit and the Loan Documents and to exercise such other powers delegated to the Agent by the terms hereof or the Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purpose hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions of the Majority Lenders shall be binding upon all Lenders and all holders of the Notes; PROVIDED, HOWEVER, that the Letter of Credit Issuer shall not be required to refuse to honor a drawing under any Letter of Credit and the Agent shall not be required to take any action which, in the reasonable opinion of the Agent, exposes the Agent to liability or which is contrary to this Agreement or any Loan Document or applicable law.

         11.02. NATURE OF DUTIES. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the Related Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement or any Related Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Related Documents, express or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect of this Agreement or any of the Related Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrowers in connection with the making and the continuance of the Loans hereunder and with the issuance of the Letters of Credit and shall make its own appraisal of the creditworthiness of the Borrowers and the value of the Collateral, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the initial Credit Extension hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, the Agent shall provide to such Lender any documents or reports delivered to the Agent by the Borrowers pursuant to the terms of this Agreement or any Related Document. If the Agent seeks the consent or approval of the Majority Lenders to the taking or refraining from taking any action hereunder, the Agent shall send notice thereof to each Lender. The Agent shall promptly notify








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each Lender any time that the Majority Lenders have instructed the Agent to act or refrain from acting pursuant hereto.

         11.03. RIGHTS, EXCULPATION, ETC. The Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agent (i) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof, pursuant to Section 10.13 hereof, signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including, without limitation, counsel to the Agent or counsel to the Borrowers), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Potential Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Agent's Lien thereon, or the Borrowing Base or any certificate prepared by the Borrowers in connection therewith, nor shall the Agent be responsible or liable to the Lenders for any failure to monitor or maintain the Borrowing Base or any portion of the Collateral. The Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 2.08(c) hereof, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Related Documents the Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Related Documents until it shall have received such instructions from the Majority Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement, any Note, or any of the other Related Documents in accordance with the instructions of the Majority Lenders.





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         11.04. RELIANCE. The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Related Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

         11.05. INDEMNIFICATION. To the extent that the Agent is not reimbursed and indemnified by the Borrowers in accordance with this Agreement, the Lenders will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the Related Documents or any action taken or omitted by the Agent under this Agreement or any of the Related Documents, on a PRO RATA basis, including, without limitation, advances and disbursements made pursuant to Section 11.08 hereof, PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements to the extent arising out solely of the Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. The obligations of the Lenders under this Section 11.05 shall survive the payment in full of the Loans and Reimbursement Obligations and the termination of this Agreement.

         11.06. CIT INDIVIDUALLY. With respect to its Pro Rata Share of the Commitments hereunder, the Loans made by it and the Notes issued to or held by it, CIT shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or holder of a Note. The terms "Lenders" or "Majority Lenders" or any similar term shall, unless the context clearly otherwise indicates, include CIT in its individual capacity as a Lender or one of the Majority Lenders. CIT and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrowers or any of their Subsidiaries as if it were not acting as Agent pursuant hereto without any duty to account to the Lenders. The Lenders acknowledge and agree that The Dai-Ichi Kangyo Bank, Limited, New York Branch, as the Letter of Credit Issuer, is an Affiliate of the Agent, and may take actions which are not in the interests of, or may have an adverse effect on, the Lenders, or may omit to take actions which would be in the interests of, or would have a favorable effect on, the Lenders, and the Lenders will not assert any claim against the Agent based on actions or omissions by the Letter of Credit Issuer and will not assert any such actions or omissions as a defense or offset to the Lenders' obligations hereunder.








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         11.07. SUCCESSOR AGENT.

         (a) The Agent may resign from the performance of all its functions and duties hereunder and under the other Related Documents at any time by giving at least thirty (30) days' prior written notice to the Borrowers and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) herein below or as otherwise provided below.

         (b) Upon any such notice of resignation, the Majority Lenders shall appoint a successor Agent who shall be reasonably satisfactory to the Borrowers. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Related Documents. After any Agent's resignation hereunder as the Agent, the provisions of this Article 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Related Documents.

         (c) If a successor Agent shall not have been so appointed within said thirty (30) day period, the retiring Agent, with the consent of the Borrowers, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Majority Lenders, with the consent of the Borrowers, appoint a successor Agent as provided above.

         11.08. AGENT ADVANCES. The Agent may, from time to time, make such disbursements and advances ("AGENT ADVANCES") which the Agent, in its sole and absolute discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrowers of the Loans and other Obligations or to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 10.06 hereof. The Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. The Agent shall notify each Lender and the Borrowers in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation to its obligations pursuant to Section 11.05 hereof, each Lender agrees that it shall make available to the Agent, upon the Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Share of each such Agent Advance. If such funds are not made available to the Agent by such Lender the Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Regular Rate.

         11.09. COLLATERAL MATTERS

         (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral upon termination of the Commitments and payment and satisfaction of all Loans, Reimbursement








                                      104
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Obligations, other Letter of Credit Exposure (whether or not due) and all other
Obligations which have matured and which the Agent has been notified in writing are then due and payable; or constituting property being sold or disposed of if the Borrowers certify to the Agent that the sale or disposition is made in compliance with Section 8.04(b) hereof (and the Agent may rely conclusively on any such certificate, without further inquiry); or constituting property in which the Borrowers owned no interest at the time the Lien was granted or at any time thereafter.

         (b) Without in any manner limiting the Agent's authority to act without any specific or further authorization or consent by the Majority Lenders (as set forth in Section 11.09(a) hereinabove), each Lender agrees to confirm in writing, upon request by the Agent, the authority to release Collateral conferred upon the Agent under Section 11.09(a) herein above. So long as no Event of Default is then continuing, upon receipt by the Agent of confirmation from the Majority Lenders of its authority to release any particular item or types of Collateral, and upon at least five (5) Business Days' prior written request by the Borrowers the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders upon such Collateral; PROVIDED; HOWEVER, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of the Borrowers in respect of) all interests in the Collateral retained by the Borrowers.

         (c) The Agent shall have no obligation whatsoever to any Lenders to assure that the Collateral exists or is owned by the Borrowers or is cared for, protected or insured or has been encumbered or that the Lien granted to the Agent pursuant to the Security Documents has been properly or sufficiently or lawfully created, fully-perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this Section
11.09 or in any of the Related Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to any other Lender.


                                   ARTICLE 12.
                                    GUARANTY

         12.01. GUARANTY.

         (a) Each Borrower unconditionally and irrevocably guarantees the due and punctual payment and performance of all the Obligations. Each Borrower further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of








                                      105
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any of the Obligations. The Obligations of the Borrowers shall be joint and several.

         (b) Each Borrower waives presentation to, demand for payment from and protest to any other Borrower, and also waives notice of protest for nonpayment. The Obligations of the Borrowers hereunder shall not be affected by (i) the failure of the Agent or a Lender to assert any claim or demand or to enforce any right or remedy against any other Borrower under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the release, exchange, waiver or foreclosure of any security held by the Agent for the Obligations or any of them; (v) the failure of the Agent or any Lender to exercise any right or remedy against any other Borrower; or (vi) the release or substitution of any Borrower.

         (c) Each Borrower further agrees that this guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Agent or any Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Agent or any Lender in favor of any Borrower or any other Person.

         (d) Each Borrower hereby waives any defense that it might have based on a failure to remain informed of the financial condition of any other Borrower and any circumstances affecting the ability of any other Borrower to perform under this Agreement or the other Loan Documents

         (e) Each Borrower's guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this guaranty. Neither the Agent nor any of the Lenders makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Borrower in respect of the management and maintenance of the Obligations.

         (f) Subject to the provisions of Section 9.01, upon the Obligations becoming due and payable (by acceleration or otherwise), the Lenders shall be entitled to immediate payment of such Obligations by the Borrowers upon written demand by the Agent, without further application to or order of the Bankruptcy Court.

         12.02. NO IMPAIRMENT OF GUARANTY. The obligations of the Borrowers hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of the Borrowers hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any Lender to assert







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

any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Borrowers or would otherwise operate as a discharge of the Borrowers as a matter of law, unless and until the Obligations are paid in full in cash.

         12.03. WAIVER OF SUBROGATION. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers' property (including, without limitation, any property which is Collateral for the Obligations) arising from the existence or performance of this guaranty.























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




         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.



                              BORROWERS:

                              AMERICAN ARCHITECTURAL PRODUCTS CORPORATION, as Debtor and Debtor-in-Possession


                              By:  /s/ Joseph Dominijanni
                                 ----------------------------------------------
                                   Name:  Joseph Dominijanni
                                   Title: President


                              AAPC ONE ACQUISITION CORPORATION,
                              as Debtor and Debtor-in-Possession


                              By:  /s/ Joseph Dominijanni
                                 ----------------------------------------------
                                   Name:  Joseph Dominijanni
                                   Title: President


                              AAPC TWO ACQUISITION CORPORATION,
                              as Debtor and Debtor-in-Possession

                              By:  /s/ Joseph Dominijanni
                                 ----------------------------------------------
                                   Name:  Joseph Dominijanni
                                   Title: President


                              AAPC THREE ACQUISITION CORPORATION,
                              as Debtor and Debtor-in-Possession

                              By:  /s/ Joseph Dominijanni
                                 ----------------------------------------------
                                   Name:  Joseph Dominijanni
                                   Title: President

                              AAPC FOUR ACQUISITION CORPORATION,
                              as Debtor and Debtor-in-Possession


                              By:  /s/ Joseph Dominijanni
                                 ----------------------------------------------
                                   Name:  Joseph Dominijanni
                                   Title: President


                              AAPC FIVE ACQUISITION CORPORATION,
                              as Debtor and Debtor-in-Possession


                              By:  /s/ Joseph Dominijanni
                                 ----------------------------------------------
                                   Name:  Joseph Dominijanni
                                   Title: President


                              AAPC SIX ACQUISITION CORPORATION,
                              as Debtor and Debtor-in-Possession

                              By:  /s/ Joseph Dominijanni
                                 ----------------------------------------------
                                   Name:  Joseph Dominijanni
                                   Title: President


                              AMERICAN GLASSMITH, INC.,
                              as Debtor and Debtor-in-Possession

                              By:  /s/ Joseph Dominijanni
                                 ----------------------------------------------
                                   Name:  Joseph Dominijanni
                                   Title: President


                              AMERICAN WEATHER-SEAL COMPANY,
                              as Debtor and Debtor-in-Possession

                              By:  /s/ Joseph Dominijanni
                                 ----------------------------------------------
                                   Name:  Joseph Dominijanni
                                   Title: President

                              BINNINGS BUILDING PRODUCTS, INC.,
                              as Debtor and Debtor-in-Possession

                              By:  /s/ Joseph Dominijanni
                                 ----------------------------------------------
                                   Name:  Joseph Dominijanni
                                   Title: President


                              DANVID WINDOW COMPANY,
                              as Debtor and Debtor-in-Possession


                              By:  /s/ Joseph Dominijanni
                                 ----------------------------------------------
                                   Name:  Joseph Dominijanni
                                   Title: President


                              DENVER WINDOW COMPANY,
                              as Debtor and Debtor-in-Possession


                              By:  /s/ Joseph Dominijanni
                                 ----------------------------------------------
                                   Name:  Joseph Dominijanni
                                   Title: President


                              EAGLE & TAYLOR COMPANY,
                              as Debtor and Debtor-in-Possession


                              By:  /s/ Joseph Dominijanni
                                 ----------------------------------------------
                                   Name:  Joseph Dominijanni
                                   Title: President


                              EAGLE WINDOW & DOOR CENTER, INC.,
                              as Debtor and Debtor-in-Possession


                              By:  /s/ Joseph Dominijanni
                                 ----------------------------------------------
                                   Name:  Joseph Dominijanni
                                   Title: President

                              FORTE, INC.,
                              as Debtor and Debtor-in-Possession


                              By:  /s/ Joseph Dominijanni
                                 ----------------------------------------------
                                   Name:  Joseph Dominijanni
                                   Title: President


                              MODERN WINDOW CORPORATION,
                              as Debtor and Debtor-in-Possession


                              By:  /s/ Joseph Dominijanni
                                 ----------------------------------------------
                                   Name:  Joseph Dominijanni
                                   Title: President


                              THERMETIC GLASS, INC.,
                              as Debtor and Debtor-in-Possession


                              By:  /s/ Joseph Dominijanni
                                 ----------------------------------------------
                                   Name:  Joseph Dominijanni
                                   Title: President


                              VINYLSOURCE, INC.,
                              as Debtor and Debtor-in-Possession


                              By:  /s/ Joseph Dominijanni
                                 ----------------------------------------------
                                   Name:  Joseph Dominijanni
                                   Title: President

                                WIG LIQUIDATION COMPANY
                                as Debtor and Debtor-in-Possession


                              By:  /s/ Joseph Dominijanni
                                 ----------------------------------------------
                                   Name:  Joseph Dominijanni
                                   Title: President


                                Address for Notices to Borrowers:
                                ---------------------------------

                                American Architectural Products Corporation
                                755 Boardman - Canfield Road
                                South Bridge Executive Center, Bldg. G West
                                Boardman, Ohio  44512
                                Attention:  Jonathan K. Schoenike, Esq.
                                Telephone:  (330) 965-9910
                                Telecopier:  (330) 965-9915

                                Joe Dominijanni
                                6500 Brooktree Road
                                Wexford, PA  15090
                                Telephone:  (724) 940-2330
                                Telecopier:  (724) 940-2340

                      With a copy for all notices regarding any Potential Default or Event of Default:

                                 Squire, Sanders & Dempsey L.L.P.
                                 Two Renaissance Square
                                 40 North Central Avenue, Suite 2700
                                 Phoenix, Arizona  85004-4498
                                 Attention:  Christopher D. Johnson, Esq.
                                 Telephone:  (602) 528-4046
                                 Telecopier:  (602) 253-8129

                                AGENT AND LENDER:
                                -----------------

                                    THE CIT GROUP/BUSINESS CREDIT, INC.


                                    By:  /s/ Patrick Lee
                                       ----------------------------------------
                                         Name: Patrick Lee
                                         Title: Vice President


                                    ADDRESS FOR NOTICES:

                                    The CIT Group/Business Credit, Inc.
                                    1211 Avenue of the Americas
                                    New York, New York 10036
                                    Attention:  Mr. Peter Skavla
                                    Telephone: (212) 790-9170
                                    Telecopier: (212) 536-1295


                           With a copy for all notices regarding any Potential Default or Event of Default:

                                    Stroock & Stroock & Lavan LLP
                                    180 Maiden Lane
                                    New York, New York 10038
                                    Attention: Jeffrey L. Dunetz, Esq.
                                    Telephone: (212) 806-5890
                                    Telecopier: (212) 806-6006